SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                  Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant toss. 240.14a-11(c) orss. 240.14a-12


                          CAMERON FINANCIAL CORPORATION
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.
[X]   Fee computed on table below per Exchange Act Rules  14a-6(i)(1)  and 0-11.
      1)   Title of each class of securities to which transaction applies:
           Cameron Financial  Corporation common stock, par value $.01 per share
      2)   Aggregate number of securities to which transaction applies:
           1,892,049 shares of common stock (plus outstanding options to acquire 185,130 shares of common stock).
      3)   Per unit price or other  underlying
           value of transaction computed pursuant to Exchange Act Rule
           0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
           $20.75 per share of Cameron Financial Corporation common stock, and $20.75, less the exercise price, for underlying options to purchase Cameron Financial Corporation common stock
      4)   Proposed maximum aggregate value of transaction:
           $40,449,412
      5)   Total fee paid:
           $8,090
[ ]        Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:

        ------------------------------------------------------------------------
        2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
        3) Filing Party:

        ------------------------------------------------------------------------
        4) Date Filed:

        ------------------------------------------------------------------------

                          CAMERON FINANCIAL CORPORATION
                            1304 North Walnut Street
                             Cameron, Missouri 64429
                                                               November 27, 2000

Dear Stockholder:

           You are cordially invited to attend a special meeting of stockholders of Cameron Financial Corporation, to be held in the Community Room of the offices of The Cameron Savings & Loan Association, F.A. located at 1304 North Walnut Street, Cameron, Missouri, on December 21, 2000, commencing at 9:00 a.m., local time.

           At this important meeting, stockholders will be asked to consider and vote upon a proposal to approve a merger agreement under which, among other things, Cameron would enter into a merger that will result in it becoming a wholly-owned subsidiary of Dickinson Financial Corporation. If this merger is completed, you will receive a cash payment of $20.75 for each share of Cameron common stock that you own, subject to adjustment in certain limited circumstances. Upon completion of the merger, you will no longer own any common stock or have any ownership interest in Cameron, nor will you receive, as a result of the merger, any capital stock of Dickinson or its subsidiaries.

           In the merger, the exchange of your shares of Cameron common stock for cash generally will cause you to recognize income for federal income tax purposes and, possibly, state and local tax purposes. You should consult your personal tax adviser for a full understanding of the tax consequences of the merger to you.

           Your board of directors believes that the merger is in the best interests of Cameron's stockholders and unanimously recommends that you vote FOR approval of the merger agreement. In reaching this conclusion, your board of directors took into account the opinion of our financial adviser, William Blair & Company, L. L. C., that the consideration to be received by Cameron's stockholders in the merger is fair from a financial point of view. A copy of this opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Blair is provided as Appendix B.

           At the meeting, you will be asked to approve and adopt the merger agreement. A majority of the votes entitled to be cast at the meeting must vote for approval and adoption of the merger agreement for the merger to be completed. If the merger agreement is approved, and all other conditions described in the merger agreement have been satisfied or waived, the merger is expected to occur in the fourth quarter of 2000.

           This proxy statement provides you with detailed information about the proposed merger and provides the complete merger agreement as Appendix A. Please read the enclosed materials carefully for a complete description of the merger. As you do so, you should be aware that in this proxy statement we refer to
Cameron Financial Corporation as "Cameron", The Cameron Savings & Loan Association, F.A. as "Cameron Savings" and Dickinson Financial Corporation as "Dickinson".

           Your board of directors joins with me in urging you to attend the meeting. Whether or not you plan to attend the meeting, however, please complete, date, sign and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person. If the merger is consummated, stockholders will receive instructions for surrendering their common stock certificates and a letter of transmittal to be used for this purpose. You should not submit your stock certificates to us until then.

           PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE.

Sincerely,

/s/ Duane E. Kohlstaedt
------------------------
Duane E. Kohlstaedt
President


           This transaction has not been approved or disapproved by the Securities and Exchange Commission, any state securities commission or the Federal Deposit Insurance Corporation, nor have any of these bodies passed upon the fairness or merits of such transaction or upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is unlawful.

           This document is dated November 27, 2000 and was first mailed to stockholders on November 27, 2000.

                          CAMERON FINANCIAL CORPORATION
                            1304 North Walnut Street
                             Cameron, Missouri 64429
                                 (816) 632-2154

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 21, 2000

           A special meeting of stockholders of Cameron Financial Corporation will be held in the Community Room of the offices of The Cameron Savings & Loan Association, F.A. located at 1304 North Walnut Street, Cameron, Missouri, on December 21, 2000, commencing at 9:00 a.m., local time, and thereafter as it may from time to time be adjourned, for the following purposes:

           1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of October 6, 2000 by and among Dickinson Financial Corporation, DFC Acquisition Corporation Four and Cameron Financial Corporation, pursuant to which DFC Acquisition Corporation Four will merge with and into Cameron and each of the outstanding shares of Cameron common stock will be converted into the right to receive $20.75 in cash, subject to adjustment, as more fully described in the accompanying proxy statement; and

           2. To transact such other business as properly may come before the meeting and any adjournment or adjournments thereof.

           You can vote at the meeting if you owned Cameron common stock at the close of business on the November 16, 2000 record date. A complete list of stockholders entitled to vote at the meeting will be available at the main office of Cameron during the ten days prior to the meeting and at the meeting.

           As a stockholder of Cameron, you have the right to dissent from the proposed merger and obtain an appraisal of the fair value of your shares of Cameron common stock under applicable provisions of Delaware law. In order to perfect dissenters' rights, you must not vote in favor of the merger and must comply with the requirements of Delaware law. A copy of the Delaware statutory provisions regarding dissenters' rights is provided as Appendix C to the accompanying proxy statement and a summary of these provisions can be found under the caption "Dissenters' Appraisal Rights" beginning on page 32.

                                             By Order of the Board of Directors

                                             /s/ Duane E. Kohlstaedt
                                             -----------------------
                                             Duane E. Kohlstaedt
                                             President

Cameron, Missouri
November 27, 2000

--------------------------------------------------------------------------------
Important: The prompt return of proxies will save Cameron Financial Corporation the expense of further requests for proxies to ensure a quorum at the meeting. Please complete, sign and date the enclosed proxy and promptly mail it in the enclosed envelope. You may revoke your proxy in the manner described in the proxy statement at any time before it is voted.
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE PROPOSED MERGER......................7

SUMMARY.............................................................10

    THE COMPANIES...................................................10

    THE MEETING.....................................................10

    THE MERGER......................................................11

    THE MERGER AGREEMENT............................................13

HISTORICAL CONSOLIDATED FINANCIAL DATA..............................15

MARKET PRICE AND DIVIDEND DATA FOR CAMERON COMMON STOCK.............17

THE MEETING.........................................................17

    PLACE, DATE AND TIME............................................17

    PURPOSE OF THE MEETING..........................................17

    WHO CAN VOTE AT THE MEETING.....................................18

    ATTENDING THE MEETING...........................................18

    VOTE REQUIRED...................................................18

    VOTING BY PROXY.................................................18

    PARTICIPANTS IN THE STOCK OWNERSHIP PLAN........................19

    INDEPENDENT PUBLIC ACCOUNTANTS..................................19

    OWNERSHIP OF CAMERON COMMON STOCK...............................19

THE MERGER..........................................................22

    THE PARTIES TO THE MERGER.......................................22

    OVERVIEW OF THE TRANSACTION.....................................22

    WHAT YOU WILL RECEIVE IN THE MERGER.............................22

    SURRENDER OF CERTIFICATES.......................................23

    TAXABLE TRANSACTION FOR CAMERON STOCKHOLDERS....................24

    BACKGROUND OF THE MERGER........................................24

    CAMERON'S REASONS FOR THE MERGER AND RECOMMENDATION OF
    THE BOARD OF DIRECTORS..........................................26

    OPINION OF OUR FINANCIAL ADVISER................................27

       Stock Trading History........................................28
       Comparable Market-Value Analysis.............................28
       Stand-Alone Discounted Cash Flow Analysis....................29
       Comparable Transactions Analysis.............................30
       Control Discounted Cash Flow Analysis........................31
       General......................................................32

       Blair's Engagements..........................................32

    DISSENTERS' APPRAISAL RIGHTS....................................32

    INTERESTS OF CERTAIN PERSONS IN THE MERGER......................35

       Stock Ownership         .....................................35
       Payment for Restricted Stock.................................35
       Stock Option Plan       .....................................36
       Director Emeritus Agreements.................................37
       Employment and Change of Control Agreements..................38
       Severance Plan          .....................................38
       Indemnification of Directors and Officers....................39

    REGULATORY APPROVALS............................................39

    ACCOUNTING TREATMENT............................................39

THE MERGER AGREEMENT................................................39

    TERMS OF THE MERGER.............................................39

    WHEN THE MERGER WILL BE COMPLETED...............................40

    CONDITIONS TO THE MERGER........................................40

    CONDUCT OF BUSINESS PENDING THE MERGER..........................41

    COVENANTS OF CAMERON AND DICKINSON IN THE MERGER AGREEMENT......43

       Agreement Not To Solicit Other Offers........................43
       Employee Matters.............................................44
       Indemnification..............................................44
       Certain Other Covenants......................................44

    REPRESENTATIONS AND WARRANTIES IN THE MERGER AGREEMENT..........45

    TERMINATION OF THE MERGER AGREEMENT.............................45

    EXPENSES AND TERMINATION FEE....................................46

    CHANGING THE TERMS OF THE MERGER AGREEMENT......................46

OTHER MATTERS.......................................................46

STOCKHOLDER PROPOSALS...............................................46

WHERE YOU CAN FIND MORE INFORMATION.................................47

APPENDIX A-- AGREEMENT AND PLAN OF MERGER............................1

APPENDIX B-- OPINION OF WILLIAM BLAIR & COMPANY, L.L.C...............1

APPENDIX C-- SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW.....1

ATTACHMENT- PROXY CARD................................................

                 QUESTIONS AND ANSWERS ABOUT THE PROPOSED MERGER


Q:         WHY IS CAMERON PROPOSING TO MERGE?

A: Your board of directors believes that the proposed merger allows stockholders of Cameron to realize greater value for their shares of common stock than they could obtain if Cameron followed its existing business plan, or considered other alternative strategies to maximize stockholder value. Cameron and Dickinson share a commitment to community banking, which emphasizes responsiveness to local markets and the delivery of personalized services. We believe that the proposed merger will provide customers and the local communities access to a wider variety of quality products and services while continuing to receive the high level of personal service they have come to expect.

Q:         WHAT WILL I RECEIVE FOR MY SHARES OF CAMERON COMMON STOCK?

A: You will receive $20.75 in cash for each share of Cameron common stock that you own at the time of the merger, which amount could be subject to adjustment as explained below. See the discussion under the caption "What You Will Receive in the Merger" beginning at page 22 for more information.

Q:         IS THE AMOUNT OF CASH TO BE RECEIVED FOR EACH SHARE OF COMMON STOCK
           FAIR?

A: William Blair & Company, L. L. C. has delivered a written opinion to Cameron's board of directors that the amount to be paid to Cameron stockholders is fair from a financial point of view. See the discussion under the caption "Opinion of Our Financial Adviser" beginning at page 26 for more information.

Q:         CAN THE  AMOUNT  OF CASH THAT  CAMERON  STOCKHOLDERS  RECEIVE  IN THE
           MERGER CHANGE ?

A: In connection with the merger, the per share consideration to be received by Cameron stockholders in the merger will be subject to adjustment in two circumstances:

           o First, if the effective time of the merger occurs after January 31, 2001, the per share cash consideration will be increased by an amount equal to $0.0035 times the number of days in the period between January 31, 2001 and the effective time of the merger, or Cameron's net income per share during that period, whichever is less.

           o Second, if the adjusted stockholders' equity of Cameron as of the close of business on the last business day immediately prior to the effective time of the merger is less than $40,000,000, the per share cash consideration will be reduced by an amount determined by subtracting such adjusted stockholders' equity from $40,000,000 and then dividing the result by 2,099,179.

Q: WHAT CAN I DO IF I AM NOT SATISFIED WITH THE PAYMENT I WILL RECEIVE FOR MY SHARES ?

A: Under Delaware law, if you are not satisfied with the amount you are receiving in the merger, you are legally entitled to have the value of your shares judicially determined and to receive payment based on that valuation. To exercise your dissenters' appraisal rights, you must deliver a written objection to the merger to Cameron at or before the meeting and must not vote in favor of the merger. Objections to the merger should be addressed to Cameron at 1304 North Walnut Street, Cameron, Missouri 64429, Attention: Corporate Secretary. If you do not follow exactly the procedures specified under Delaware law, you will lose your dissenters' appraisal rights. A copy of the dissenters' appraisal rights provisions of Delaware law is provided as Appendix C to this proxy statement. See the discussion under the caption "Dissenters' Appraisal Rights" beginning at page __ for more information.

Q:         WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO CAMERON'S
           STOCKHOLDERS?

A: For United States federal income tax purposes, and perhaps for state and local tax purposes, your exchange of shares of common stock for cash generally will cause you to recognize a gain or loss measured by the difference between the cash you receive in the merger and your tax basis in the shares of common stock. See the discussion under the caption "Taxable Transaction for Cameron Stockholders" beginning at page 23 for more information.

           The tax consequences of the merger to you will depend on your own situation. You should consult with your tax advisers for a full understanding of the tax consequences of the merger to you

Q.         WILL CAMERON BE ABLE TO PAY  DIVIDENDS  BEFORE THE  COMPLETION OF THE
           MERGER ?

A. Yes. Under the merger agreement, Cameron is permitted to pay normal quarterly cash dividends, not to exceed $0.15 per share, during the period from the October 6, 2000 date of the merger agreement until the date that the merger becomes effective. Cameron is permitted to accelerate payment of the first quarter 2001 dividend from January 2001 to a date that is not earlier than December 15, 2000 so long as Cameron's adjusted stockholders equity remains at least $40,000,000. There can be no assurance that Cameron will pay any dividends during the period prior to the merger.

Q.         HOW WILL MANAGEMENT BENEFIT FROM THE MERGER?

A. Officers and directors of Cameron who have stock options and restricted stock awards under Cameron's benefit plans will receive payments for their awards based upon the merger price per share. Any unvested stock options and restricted stock awards automatically will be deemed to be vested and exercisable at the effective time of the merger. They and other employees also may receive other benefits from the merger. See the discussion under the caption "Interests of Certain Persons in the Merger" beginning at page 35 for more information.

Q.         WHAT DO I NEED TO DO NOW?

A. After you have carefully read this proxy statement, indicate on your proxy card how you want your shares of common stock to be voted. Then sign, date and mail your proxy card in the enclosed prepaid return envelope as soon as possible. This will enable your shares to be represented and voted at the meeting.
Q.         WHY IS MY VOTE IMPORTANT?

A. If you do not return your proxy card or vote in person at the meeting, it will be more difficult for Cameron to obtain the necessary quorum to hold the meeting. The merger agreement must be approved by a majority of the votes eligible to be cast at the meeting.

Q. IF MY SHARES ARE HELD IN STREET NAME BY MY BROKER, WILL MY BROKER AUTOMATICALLY VOTE MY SHARES OF COMMON STOCK FOR ME?

A. No. Your broker will not be able to vote your shares of common stock without instructions from you. You should instruct your broker how you wish to vote your shares, following the directions your broker provides.

Q          WHAT IF I FAIL TO INSTRUCT MY BROKER?

A. If you fail to instruct your broker to vote your shares of common stock and the broker submits an unvoted proxy, the submission of that unvoted proxy will be the equivalent of voting against the merger.

Q.         CAN I ATTEND THE MEETING AND VOTE MY SHARES OF COMMON STOCK IN
           PERSON?

A. Yes. All stockholders are invited to attend the meeting. Stockholders of record can vote in person at the meeting. If a broker holds your shares in street name, then you are not the stockholder of record and you must ask your broker how you can vote at the meeting.

Q.         CAN I CHANGE MY VOTE?

A. Yes. If you have not voted through your broker, there are three ways you can change your vote after you have sent in your proxy card.

           o First, you may send a written notice to the Corporate Secretary of Cameron before your common stock has been voted at the special meeting stating that you are revoking your proxy.

           o Second, you may complete a new proxy card and provide it to the Corporate Secretary of Cameron before your common stock has been voted at the special meeting. Any earlier proxy will be revoked automatically.

           o Third, you may attend the meeting and vote in person. Any earlier proxy will be revoked. However, simply attending the meeting without voting will not revoke your proxy. If you have instructed your broker to vote your shares, you must follow directions you receive from your broker to change your vote.

Q.         SHOULD I SEND IN MY SHARE CERTIFICATES NOW?

A. No. You should not send in your common stock certificates at this time. Instructions for exchanging common stock certificates will be sent to you after the merger has been completed.

Q:         WHEN DOES CAMERON EXPECT THE MERGER TO BE COMPLETED?

A:         Cameron  hopes to complete the merger in the fourth  quarter of 2000.
           The merger cannot occur unless Cameron's stockholders approve the merger by a majority of the outstanding shares of common stock and all federal regulatory approvals are received. See the discussion under the caption "Conditions to the Merger" beginning at page 40 for more information.

Q:         WHO CAN HELP ANSWER MY QUESTIONS?

A:         If you have more questions about the merger, you should contact:

                     Cameron Financial Corporation
                     1304 North Walnut Street
                     Cameron, Missouri 64429
                     Attention: Duane E. Kohlstaedt, President
                     Telephone: (816) 632-2154

                                     SUMMARY

           This brief summary highlights selected information contained in this proxy statement. It does not contain all of the information that may be important to you. To fully understand the merger, we urge you to carefully read the entire proxy statement and the other documents to which we refer, including the merger agreement. Cameron has attached the merger agreement to this proxy statement as Appendix A. We encourage you to read the merger agreement because it is the legal document that governs the merger.

THE COMPANIES

Dickinson Financial Corporation         Dickinson,  a Missouri  corporation,  is
1100 Main Street, Suite 350             headquartered  in Kansas City,  Missouri
Kansas City, Missouri 64105             and is the parent of Bank Midwest, N.A.,
Attention: Rick Smalley, President      a  national  bank,  and DFC  Acquisition
(816) 472-5244                          Corporation     Four,     a     Delaware
                                        corporation. Bank Midwest operates 49 branch offices in northern Missouri and the Kansas City metropolitan area.

                                        At  September  30, 2000,  Dickinson  had
                                        consolidated  assets  of $2.67  billion,
                                        net loans  receivable  of $1.1  billion,
                                        deposits    of   $1.81    billion    and
                                        stockholders' equity of $238.57 million.


Cameron Financial Corporation           Cameron,  a  Delaware  corporation,   is
1304  North  Walnut  Street             headquartered  in Cameron,  Missouri and
Cameron,  Missouri  64429               is the  parent  of  Cameron  Savings,  a
(816) 632-2154                          federally  chartered  savings  and  loan
                                        association.


                                        At  September  30,  2000,   Cameron  had
                                        consolidated assets of $308.6 million, net loans of $261.9 million, deposits of $149.2 million and stockholders' equity of $40.4 million.


                                        Cameron  Savings was  organized in 1887.
                                        Cameron   Savings  serves   northwestern
                                        Missouri  through  its  main  office  in
                                        Cameron,   Missouri,   and  its   branch
                                        offices in the Missouri communities of Maryville, Mound City, and Liberty.

THE MEETING

Place, Date and Time (page 17)          The meeting will be held on December 21,
                                        2000,  in  the  Community  Room  of  the
                                        offices  of Cameron  Savings  located at
                                        1304  North  Walnut   Street,   Cameron,
                                        Missouri, commencing at 9:00 a.m., local time.




Purpose of the Meeting (page 17)        At the meeting, you will be asked to:

                                        o  approve  the merger  agreement  under
                                           which   Cameron  will  merge  with  a
                                           wholly-owned subsidiary of Dickinson;
                                           and

                                        o  transact any other  business that may
                                           properly come before the meeting.

Who Can Vote At the Meeting (page 17)   You   can   vote  at  the   meeting   of
                                        stockholders if you owned Cameron common
                                        stock  at  the  close  of   business  on
                                        November 16,  2000.  You will be able to
                                        cast one vote for each  share of Cameron
                                        common stock you owned at that time.  As
                                        of  November   16,   2000,   there  were
                                        1,914,049   shares   of   common   stock
                                        outstanding.




What Vote is Required for Approval      The merger  agreement will be adopted if
of the Merger Agreement (page 18)       the  holders of at least a  majority  of
                                        the outstanding shares of Cameron common
                                        stock  vote for it.  You can  vote  your
                                        shares  by  attending  the  meeting  and
                                        voting in person  or by  completing  and
                                        mailing  the  enclosed   proxy  card.  A
                                        failure to vote, either by not returning the enclosed proxy or by checking the "abstain" box, will have the same effect as a vote against the merger agreement.



THE MERGER

Overview of the Transaction (page 22)   We   propose   a  merger  in  which  DFC
                                        Acquisition    Corporation    Four,    a
                                        wholly-owned  subsidiary  of  Dickinson,
                                        will  merge   with  and  into   Cameron.
                                        Immediately  after this merger,  Cameron
                                        Savings  will  merge  with and into Bank
                                        Midwest.    As   a   result   of   these
                                        transactions,    Cameron   will   be   a
                                        wholly-owned subsidiary of Dickinson and
                                        Cameron  Savings  will  cease to  exist.
                                        However, Bank Midwest intends to operate
                                        the   offices  of  Cameron   Savings  as
                                        branches  of Bank  Midwest,  except that
                                        Bank  Midwest   intends  to  consolidate
                                        Cameron  Savings'  Maryville,   Missouri
                                        branch   into   Bank    Midwest's   main
                                        Maryville    branch.   If   the   merger
                                        agreement  is not  adopted,  Cameron and
                                        Dickinson   will  continue  as  separate
                                        entities.





What You Will Receive for Your Shares   As  a   Cameron   stockholder   at   the
of Common Stock (page 22)               effective  time of the  merger,  each of
                                        your  shares  of  Cameron  common  stock
                                        automatically will be converted into the
                                        right to receive $20.75 in cash, subject
                                        to  adjustment   under  certain  limited
                                        circumstances.    You   will   have   to
                                        surrender     your     Cameron     stock
                                        certificates   to   receive   this  cash
                                        payment.   Dickinson,  or  its  exchange
                                        agent,    will    send    you    written
                                        instructions   for   surrendering   your
                                        certificates after we have completed the
                                        merger.   Do   not   send   your   stock
                                        certificates  at  this  time.

                                        Cameron's common stock is quoted on the Nasdaq National Market SM under the symbol "CMRN". On October 6, 2000, which is the day the last trade occurred before we announced the merger, Cameron common stock closed at $17.50 per share.

Taxable Transaction For Cameron         For United  States  federal  income tax,
Stockholders (page 23)                  and   possibly   state  and  local  tax,
                                        purposes,  your  exchange  of  shares of
                                        common  stock  for cash  generally  will
                                        cause  you to  recognize  a gain or loss
                                        measured by the  difference  between the
                                        cash you  receive in the merger and your
                                        tax basis in the shares of common stock.
                                        The tax  consequences  of the  merger to
                                        you will  depend on your own  situation.
                                        You   should   consult   with  your  tax
                                        advisers for a full understanding of the tax consequences of the merger to you.





Our Financial Advisern Believes the     William  Blair & Company has delivered a
Merger Consideration is Fair to Our     written  opinion to  Cameron's  board of
Stockholders (page 26)                  directors that the merger  consideration
                                        is fair to  holders  of  Cameron  common
                                        stock from a financial point of view. We
                                        have   provided  a  summary  of  Blair's
                                        opinion  on  pages  26  through  32 and
                                        attached the opinion  letter as Appendix
                                        B of this  proxy  statement.  You should
                                        read Blair's opinion  completely,  along
                                        with  the  summary  of the  opinion  set
                                        forth  in  this  proxy   statement,   to
                                        understand   the    assumptions    made,
                                        procedures followed, matters considered, and limitations on the review undertaken by Blair in providing its opinion.



Recommendation to Stockholders          The  board  of   directors   of  Cameron
(page 26)                               believes  that the merger is fair to you
                                        and   in   your   best   interests   and
                                        unanimously  recommends  that  you  vote
                                        "FOR"  the   adoption   of  the   merger
                                        agreement.

                                        For a  discussion  of the  circumstances
                                        surrounding  the merger and the  factors
                                        considered   by   Cameron's   board   of
                                        directors   in   approving   the  merger
                                        agreement, please see the discussion under the caption "Background of the Merger" beginning on page 24.


You Have Dissenter's Rights of          Cameron  stockholders  have  dissenters'
Appraisal in the Merger (page 32)       rights of appraisal  under Delaware law.
                                        This means that if you are not satisfied
                                        with the amount you would receive in the
                                        merger, you are legally entitled to have
                                        the value of your  shares  independently
                                        determined and to receive  payment based
                                        on  that  valuation.   If  you  want  to
                                        exercise  dissenter's  rights,  you must
                                        carefully    follow    the    procedures
                                        described at pages 32 through 34 of this proxy statement and Appendix C.


Interests of Directors and Officers Some of our Directors and Officers have in the Merger that Differ From Your interests in the Merger that Differ Some
Interests (page 35)                     of  our   directors  and  officers  have
                                        interests   in  the   merger   that  are
                                        different  from,  or are in addition to,
                                        their   interests  as   stockholders  of
                                        Cameron.  Our  board of  directors  knew
                                        about these  additional  interests,  and
                                        considered  them, when they approved the
                                        merger.    These    include:

                                        o   the  cancellation  and conversion of
                                            all outstanding  options to purchase
                                            Cameron common stock, whether or not
                                            vested  or  exercisable,   into  the
                                            right to  receive  cash equal to the
                                            value  of  the  per   share   merger
                                            consideration   minus  the  exercise
                                            price for each option;

                                        o   the payment for restricted shares of
                                            Cameron common stock held by members
                                            of the board and  management  of the
                                            same  merger  consideration  as  all
                                            other   shares  of  Cameron   common
                                            stock;

                                        o   the  possible  payment of  severance
                                            benefits under  Cameron's  severance
                                            plan and agreements;

                                        o   the   acceleration   of   retirement
                                            payments   under  Cameron   Savings'
                                            director  emeritus plan  agreements;
                                            and

                                        o   provisions  in the merger  agreement
                                            relating   to   indemnification   of
                                            directors  and  officers  of Cameron
                                            for  events   occurring  before  the
                                            merger.


Regulatory Approvals Needed to          We cannot  complete the merger unless it
Complete the Merger (page 39).          is approved by the Board of Governors of
                                        the  Federal   Reserve  System  and  the
                                        Office   of  the   Comptroller   of  the
                                        Currency.    All   of    the    required
                                        applications  or  waiver  requests  have
                                        been   filed   with   these   regulatory
                                        authorities,  as  well  as the  required
                                        notification  to the  Office  of  Thrift
                                        Supervision.  On October 30,  2000,  the
                                        Federal  Reserve Board confirmed that it
                                        will  not   require  the  filing  of  an
                                        application. However, as of the date of this proxy statement, the required OCC approval has not been obtained. While we do not know of any reason why we or Dickinson would not be able to obtain the necessary OCC approval in a timely manner, we cannot be certain when or if it will be obtained.


THE MERGER AGREEMENT

Conditions to Completing the            The  completion of the merger depends on
Merger (page 40)                        a number of  conditions  being  met.  In
                                        addition to the parties complying with the merger agreement, these conditions include:

                                        o   approval of the merger  agreement by
                                            Cameron's stockholders;

                                        o   approval of the merger by regulatory
                                            authorities;

                                        o   the  absence of any  order,  decree,
                                            ruling,    injunction    or    legal
                                            restraint  blocking the merger or of
                                            government   proceedings  trying  to
                                            block the merger; and

                                        o   the absence of any law or regulation
                                            that makes the merger illegal. Where
                                            the law permits,  we could decide to
                                            complete  the merger even though one
                                            or more of these  conditions has not
                                            been met. We cannot be certain  when
                                            or if the  conditions  to the merger
                                            will be satisfied or waived, or that
                                            the merger will be completed.


Terminating the Merger Agreement        We and  Dickinson  can agree at any time
(page 45)                               not to complete the merger,  even if the
                                        stockholders  of Cameron  have  approved
                                        it.  Also,   Cameron  or  Dickinson  can
                                        decide,   without  the  consent  of  the
                                        other, to terminate the merger agreement if:

                                        o   the  stockholders  of Cameron do not
                                            approve the merger;

                                        o   a required  regulatory  approval  is
                                            denied or a  governmental  authority
                                            blocks the merger;

                                        o   we do not  complete  the  merger  by
                                            April 30, 2001; or

                                        o   the    other     party    makes    a
                                            misrepresentation,     breaches    a
                                            warranty   or  fails  to  fulfill  a
                                            covenant  that would have a material
                                            adverse  effect on the party seeking
                                            to terminate the merger agreement.


                                        Cameron   may   terminate   the   merger
                                        agreement  if  our  board  of  directors
                                        determines   that  it  must   accept   a
                                        superior offer from a third party in the
                                        exercise  of its  fiduciary  duties.  In
                                        addition,  Dickinson  may  terminate the
                                        merger     agreement     if    Cameron's
                                        stockholders have exercised dissenters' rights with respect to more than 10% of the outstanding shares of Cameron common stock.

Termination Fees (page 46)              If   Cameron   terminates   the   merger
                                        agreement  in order to accept a superior
                                        offer and  within 12 months  Cameron  or
                                        Cameron Savings enters into a definitive
                                        acquisition   agreement   with  a  third
                                        party,   then   Cameron   will   pay  to
                                        Dickinson a termination fee of $500,000.


We May Amend the Terms of the           We can agree with Dickinson to amend the
Merger (page 46)                        merger   agreement.    However,    after
                                        Cameron's   stockholders   approve   the
                                        merger  agreement,  no amendment  may be
                                        made that would violate  applicable  law
                                        or   would    reduce   or   change   the
                                        consideration to be received by them in the merger.

                     HISTORICAL CONSOLIDATED FINANCIAL DATA

           These tables show historical consolidated financial data for Cameron. The annual historical financial condition and operating data are derived from Cameron's consolidated financial statements audited by their independent accountants. Financial amounts as of and for the nine months ended June 30, 2000 and 1999 are unaudited, however, Cameron believes such amounts reflect all normal recurring adjustments necessary for a fair presentation of the results of operations and financial position for those periods. You should not assume that the nine-month results indicate results for any future period.

                                         At June 30,                        At September 30,
                                         -----------                      -------------------
                                            2000        1999           1998           1997         1996        1995
                                            ----        ----           ----           ----         ----        ----
                                                                          (In thousands)
Selected Financial Condition Data:
Total assets                              $299,235     $261,553      $221,521       $212,504     $186,346    $173,077
Loans receivable, net                      252,768      221,909       184,605        176,790      154,444     129,740
Investment securities                       23,382       18,543        16,309         13,882       18,310      26,490
Cash and cash equivalents                    5,353        4,900         3,319          2,909        3,783       3,315
Certificates of deposit in other
    financial institutions                     900        1,200         4,400          7,600        2,500       8,611
Savings deposits                           147,673      143,737       136,622        128,771      123,108     121,280
FHLB advances                               71,101       37,250        35,250         12,250
Total stockholder's equity                  39,834       40,624        43,473         44,667       46,815      48,727



                                              Nine Months ended
                                                   June 30,                                Year ended September 30,
                                                   --------
                                              2000         1999       1999        1998         1997        1996         1995
                                              ----         ----       ----        ----         ----        ----         ----
                                                                 (In thousands, except share information)
Selected Operations Data:
Total interest income                      $ 15,620    $ 13,009     $ 17,643    $ 17,057     $ 15,989    $ 13,921     $ 12,289
Total interest expense                        9,507       7,286        9,992       9,404        8,179       6,679        6,317
                                           --------    --------     --------    --------     --------    --------     --------
        Net interest income                   6,113       5,723        7,651       7,653        7,810       7,242        5,972

Provision for loan losses                       352         (46)          86         (76)         285         368          120
                                           --------    --------     --------    --------     --------    --------     --------
        Net interest income after
              provision for loan losses       5,761       5,769        7,565       7,729        7,525       6,874        5,852
                                           --------    --------     --------    --------     --------    --------     --------

Loan fees and deposit
    service charges                             322         250          341         235          162         130          131

Gain (loss) on sales of
    investment securities
                                                 --           5           5           --          --           --          (4)
Other income
                                                148         106          140         107           57          92          100
                                           --------    --------     --------    --------     --------    --------     --------
         Total noninterest income               470         361          342         219          222         486          227
                                           --------    --------     --------    --------     --------    --------     --------

Total noninterest expense                     3,652       3,633        4,909       4,390        3,670       3,772        2,503
                                           --------    --------     --------    --------     --------    --------     --------

Earnings before income taxes                  2,579       2,497        3,142       3,681        4,074       3,324        3,576
Income taxes                                    863         956        1,205       1,384        1,564       1,214        1,272
                                           --------    --------     --------    --------     --------    --------     --------
          Net earnings                     $  1,716    $  1,541     $  1,937    $  2,297     $  2,510    $  2,110     $  2,304
                                           --------    --------     --------    --------     --------    --------     --------
Net earnings per share:
    Basic                                     $0.90       $0.73        $0.95       $0.97        $0.99       $0.77        $0.83
    Diluted                                    0.90        0.73         0.95        0.95         0.98        0.77         0.83


                                                  At or for the nine months
                                                     ended June 30,                           At or for the year ended September 30,
                                                   2000          1999         1999         1998         1997        1996       1995
                                                   ----          ----         ----         ----         ----        ----       ----
Selected Financial Ratios
   and Other Data:
   Performance ratios:
      Return on total assets (ratio of              0.83%        0.90%         0.83%        1.05%       1.25%      1.20%        1.45
        earnings to average total assets)
      Return on equity (ratio of earnings
        to average equity)                          5.69         4.98          4.71         5.11        5.48       4.43         6.62
      Interest rate spread (1):
            Average during period                   2.48         2.58          2.66         2.70        2.93       2.78         2.71
            End of period                           2.63         2.79          2.46         2.57        2.62       2.71         2.35
      Net interest margin (2)                       3.12         3.51          3.46         3.69        4.08       4.23         3.84
      Dividend payout ratio                        44.44        28.77         41.05        29.47       28.87      36.36         8.43

      Ratio of noninterest expense
        to average total assets                     1.76         2.13          2.10         2.02        1.83       2.14         1.57
      Ratio of noninterest income
         to average total assets                    0.23         0.21          0.21         0.16        0.11       0.13         0.14

      Ratio of average interest-earning
        assets to average interest-bearing
        liabilities                               113.16       117.86        117.72       121.97      126.82     137.06       127.79

      Efficiency ratio (3)                         55.48        59.76         60.37        54.91       45.71      50.54        40.35
   Asset quality ratios:
      Nonperforming loans to total
        loans receivable at end of period           0.12
                                                                 0.30          0.10         1.52        0.58       0.84         0.92
      Allowance for loan losses to
           nonperforming loans                    595.72       213.35        628.24        48.50      139.04      91.54        74.46

      Allowance for loan losses to
           total loans receivable                   0.70         0.63          0.65         0.74        0.81       0.77        0.69

      Nonperforming assets to
          total assets at end of period             0.12         0.30          0.10         1.42        0.56       0.83        0.77

      Classified assets to total assets (4)         4.01         3.44          3.08         5.32        5.06       4.15        2.26

      Ratio of net charge-offs to
        average loans receivable                   0.002        0.002         0.002        0.015       0.008      0.006       0.002

   Capital ratios:
      Equity to total assets at
         end of period                             13.31        16.45         15.53        19.59       21.03      25.12       28.15
      Average equity to average assets             14.51        18.14         17.61        20.61       22.88      27.06       21.96

   Other data:
      Number of full-service offices                   4            4             4            4           4          3           3
      Number of loan production offices                0            0             0            0           1          1           1
   Real estate loan originations
      (in thousands)                              64,361       96,949       123,602      105,220      95,088     92,606      64,257



(1) Interest rate spread  represents the  difference  between  weighted  average yield on interest earning assets and the weighted average rate on interest-bearing liabilities.
(2) Net interest margin represents net interest income as a percentage of average interest-earning assets.
(3) The efficiency ratio represents total noninterest expense divided by net interest income plus total noninterest income, excluding gain on sale of investments.
(4) Includes assets designated as Special Mention.

             MARKET PRICE AND DIVIDEND DATA FOR CAMERON COMMON STOCK

           Cameron's common stock is quoted on the National Market System of the Nasdaq Stock Market under the symbol "CMRN". The following table shows the high and low prices per share for Cameron common stock as reported on the Nasdaq National Market SM and the cash dividends declared by Cameron for the periods indicated.

                                                 Cameron Common Stock

                                           High         Low       Dividends
                                         -------     --------     ---------
Fiscal 1999
  Quarter ended December 31, 1998        17.1250      14.5000       0.070
  Quarter ended March 31, 1999            16.000      13.500        0.070
  Quarter ended June 30, 1999            14.1250      11.8750       0.125
  Quarter ended September 30, 1999       14.3125      12.8750       0.125
Fiscal 2000
  Quarter ended December 31, 1999        13.2500      12.1250       0.125
  Quarter ended March 31, 2000           13.1250      10.500        0.150
  Quarter ended June 30, 2000            15.8750      11.4375       0.150
  Quarter ended September 30, 2000       18.5000      15.8125       0.150
Fiscal 2001
  Quarter ending December 31, 2000       20.0625      17.500         N/A
  (through November 7, 2000)

           On October 6, 2000, the last trading day prior to the public announcement that Dickinson and Cameron had entered into the merger agreement, the closing price of Cameron common stock was $17.50 per share. On November 7, 2000, which is the last practicable date prior to the printing of this proxy statement, the closing price of Cameron common stock was $20.00 per share.

           As of November 16, 2000, there were approximately ___ holders of record of Cameron common stock. This number does not reflect the number of persons or entities who may hold their common stock in nominee or "street" name through brokerage firms.

                                   THE MEETING

PLACE, DATE AND TIME

           The meeting will be held in the Community Room of the offices of The Cameron Savings & Loan Association, F.A. located at 1304 North Walnut Street, Cameron, Missouri on December 21, 2000, commencing at 9:00 a.m., local time.

PURPOSE OF THE MEETING

           The purpose of the meeting is to consider and vote on:

         o the proposal to approve and adopt the merger agreement, the merger and the other transactions contemplated by the merger agreement; and

         o the transaction of such other business as may properly come before the meeting, including a proposal to adjourn or postpone the meeting.

WHO CAN VOTE AT THE MEETING

           You are entitled to vote your Cameron common stock if the records of Cameron showed that you held your shares as of the close of business on November

16, 2000, which is the record date for the meeting. As of the close of business on that date, a total of 1,914,049 shares of Cameron common stock were outstanding. Each share of common stock has one vote.

ATTENDING THE MEETING

           If you are a beneficial owner of common stock held by a broker, bank or other nominee (commonly referred to as being held in "street" name), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

VOTE REQUIRED

           The meeting will be held if one third of the outstanding shares of common stock entitled to vote are represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes for determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Under applicable rules, brokers, banks and other nominees may not exercise their voting discretion on the proposal to approve and adopt the merger agreement and, for this reason, may not vote shares held for beneficial owners without specific instructions from the beneficial owners.

           The approval and adoption of the merger agreement will require the affirmative vote of the holders of at least a majority of the outstanding shares of common stock entitled to vote at the meeting. Failure to return a properly executed proxy card or to vote in person will have the same effect as a vote against the merger agreement. Abstentions and broker non-votes also will have the same effect as a vote against the merger agreement.

           The stockholders present at the meeting, in person or by proxy, may, by a majority vote, vote to adjourn the meeting despite the absence of a quorum. If a quorum is not obtained, or if fewer than a majority of shares of common stock are voted in favor of approval and adoption of the merger agreement, it is expected that the meeting will be adjourned to allow additional time for obtaining additional proxies.

           As of November 1, 2000, directors and executive officers of Cameron, and persons closely associated with them, beneficially owned 132,609 shares of Cameron common stock, not including shares that may be acquired upon the exercise of stock options. This equals 6.93% of the outstanding shares of Cameron common stock. As of the same date, Dickinson was the record owner of 22,000 shares of Cameron common stock, but none of Dickinson's directors and executive officers was the record owner of any shares.

VOTING BY PROXY

           This proxy statement is being sent to you by the board of directors of Cameron for the purpose of requesting that you allow your shares of Cameron common stock to be represented at the meeting by the persons named in the enclosed proxy card. All shares of common stock represented at the meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by Cameron's board of directors. The board recommends a vote "FOR" approval of the merger agreement.

           If any matters not described in this proxy statement are properly presented at the meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting in order to solicit additional proxies. However, no proxy voted against the proposal to approve the merger agreement will be voted in favor of an adjournment or postponement to solicit additional votes in favor of the merger agreement. Cameron does not know of any other matters to be presented at the meeting.

           You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either notify the Secretary of Cameron in writing before your common stock has been voted at the meeting, deliver later proxy instructions, or attend the meeting and vote your shares in person. Attendance at the meeting will not in itself constitute revocation of your proxy.

           If your Cameron common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that accompanies this proxy statement.

           Cameron will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of Cameron may solicit proxies personally and by telephone. None of these persons will receive additional or special compensation for soliciting proxies. Cameron will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

PARTICIPANTS IN THE EMPLOYEE STOCK OWNERSHIP PLAN

           If you participate in the Cameron Savings & Loan Association Employee Stock Ownership Plan, the enclosed proxy card represents a voting instruction to the trustee of the plan as to the number of shares in your plan account. Each participant in the plan may direct the trustee as to the manner in which shares of common stock allocated to the participant's plan account are to be voted. Unallocated shares of common stock held by the plan and allocated shares for which no voting instructions are received will be voted by the trustee in the same proportion as shares for which the trustee has received voting instructions, subject to the trustee's exercise of his fiduciary obligations.

INDEPENDENT PUBLIC ACCOUNTANTS

           KPMG, LLP serves as Cameron's independent auditors. A representative of KPMG is expected to be present at the meeting and will have an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

OWNERSHIP OF CAMERON COMMON STOCK

           The following table provides information as of November 1, 2000 with respect to persons known to Cameron to be the beneficial owners of more than 5% of Cameron's outstanding common stock. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.


                                                 Number of      Percent of Common
Name and Address                              Shares Owned(1)  Stock Outstanding(1)
----------------                              ---------------  --------------------
The Cameron Savings & Loan Association, F.A.
Employee Stock Ownership Plan                     208,692                10.90%

1304 North Walnut Street
Cameron, Missouri 64429 (2)

Wellington Management Company, LLP                148,500                 7.76%
75 State Street
Boston, Massachusetts 02199-1807(3)

Dimensional Fund Advisors                         108,300                 5.66%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401(4)

Financial Edge Fund LP                            114,500                 5.98%
440 South LaSalle Street
One Financial Plaza, Suite 1021
Chicago, Illinois 60605(5)

All directors and executive officers
as a group (9 persons) (6)                        201,668                10.17%

-----------------------------
(1) Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, the persons identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage ownership calculations are based on 1,914,049 shares of common stock outstanding.
(2) The amount reported represents shares held by the Employee Stock Ownership Plan, 143,669 of which have been allocated to accounts of participants. First Bankers Trust of Quincy, Illinois, the trustee of the Plan, may be deemed to beneficially own the shares held by the Plan which have not been allocated to accounts of participants. Participants in the Plan are entitled to instruct the trustee as to the voting of shares allocated to their accounts under the Plan. Unallocated shares held in the Plan's suspense account are voted by the trustee in the same proportion as allocated shares voted by participants.
(3)        As reported on Schedule 13G dated February 11, 2000.
(4)        As reported on Schedule 13G dated February 3, 2000.
(5)        As reported on Schedule 13D dated June 9, 2000.
(6) The amount reported includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, shares held in a fiduciary capacity or by certain family members, with respect to which shares the group members may be deemed to have sole or shared voting and/or investment power. The amount includes 69,059 shares issuable upon the exercise of options granted under our Stock Option Plan. The amount reported excludes options and awards which do not vest within 60 days of November 1, 2000.

           The following table provides information as of November 1, 2000 with respect to shares of Cameron common stock that may be considered to be owned by:

           o         each director of Cameron,

           o each executive officer of Cameron who either served as Cameron's chief executive officer or who made in excess of $100,000 (salary and bonus), in each case, during the fiscal year ended September 30, 2000, and

           o         all directors and executive officers of Cameron as a group.

A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

                                                                              Percent of
                                                          Number of          Common Stock
Name/Title                                             Shares Owned(1)      Outstanding(1)
David G. Just, Director and former President and
  Chief Executive Officer(2)                                  74,932             3.78%

William J. Heavner, Director                                   1,311             *

Harold D. Lee, Director(3)                                    20,350             1.03

Dennis E. Marshall, Director                                   1,300             *

Jon N. Crouch, Director(4)                                    32,589             1.64%

William F. Barker, Director(5)                                13,380             *

Duane Kohlstaedt, President and Chief Executive
  Officer(6)                                                   1,777             *

All directors and executive officers
  as a group (9 persons)(7)                                  201,668            10.17%

-----------------------------
*          Less than one percent.

(1) Unless otherwise indicated, the persons identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage ownership calculations are based on 1,914,049 shares of common stock outstanding and the number of shares issuable to such persons upon the exercise of outstanding stock options.

(2) Mr. Just served as Cameron's Chief Executive Officer until March 1, 2000 and as Cameron's President until the October 13, 2000 date of his retirement. The amount includes 200 shares held as custodian for family members. Also includes 24,216 shares issuable upon the exercise of options granted under our Stock Option Plan and 9,686 awards of shares of restricted stock under our Recognition and Retention Plan.

(3) The amount includes 12,108 shares issuable upon the exercise of options granted under our Stock Option Plan and 4,842 awards of shares of restricted stock under our Recognition and Retention Plan.

(4) The amount includes 12,108 shares issuable upon the exercise of options granted under our Stock Option Plan and 3,631 awards of shares of restricted stock under our Recognition and Retention Plan.

(5) The amount includes 3,027 shares issuable upon the exercise of options granted under our Stock Option Plan and 1,211 awards of shares of restricted stock under our Recognition and Retention Plan.

(6) Mr. Kohlstaedt began serving as Cameron's Chief Executive Officer on March 1, 2000 and as Cameron's President on October 14, 2000.

(7) The amount reported includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, shares held in a fiduciary capacity or by certain family members, with respect to which shares the group members may be deemed to have sole or shared voting and/or investment power. The amount includes 69,059 shares issuable upon the exercise of options granted under our Stock Option Plan. The amount reported excludes options and awards which do not vest within 60 days of November 1, 2000.

                                   THE MERGER

           The following discussion is qualified by reference to the merger agreement which is attached as Appendix A to this proxy statement and incorporated herein by reference. You are urged to read the merger agreement carefully in its entirety. All information contained in this proxy statement with respect to Dickinson and its subsidiaries has been supplied by Dickinson for inclusion herein and has not been independently verified by Cameron.

THE PARTIES TO THE MERGER

Dickinson

           Dickinson, a Missouri corporation, is headquartered in Kansas City, Missouri and is the parent of Bank Midwest, N.A., a national bank, and DFC Acquisition Corporation Four, a Delaware corporation. Bank Midwest operates 49 branch offices in northern Missouri and the Kansas City metropolitan area.

           At September 30, 2000, Dickinson had consolidated assets of $2.67 billion, net loans receivable of $1.1 billion, deposits of $1.81 billion and stockholders' equity of $238.57 million.

DFC Acquisition Corporation Four

           DFC Acquisition Corporation Four, a Delaware corporation, is a wholly owned subsidiary of Dickinson that was formed by Dickinson solely for the purpose of effecting the merger with Cameron.

Cameron

           Cameron,  a  Delaware  corporation,   is  headquartered  in  Cameron,
Missouri and is the parent of Cameron Savings, a federally chartered savings and loan association.

           At September  30,  2000,  Cameron had  consolidated  assets of $308.6
million,   net  loans  of  $261.9  million,   deposits  of  $149.2  million  and
stockholders' equity of $40.4 million.

           Cameron Savings was organized in 1887. Cameron Savings serves northwestern Missouri through its main office in Cameron, Missouri, and its branch offices in the Missouri communities of Maryville, Mound City, and Liberty.

OVERVIEW OF THE TRANSACTION

           The board of directors of Cameron has unanimously approved the merger agreement which provides that DFC Acquisition Corporation Four, a wholly-owned subsidiary of Dickinson, will merge with and into Cameron. Immediately after this merger, Cameron Savings will merge with and into Bank Midwest. At the effective time of the merger, your shares of Cameron common stock will be converted into the right to receive the cash payment described below. As a result of these transactions, Cameron will be a wholly-owned subsidiary of Dickinson and Cameron Savings will cease to exist. However, Dickinson has advised that Bank Midwest intends to operate the offices of Cameron Savings as branches of Bank Midwest, except that Bank Midwest intends to consolidate Cameron Savings' Maryville, Missouri branch into Bank Midwest's main Maryville branch. If the merger agreement is not adopted, Cameron and Dickinson will continue as separate entities.

WHAT YOU WILL RECEIVE IN THE MERGER

           Your shares of Cameron common stock will be converted into the right to receive a cash payment of $20.75 per share, subject to adjustment as described below. Upon completion of the merger you will no longer own any common stock or have an interest in Cameron, nor will you receive, as a result of the merger, any stock of Dickinson or Bank Midwest.

           The per share cash payment that Cameron stockholders would receive in the merger for their shares of Cameron common stock will be subject to adjustment in two circumstances:

           o First, if the effective time of the merger occurs after January 31, 2001, the per share cash payment will be increased by an amount equal to $0.0035 times the number of days in the period between January 31, 2001 and the effective time of the merger, or Cameron's net income per share during that period, whichever is less.

           o         Second,  if Cameron's  adjusted  stockholders'  equity,  as defined in the merger agreement, as of the close of business on the last business day immediately prior to the effective time of the merger is less than $40,000,000, the per share cash payment will be reduced by an amount determined by subtracting such adjusted stockholders' equity from $40,000,000 and then dividing the result by 2,099,179.

SURRENDER OF CERTIFICATES

           Within five business days after the completion of the merger, Dickinson or an exchange agent designated by it, will mail to each stockholder a form of transmittal letter with instructions on how to surrender certificates representing shares of Cameron common stock for the cash merger consideration.

           Please do not send in your Cameron stock certificates until you receive the letter of transmittal and instructions from Dickinson or the exchange agent. Do not return your stock certificates with the enclosed proxy.

           After you mail the letter of transmittal and your Cameron stock certificates in accordance with the instructions you will receive, a check in the amount of cash that you are entitled to receive will be mailed to you. The stock certificates you surrender will be canceled. You will not be entitled to receive interest on any cash to be received in the merger.

           In the event of a transfer of ownership of shares of common stock that have not been registered in the transfer records of Cameron, a check for the cash to be received in the merger may be issued to the person who holds such shares of common stock if the certificate representing such shares of common stock is presented to the exchange agent with documents that are sufficient in the reasonable discretion of Dickinson and the exchange agent:

      o    to evidence and effect such transfer, and

      o    to evidence that all applicable stock transfer taxes have been paid.

           After the completion of the merger, there will be no further transfers of common stock. Stock certificates presented for transfer after the completion of the merger will be canceled and exchanged for the merger consideration.

           If Dickinson retains an exchange agent for the merger, any portion of the cash to be paid in the merger or the proceeds of any investments thereon that remains unclaimed by the stockholders of Cameron for 12 months after the effective date of the merger will be repaid by the exchange agent to Dickinson. If you have not complied with the exchange procedures prior to 12 months after the merger, you may only look to Dickinson for payment of the cash you are entitled to receive in exchange for your shares of common stock and this payment will not include any interest.

           If your Cameron stock certificates have been lost, stolen or destroyed, you will have to prove your ownership of these certificates and that they were lost, stolen or destroyed before you receive any consideration for your shares. Dickinson or the exchange agent will send you instructions on how to provide evidence of ownership. You may be required to make an affidavit and post a bond in an amount sufficient to protect Dickinson against claims related to your common stock.

TAXABLE TRANSACTION FOR CAMERON STOCKHOLDERS

           The following is a discussion of the material federal income tax consequences of the merger to certain holders of Cameron common stock. The discussion is based upon the Internal Revenue Code (the "Code"), Treasury

Regulations, Internal Revenue Service rulings and judicial and administrative decisions in effect as of the date of this proxy statement. This discussion assumes that the common stock is generally held for investment. In addition, this discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or to Cameron stockholders subject to special rules, such as foreign persons, financial institutions, tax-exempt organizations, dealers in securities or foreign currencies, insurance companies or employees who acquired the stock pursuant to the exercise of employee stock options or other compensation arrangements.

           The receipt of cash for Cameron common stock in connection with the merger will be a taxable transaction for federal income tax purposes to stockholders receiving such cash. You will recognize a gain or loss measured by the difference between your tax basis for the common stock owned by you at the time of the merger and the amount of cash you receive for your Cameron shares. Your gain or loss will be a capital gain or loss if the common stock is a capital asset to you. Under present law, long-term capital gain recognized by an individual generally will be taxed at a maximum federal income tax rate of 20%.

           The cash payments the holders of common stock will receive upon their exchange of the common stock pursuant to the merger generally will be subject to "backup withholding" for federal income tax purposes unless certain requirements are met. Under federal law, the paying agent must withhold 31% of the cash payments to holders of common stock to whom backup withholding applies. The federal income tax withheld may be used by these persons to reduce their federal income tax liability by the amount that is withheld. To avoid backup withholding, a holder of common stock must provide the paying agent with his or her taxpayer identification number and complete a form in which he or she certifies that he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding as a result of a failure to report interest and dividends. The taxpayer identification number of an individual is his or her social security number.

           Neither Dickinson nor Cameron has requested or will request a ruling from the Internal Revenue Service as to any of the tax effects to Cameron's stockholders of the transactions discussed in this proxy statement, and no opinion of counsel has been or will be rendered to Cameron's stockholders with respect to any of the tax effects of the merger to holders of common stock

           The above summary of the material federal income tax consequences of the merger is not intended as a substitute for careful tax planning on an individual basis. In addition to the federal income tax consequences discussed above, consummation of the merger may have significant state and local income tax consequences that are not discussed in this proxy statement. Accordingly, persons considering the merger are urged to consult their tax advisers with specific reference to the effect of their own particular facts and circumstances on the matters discussed in this proxy statement.

BACKGROUND OF THE MERGER

           Effective March 31, 1995, Cameron became the holding company for Cameron Savings upon its conversion from mutual form to stock ownership. As part of the mutual-to-stock conversion, Cameron completed an initial public offering of 3,026,928 shares of its common stock at $10.00 per share. The capital raised exceeded Cameron's immediate needs and, after consideration of various alternatives, Cameron decided to repurchase a portion of its stock. The first stock repurchase program was announced during March 1996, and between March 1996 and April 2000, Cameron purchased 1,112,879 shares of its common stock, representing more than 36% of the shares issued at conversion.

           Since Cameron's inception, the board of directors has monitored the rapid pace of consolidation in the financial services industry and the evolution of the industry. On February 23, 2000, as part of its regular review of Cameron's strategic alternatives, the Cameron board appointed a merger and acquisition committee, with directors David G. Just, H. Dean Lee and William F. Barker charged with the initial responsibility of seeking the assistance of a financial adviser. At three separate meetings during March, 2000, the Cameron board heard presentations from three firms and on April 13, 2000 elected to engage William Blair & Company for consulting and strategic planning advice.

           On May 25, 2000, the merger and acquisition committee met with representatives of Blair to review the strategic alternatives available. The committee reviewed the alternatives with Cameron's board on May 30, 2000 and recommended that the scope of the strategic alternatives should be initially focused on a business combination with a larger financial institution. Cameron's board, after careful review of the alternatives, authorized Blair to pursue a strategic business combination for Cameron. As part of this process, the board also authorized Blair to prepare a list of financial institutions to be contacted to determine their interest in a possible business combination.

           On June 29, 2000, the merger and acquisition committee met with representatives of Blair to review the forms of a confidentiality and standstill agreement and confidential descriptive memorandum to be provided to prospective strategic merger partners. The committee also reviewed the list of financial institutions to be contacted. On June 30, 2000, the committee recommended that the board approve the confidentiality and standstill agreement, the confidential descriptive memorandum, and the list of institutions to be contacted. The board approved the documents and authorized Blair to proceed with contacting and negotiating with potential strategic merger partners on behalf of Cameron.

           Blair approached 22 institutions that it and Cameron considered to be potential merger partners, including Dickinson. Several of those companies including Dickinson, expressed an interest in a possible business combination with Cameron. After further discussions with Blair and review of information regarding Cameron, two of the companies stated a price range at which they would be interested in acquiring Cameron, subject to satisfactory completion of a due diligence review of Cameron's operations. Between August 2 and August 18, 2000, the two financial institutions completed on-site due diligence. On August 24, 2000, Blair submitted final proposal instructions and copies of the proposed definitive agreement to each of the parties that had conducted due diligence. Blair representatives held discussions with each of the interested institutions for the purpose of refining their offers and ascertaining whether a transaction would be possible.

           At a meeting of the Cameron board on September 18, 2000, Blair reviewed with the board the process that had been conducted to identify and contact potential merger partners and the results of discussions with the interested parties. Blair reviewed with the Cameron board in detail the two expressions of interest. The Cameron board concluded that the expression of interest by Dickinson was more attractive, as Dickinson offered the highest value to Cameron stockholders and appeared to be best positioned to complete the transaction. In further deliberations, Stinson, Mag & Fizzell, P.C, as legal counsel for Cameron, reviewed with the board its fiduciary duties to stockholders. Blair also presented its analysis and stated it was prepared to deliver, upon execution of a definitive merger agreement, a written opinion that the merger consideration offered by Dickinson was fair, from a financial point of view, to the stockholders of Cameron.

           After discussing the terms of the proposal and the presentation by Blair, the Cameron board determined that pursuing a transaction with Dickinson on the terms proposed would be in the best interests of Cameron's stockholders. The board then authorized its representatives to enter into discussions with Dickinson for the purpose of negotiating a definitive merger agreement.

           Following the September 18, 2000 board meeting, Cameron's legal counsel and Dickinson negotiated the terms of the merger agreement. Over the next few weeks, representatives of Cameron conducted a limited due diligence review of Dickinson, and Dickinson completed its due diligence review of Cameron. The parties worked to refine the pricing of the transaction. During this period, the progress of the negotiations was reported to the members of the Cameron board by the merger and acquisition committee.

           A final draft of the merger agreement was provided to the Cameron board on October 5, 2000. The Cameron board met with legal counsel to review the contents of the merger agreement. Legal counsel also reviewed with the board the course of negotiations and the results of due diligence and presented a summary of the board's fiduciary duties in the context of a sale of control of Cameron. After conclusion of the review and discussion, a vote was taken and the Cameron board unanimously approved the merger agreement and authorized Chairman Jon N.

Crouch to execute the merger agreement and related documents on behalf of Cameron.

CAMERON'S REASONS FOR THE MERGER AND RECOMMENDATION OF THE BOARD OF DIRECTORS

           Cameron's  board  of  directors   unanimously   approved  the  merger
agreement and recommends that Cameron stockholders vote "FOR" the approval of the merger agreement.

           Cameron's board has determined that the merger and the merger agreement are advisable and are fair to, and in the best interests of, Cameron and its stockholders. In reaching this determination, the Cameron board consulted with legal counsel as to its legal duties and the terms of the merger agreement and with its financial adviser with respect to the financial aspects and fairness of the transaction consideration. In arriving at its determination, the Cameron board also considered a number of factors including, but not limited to, the following, which include all material factors considered by the Cameron board:

           o The results of the contacts and discussions between Cameron and Blair and various third parties and the belief of the Cameron board that the merger with Dickinson offered the best transaction available to Cameron and its stockholders;

           o  Information  concerning  the  businesses,   earnings,  operations,
              financial condition and prospects of Cameron and Dickinson, both individually and as combined;

           o The financial advice rendered by Blair, as financial adviser to Cameron, that the merger consideration is fair, from a financial standpoint, to the Cameron stockholders (See "Opinion of Our Financial Adviser" below);

           o The terms of the merger agreement, including the taxable nature of the cash to be paid to Cameron stockholders;

           o  The historical trading prices for Cameron common stock;

           o The current and prospective economic, competitive and regulatory environment facing Cameron, Dickinson and the financial services industry;

           o The results of the due diligence investigations of Dickinson, including an assessment of Dickinson's ability to pay the aggregate merger consideration and the likelihood of the merger being approved by regulatory authorities; and

           o Cameron's strategic alternatives to the merger, including the continued operation of Cameron Savings as an independent financial institution.

In reaching its determination to approve and recommend the merger, the Cameron board did not assign any specific or relative weights to any of the foregoing factors, and individual directors may have weighed factors differently.

OPINION OF OUR FINANCIAL ADVISER

           William Blair & Company, L. L. C. has acted as financial adviser to Cameron in connection with the merger. Cameron selected Blair based on its experience, expertise, and familiarity with Cameron and its business. Blair has been engaged in the investment-banking business since 1935 and continually undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations, and similar transactions.

           In connection with Blair's engagement, Cameron asked Blair to evaluate the fairness of the merger consideration to Cameron's stockholders from a financial point of view. At the September 18, 2000 meeting of the Cameron board to evaluate the financial aspects of the merger, Blair orally informed the Cameron board that Blair was prepared to deliver a written opinion as to the fairness from a financial point of view of the merger consideration upon execution of the merger agreement. On October 6, 2000, the date of the merger agreement, Blair delivered its written opinion to the Cameron board that, as of October 6, 2000, and based upon and subject to various matters set forth in its opinion, the merger consideration was fair to Cameron's stockholders from a financial point of view.

           Cameron did not impose any limitations upon the scope of investigation or procedures followed by Blair in connection with its opinion, nor did Cameron give Blair any specific instructions in connection with its opinion. The merger consideration was determined through arm's-length negotiations between Cameron and Dickinson, although Blair advised Cameron during the merger negotiations.

           We have attached Blair's opinion as Appendix B to this proxy statement and incorporate it into this proxy statement by reference. You should read Blair's opinion completely, along with the summary of the opinion set forth in this proxy statement, to understand the assumptions made, procedures followed, matters considered, and limitations of the review undertaken by Blair in providing its opinion.

           Blair's opinion was provided for the use and benefit of Cameron's board of directors and addresses only the fairness of the merger consideration to holders of Cameron common stock from a financial point of view. Blair's opinion does not address the merits of Cameron's underlying decision to engage in the merger nor does it constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the proposed merger. The summary of Blair's opinion in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

           In arriving at its opinion, Blair, among other things:

           o  Reviewed  certain  of  Cameron's  publicly   available   financial
              information as well as certain of Cameron's internal management reports;

           o Reviewed certain other publicly available information on each of Cameron and Dickinson;

           o Reviewed Cameron's management-prepared financial forecasts for fiscal years 2000 and 2001;

           o  Discussed Cameron's historical and prospective business, financial
              position,   and  financial   performance   with  Cameron's  senior
              management;

           o Reviewed historical market prices and trading activity in Cameron common stock and compared the merger consideration to selected historical market prices of Cameron common stock;

           o Compared a recent market price for Cameron common stock and the merger consideration to selected market pricing multiples and ratios of certain other publicly traded companies Blair deemed relevant;

           o Performed discounted cash flow analyses of Cameron's common stock on "stand-alone" and "control" bases and compared the merger consideration to the imputed values yielded by these analyses;

           o Compared the merger consideration with the financial terms, to the extent publicly available, of certain other merger-and-acquisition transactions that Blair deemed relevant;

           o Participated in discussions and negotiations among representatives of Cameron and Dickinson and their respective advisers; and

           o  Reviewed the merger agreement and certain related documents.

           In connection with its engagement, and at the request of the Cameron board, Blair approached and held discussions with certain third parties to solicit indications of interest in a possible transaction with Cameron. In arriving at its opinion, Blair considered the nature, extent, and results of these efforts on Cameron's behalf.

           In rendering its opinion, Blair assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with Blair for purposes of its opinion including without limitation the financial forecasts provided by Cameron's senior management. Blair did not make or obtain an independent valuation or appraisal of the assets, liabilities, or solvency of Cameron or Dickinson.

           The following is a summary of the material financial analyses Blair employed and summarized for the Cameron board in connection with the board's September 18, 2000 evaluation of the financial aspects of the merger and Blair's opinion. In the following analyses, for comparison purposes Blair interchangeably uses the aggregate cash merger consideration of $40.9 million and the cash merger consideration per fully diluted common share of $20.75, in each case reflecting the effect of Cameron's issued and outstanding stock options.

Stock Trading History

           Blair compared the merger consideration to Cameron's recent stock price and related 52-week trading range. This examination showed that the $20.75 per share cash merger consideration to be paid in the proposed merger was a 16.90% premium over Cameron's closing market price per share of $17.75 on September 13, 2000. Blair presented a graph which showed that over the prior year, Cameron common stock ranged in price from a low of $10.50 to a high of $18.50 per share, noting that the proposed merger consideration was 97.62% and 12.16% above these 52-week low and high trading prices, respectively.

           Blair noted in the stock price graph a significant increase in Cameron's share price beginning in June 2000 and then examined the total-return performance of Cameron common stock versus that of the Standard & Poor's 500 Index, the Standard & Poor's Small Cap Banks Index, and an index of the selected comparable thrifts ("Comparable Index") identified in the "Comparable Market-Value Analysis" described below, in each case over the three-year period ended September 12, 2000. This graphical presentation also showed the marked increase in Cameron's stock price beginning in June 2000. The graph showed that over the three-year period, Cameron common stock underperformed relative to the S&P Small Cap Banks Index by 6.5% (not annualized) and outperformed relative to the Comparable Index by 15.8% (not annualized). Illustrating the unusually large price increase in Cameron common stock beginning in June 2000, Blair noted that Cameron's common stock underperformed the Comparable Index by over 12 percentage points (not annualized) prior to May 31, 2000 and outperformed the Comparable Index by over 40 percentage points (not annualized) subsequent to May 31, 2000. Blair observed that the more-recent outperformance occurred during the time period when two institutional investors were announcing or accumulating positions in Cameron common stock in excess of 5% of Cameron's common stock outstanding.

Comparable Market-Value Analysis

           Blair compared selected pricing multiples and ratios implied by Cameron's recent stock price and the merger consideration to corresponding current trading-market multiples and ratios of comparable companies Blair deemed relevant to Cameron.

           Blair selected publicly traded thrift holding companies according to the following criteria:

           o Geographic emphasis on companies operating in Missouri and rural, near-metropolitan, Midwestern markets;

           o  Market  capitalization  generally  between  $15  million  and  $50 million;

           o  Total assets generally between $150 million and $350 million; and

           o  Excluding  companies  sufficiently  large  to  be an  acquirer  of
              Cameron    and    targets   of   pending    merger-and-acquisition
              transactions.

           The table below lists the selected comparable companies.



CBES Bancorp, Inc., Excelsior Springs, MO                         LSB Financial Corp., Lafayette, IN

Citizens First Financial Corp., Bloomington, IL                   MFB Corp., Mishawaka, IN

First Bancshares, Inc., Mountain Grove, MO                        Northeast Indiana Bancorp, Huntington, IN

First Federal Bancorp, Zanesville, OH                             Pulaski Financial Corp., St. Louis, MO

North Central Bancshares Inc., Ft. Dodge, IA                      Southern Missouri Bancorp, Inc., Poplar Bluff, MO

FFW Corp., Wabash, IN                                             Wells Financial Corp., Wells, MN

Guaranty Federal Bancshares, Inc., Springfield, MO                Western Ohio Financial Corp., Springfield, OH

Landmark Bancshares, Dodge City, KS



           Blair calculated and presented the selected market pricing multiples and ratios summarized below using market price data as of September 13, 2000, and financial data as of the then-most-recently available financial statement date, and for the twelve-month period then ended.

                                                     Cameron
                                                  Current Stock
                                                      Price               Comparable Market Range               Cameron
                                                                  ----------------------------------------       Merger
                                                                      Low         Median         High         Consideration
                                                  --------------- ------------ ------------- ------------- ------------------
Multiple of market price to:
    Reported earnings                                  16.0x          8.0x           9.7x         17.1x           19.4x
    Tangible core earnings                             16.1           7.5            9.7          15.8            19.4
    Current-year estimated earnings                    18.1           6.2           10.9          19.0            17.9
    Capital-equivalent tangible core earnings          10.9           4.8            7.5          10.7            16.5

Ratio of market price to:
    Book value                                         85.3%         69.5%          79.0%         93.0%          102.7%
    Tangible book value                                85.3          69.5           83.0         105.3           102.7
    Capital-equivalent tangible book value             70.0          43.4           70.1         108.6           105.5


           In  the  preceding   analysis,   "tangible  core  earnings"  excludes
intangible-asset amortization expense and non-recurring income and expense items. "Estimated earnings" are those prepared by securities analysts following each company. "Capital-equivalent" figures include adjustments to price, tangible core earnings (based on an assumed earnings rate), and tangible book value, in each case for the "excess" capital of each company relative to a 7% tangible equity-to-assets ratio.

Stand-Alone Discounted Cash Flow Analysis

           Blair compared the merger consideration to the imputed values yielded by a discounted cash flow ("DCF") analysis Blair performed of Cameron on a "stand-alone" basis, assuming Cameron would continue to operate as an independent, publicly traded company. In preparing the DCF analysis, Blair studied Cameron's historical and present earnings and growth patterns and then projected income statements and balance sheets for a five-year period using a series of assumptions pertaining to growth, interest margins, loan losses, non-interest income and expenses, income taxes, and cash dividends. Blair also assumed Cameron would repurchase 5% of its beginning common shares outstanding each year over the projected five-year period. Prior to completion, Blair reviewed and discussed the financial projections and underlying assumptions with Cameron's management. To estimate projected net cash flows, Blair adjusted projected earnings for certain non-cash expense items such as loan loss provisions and certain stock-related benefit plans. Blair calculated the terminal value (the value of cash flows following the five-year projection period) based upon a growth-adjusted perpetuity of the fifth projected year's estimated net cash flow. To estimate the present value of the five years'
estimated net cash flows and terminal value, Blair used a discount rate of 13.5%. The DCF analysis, which Blair tested over a range of balance sheet growth, net interest spread, loan-loss provision, discount rate, and stock-repurchase assumptions, yielded imputed values for Cameron common stock ranging from $14.21 to $19.11 per share with a midpoint of $16.43 per share, compared to merger consideration of $20.75 per share.

Comparable Transactions Analysis

           Blair compared selected pricing multiples and ratios implied by the merger consideration to corresponding merger-and-acquisition pricing multiples and ratios observed in transactions Blair deemed relevant to the merger.

           Blair selected thrift-industry merger-and-acquisition transactions according to the following criteria:

           o  Transactions announced in calendar years 1999 and 2000;

           o Geographic emphasis on selling companies operating in Missouri and other Midwestern markets;

           o Total assets of seller generally between $100 million and $500 million; and

           o  Excluding "merger-of-equals" transactions.

           The table below lists the selected comparable transactions.


                  Buyer                                                              Seller

Allegiant Bancorp, Inc., St. Louis, MO                               Equality Bancorp, Inc., St. Louis, MO

Old Kent Financial Corp., Grand Rapids, MI                           Home Bancorp, Fort Wayne, IN

Southern Michigan Bancorp Inc., Coldwater, MI                        Sturgis Bank & Trust Company, Sturgis, MI

BancFirst Ohio Corp., Zanesville, OH                                 Milton Federal Financial Corp., West Milton, OH

Bank of Kentucky Financial Corp., Florence, KY                       Fort Thomas Financial Corp., Fort Thomas, KY

First Place Financial Corp., Warren, OH                              Ravenna Savings Bank, Ravenna, OH

Exchange National Bancshares Inc., Jefferson City, MO                CNS Bancorp Inc., Jefferson City, MO

Peoples Building Loan & Savings Co., Lebanon, OH                     Harvest Home Financial Corp., Cheviot, OH

Camco Financial Corporation, Cambridge, OH                           Westwood Homestead Fin. Corp., Cincinnati, OH

Provident Financial Group Inc., Cincinnati, OH                       OHSL Financial Corp., Cincinnati, OH

North Central Bancorp, Norfolk, NE                                   Columbus Financial Corporation, Columbus, NE

First Busey Corporation, Urbana, IL                                  Eagle BancGroup, Inc., Bloomington, IL

Central Bancompany, Jefferson City, MO                               Fulton Bancorp Inc., Fulton, MO

Citizens Bancshares Company, Chillicothe, MO                         MBLA Financial Corp., Macon, MO

Oak Hill Financial Inc., Jackson, OH                                 Towne Financial Corporation, Blue Ash, OH

Mahaska Investment Company, Oskaloosa, IA                            Midwest Bancshares, Inc., Burlington, IA


           Blair calculated and presented the selected pricing multiples and ratios summarized below using financial data for Cameron and each acquired company as of the most-recent financial-statement date available at the time the transaction was announced, and for the twelve-month period then ended. Blair used merger-and-acquisition transaction prices and related multiples and ratios as of the respective announcement dates for each of the comparable transactions.



                                                                   Comparable Transaction Range                Cameron
                                                             ------------------------------------------         Merger
                                                                 Low          Median          High           Consideration
                                                             ------------- --------------  ------------  --------------------
Multiple of transaction price to:
    Reported earnings                                           12.9x           20.1x           31.0x           19.4x
    Recurring earnings                                          15.8            25.9            35.5            19.4

Ratio of transaction price to:
    Book value                                                 104.1%          135.1%          202.2%          102.7%
    Tangible book value                                        104.1           140.7           202.2           102.7
    Capital-equivalent tangible book value                     105.2           175.7           258.4           105.5

Transaction price premium over / (under) market price:
    One day before announcement                                  3.81%          26.89%          60.68%          16.90%
    One month before announcement                               22.27           32.84           51.49           18.57
    Three months before announcement                            13.77           32.06           68.51           45.61
    One year before announcement                               (28.75)           9.29           42.86           46.95


           In the preceding analysis, "Capital-equivalent" figures include adjustments to price and tangible book value, in each case for the "excess" capital of each company relative to a 7% tangible equity-to-assets ratio.

Control Discounted Cash Flow Analysis

           Blair also compared the merger consideration to the imputed values yielded by a DCF analysis of Cameron on a "control" basis, assuming certain operational changes a hypothetical potential acquirer could undertake to improve Cameron's financial performance. In this analysis, Blair employed the same series of operating and discount-rate assumptions as for the "stand-alone" DCF analysis outlined above, except that on a "control" basis a hypothetical potential acquirer would: (i) reduce Cameron's "excess" capital to finance a portion of a potential purchase price by liquidating certain earning assets;
(ii) reduce general and administrative expenses significantly over a two-year period, and (iii) eliminate Cameron's stock-related benefits plans thereby further reducing non-interest expenses. Blair assumed that reducing "excess" capital would serve to increase the overall yield on the remaining earning assets. As a transaction with Cameron would likely require an acquirer to employ purchase accounting, Blair assumed that any resulting intangible assets (including "goodwill") and related amortization would not affect: (i) an acquirer's view of value or (ii) its ability to achieve regulatory approval of a transaction. Blair noted the importance of the foregoing assumptions in light of: (i) a perceived stock-market bias against the effects of purchase accounting which could influence the decisions of publicly traded potential acquirers, and
(ii) the negative effect of purchase accounting on certain measures of capital on which potential acquirers are regulated. The "control" DCF analysis, which Blair tested over a range of balance sheet growth, net interest spread, loan-loss provision, cost savings, and discount rate assumptions, yielded imputed values for Cameron common stock ranging from $20.33 to $22.92 per share with a midpoint of $21.50 per share, compared to merger consideration of $20.75 per share.

General

           The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the process underlying Blair's opinion. In arriving at its fairness determination, Blair considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is identical to Cameron or the merger. The analyses were prepared solely for the purposes of Blair's opinion provided to Cameron's board as to the fairness from a financial point of view of the merger consideration to be received by the stockholders of Cameron pursuant to the merger and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon projections of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or Blair, none of Cameron, Blair, or any other person assumes responsibility if future results are materially different from those projected.

Blair's Engagements

           Cameron retained Blair by an engagement letter agreement dated April 13, 2000 to render certain limited investment-banking services in connection with Cameron's review of financial and strategic alternatives to maximize long-term value for Cameron's stockholders. In connection with this engagement, Cameron paid Blair a cash fee of $25,000, agreed to reimburse Blair's out-of-pocket expenses, and agreed to indemnify Blair against certain liabilities, including liabilities under securities laws.

           Cameron retained Blair by engagement letter agreement dated May 30, 2000 to render certain investment-banking services in connection with a possible business combination of Cameron with another party or a recapitalization of Cameron or similar restructuring. In connection with this engagement, Cameron paid Blair a cash fairness opinion fee of $100,000 and upon closing of the merger will pay Blair a cash completion fee equal to 1.0% of transaction consideration (as defined in the engagement letter), reduced by the fairness opinion fee previously paid. Further, in the engagement letter Cameron agreed to reimburse Blair for its out-of-pocket expenses reasonably incurred in connection with its engagement and to indemnify Blair against certain liabilities, including liabilities under securities laws.

DISSENTERS' APPRAISAL RIGHTS

           Under Delaware law, if you do not wish to accept the cash payment provided for in the merger agreement, you have the right to dissent from the merger and to have an appraisal of the fair value of your shares conducted by the Delaware Court of Chancery. Cameron stockholders electing to exercise dissenters' appraisal rights must comply with the provisions of Section 262 of the Delaware General Corporation Law in order to perfect their rights. Cameron will require strict compliance with the statutory procedures. A copy of Section 262 is attached as Appendix C.

           The following discussion is intended as a summary of the material provisions of the Delaware statutory procedures required to be followed by a Cameron stockholder in order to dissent from the merger and perfect dissenters' appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law, the full text of which appears in Appendix C of this proxy statement.

           Section 262 requires that stockholders be notified at least 20 days before the date of the meeting to vote on the merger for which dissenters' appraisal rights will be available. A copy of Section 262 must be included with that notice. This proxy statement constitutes Cameron's notice to its stockholders of the availability of dissenters' appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your dissenters' appraisal rights you should carefully review the text of Section 262 contained in Appendix C because if you do not timely and properly comply with the requirements of Section 262, you will lose your rights under Delaware law.

           If you elect to demand appraisal of your shares of Cameron common stock, you must satisfy both of the following conditions:

           1. You must deliver to Cameron a written demand for appraisal of your shares of common stock before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or against the merger. Voting against or failing to vote for the merger by itself does not constitute a demand for appraisal within the meaning of
                     Section 262.

           2. You must not vote in favor of the merger. An abstention or failure to vote will satisfy this requirement, but a vote in favor of the merger, by proxy or in person, will constitute a waiver of your dissenters' appraisal rights in respect of the shares of common stock so voted and will nullify any previously filed written demands for appraisal.

           If you fail to comply with either of these conditions and the merger is completed, you will be entitled to receive the cash payment for your shares of common stock as provided for in the merger agreement but will have no dissenters' appraisal rights with respect to your shares of Cameron common stock.

           All demands for appraisal must reasonably inform Cameron of the identity of the stockholder and the intention of the stockholder to demand appraisal of his or her shares of common stock. The demand should be executed by, or on behalf of, the record holder of the shares of common stock and must be delivered to the following address prior to the time that the vote on the merger is taken at the meeting:

                     Corporate Secretary
                     Cameron Financial Corporation
                     1304 North Walnut Street
                     Cameron, Missouri 64429

           To be effective, a demand for appraisal by a holder of common stock must be made by or in the name of such registered stockholder, fully and correctly, as the stockholder's name appears on his or her stock certificate(s) and cannot be made by the beneficial owner if he or she does not also hold the shares of record. The beneficial holder must, in such cases, have the registered owner submit the required demand in respect of such shares.

           If shares of common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity; and if the shares of common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares of common stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of common stock as to which appraisal is sought. Where no number of shares of common stock is expressly mentioned, the demand will be presumed to cover all shares of common stock held in the name of such record owner.

           If you hold your shares of common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such nominee. Similarly, if you participate in the Cameron Savings & Loan Association Employee Stock Ownership Plan and you wish to exercise appraisal rights, you should consult with the trustee of the Stock Ownership Plan to determine the appropriate procedures for the making of a demand for appraisal.

           Section 262 provides that within 10 days after the effective date of the merger, Dickinson must give written notice that the merger has become effective to each Cameron stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger. Within 120 days after the effective date of the merger, either Dickinson or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. Dickinson has advised us that it does not presently intend to file such a petition in the event there are dissenting stockholders and has no obligation to do so. Accordingly, your failure to file such a petition within the period specified could nullify your previously written demand for appraisal.

           At any time within 60 days after the effective date of the merger, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of Cameron common stock. If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to Dickinson, Dickinson will be obligated within 20 days after receiving service of a copy of the petition to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of common stock. After notice to dissenting stockholders, the Chancery Court is empowered to conduct a hearing upon the petition, to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation on them of the pendency of the appraisal proceedings; and if any stockholder fails to comply with this direction, the Court may dismiss the proceedings as to such stockholder.

           After determination of the stockholders entitled to appraisal of their shares of Cameron common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest. When the value is determined, the Chancery Court will direct the payment of this fair value, with interest accrued during the pendency of the proceeding if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing such shares.

           In determining fair value, the Chancery Court is required to take into account all relevant factors. You should be aware that the fair value of the shares of common stock as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive pursuant to the merger agreement.

           Costs of the appraisal proceeding may be imposed upon Dickinson and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of common stock entitled to appraisal.

           After the effective date of the merger, any stockholder who demands appraisal rights will not be entitled to vote shares of common stock subject to such demand for any purpose or to receive payments of dividends or any other distribution with respect to such shares of common stock, other than with respect to payment as of a record date prior to the effective date of the merger; however, if no petition for appraisal is filed within 120 days after the effective date of the merger, or if such stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the merger within 60 days after the effective date of the merger, then the right of such stockholder to appraisal will cease and such stockholder will be entitled to receive the cash payment for shares of his or her common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of Dickinson and must, to be effective, be made within 120 days after the effective date of the merger.

           The requirements of Section 262 are technical and complex. Cameron stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisers.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

           Some of Cameron's directors and officers may have interests in the merger that are in addition to, or different from, the interests of stockholders. Cameron's board of directors was aware of these interests and considered them in approving the merger agreement.

Stock Ownership

           The directors and executive officers of Cameron, together with their affiliates, beneficially owned a total of 201,668 shares of common stock (representing 10.17% of all outstanding shares of the common stock) as of November 1, 2000. An additional 19,819 shares of unvested restricted stock had been awarded to directors and executive officers as of that date. The directors and executive officers will receive the same consideration in the merger for their shares, including the unvested restricted stock, as the other Cameron stockholders.

Payment for Restricted Stock

           The directors and some officers of Cameron hold shares of restricted stock that were granted to them under Cameron's recognition and retention plan. Shares held under the plan are issued in the names of the persons to whom the shares have been granted, but the plan restricts their ability to vote or transfer the shares or to receive dividends until the shares are fully vested, which occurs over a five year period from the date of grant. Except as restricted by the plan, the holders have full rights of ownership. The merger agreement provides that all shares of Cameron stock, including unvested restricted stock, will receive the full merger consideration. Thus, entering into a merger transaction at this time will confer upon the holders of restricted stock the full benefits of ownership prior to the dates on which the shares would otherwise become vested.

           As of November 1, 2000, the directors and officers of Cameron had been awarded a total of 19,819 shares of restricted stock that had not yet vested. Of these shares of restricted stock, 10,160 shares would vest in January, 2001 if the merger were not to occur. The following table reflects the number of unvested shares of restricted stock awarded to each director and named officer who has been awarded restricted stock and the value of the merger consideration that each will receive in exchange for their shares, assuming a merger consideration value of $20.75 per share.


                                                                 Number of         Total Merger Consideration Value
                                                             Unvested Shares              for Unvested Shares
                       Name and Title                       of Restricted Stock           of Restricted Stock
                       --------------                       -------------------           -------------------
David G. Just, Director and former President and
  Chief Executive Officer                                        2,421(1)                        $50,236

William J. Heavner, Director                                     7,534(2)                       $156,331

Harold D. Lee, Director                                          1,211(1)                        $25,128

Dennis E. Marshall, Director                                        --                                --

Jon N. Crouch, Director                                          1,211(1)                        $25,128

William F. Barker, Director                                      4,842(3)                       $100,472

Duane Kohlstaedt, President and Chief
  Executive Officer                                                 --                                --

All directors and executive officers
  as a group (9 persons)                                        19,819(4)                       $411,245

-----------------------------

(1)   All shares are scheduled to vest on January 29, 2001.
(2) 1,507 shares are scheduled to vest on January 24, 2001 and on each January 24 thereafter through January 24, 2005.
(3) 1,210 shares are scheduled to vest on January 25, 2001 and on each January 25 thereafter through January 25, 2004.
(4) 7,560 shares are scheduled to vest in January 2001 and the remaining shares are scheduled to vest between that date and January 29, 2005.

Stock Option Plan

           The merger agreement provides that each option to purchase shares of common stock pursuant to Cameron's 1995 stock option and incentive plan that is outstanding and unexercised on the date the merger is completed, whether or not such option is then vested or exercisable, will automatically be deemed vested and exercisable. Each such option will be converted on that date into the right to receive in cash an amount equal to the difference between the per share merger consideration and the exercise price of the option, multiplied by the number of shares of common stock subject to the option. If the exercise price of any option is greater than the per share merger consideration, such option will be cancelled without any payment being made for it. As of November 1, 2000, the directors and named officers of Cameron held options to purchase a total of 112,805 shares of common stock. The following table reflects the number of vested and unvested options, the weighted average exercise price of the options, and the amounts payable to each director and named officer upon cancellation of their vested and unvested options based on $20.75 per share.


                                                                                                   Amount Payable    Amount Payable
                                         Number of Vested       Number of      Weighted Average      For Vested       For Unvested
                 Name                         Options       Unvested Options    Exercise Price        Options            Options
                 ----                         -------       ----------------    --------------        -------            -------
David G. Just, Director and
  former President and Chief
  Executive Officer                           24,216           6,053(1)           $14.5625            $149,837            $37,453

William J. Heavner, Director                      --          15,134(2)            11.9398                  --            133,334

Harold D. Lee, Director                       12,108           3,026(1)            14.5625              74,918             18,723

Dennis E. Marshall, Director                      --                 --                 --                  --                 --

Jon N. Crouch, Director                       12,108           3,026(1)            14.5625              74,918             18,723

William F. Barker, Director                    3,027          12,107(3)            14.5416              18,793             75,165

Duane Kohlstaedt, President
  and Chief Executive Officer                     --                 --                 --                  --                 --

All directors and executive
  officers as a group
  (9 persons)                                 69,059          43,746(4)            14.2078             451,798            286,195

-----------------------------

(1) These unvested options are scheduled to vest on January 29, 2001.
(2) Mr. Heavener's options vest at the rate of 3,027 shares each year from January 24, 2001 through January 24, 2005.
(3) Mr. Barker's options vest at the rate of 3,027 shares each year from January 25, 2001 through January 25, 2004.
(4) Included in these unvested options are options for 22,559 shares that are scheduled to vest in January, 2001.

Director Emeritus Agreements

           In 1994 Cameron Savings established a policy of entering into director emeritus agreements with its directors pursuant to which each director, upon retirement, would be entitled to an annual retirement benefit equal to $500 multiplied by the director's years of service on the Cameron Savings' board of directors, payable over a ten-year period. Upon termination following a change in control of Cameron Savings, each director is entitled to a lump sum payment equal to the amount which would otherwise be payable to the director over a ten-year period. The agreements also provide for a death benefit equal to the amount that would be paid to the director if he served continuously until age 72 and retired on that date. The obligations are funded with life insurance having a cash value of approximately $1.2 million, which is slightly in excess of the amount of the anticipated total liability to all active and retired directors. The merger with Dickinson will constitute a change in control. The following table sets forth the total payments to be made to each current director under his director emeritus agreement upon consummation of the merger.

                                                     Total Director
                    Name                            Emeritus Payment
                    ----                            ----------------

               David G. Just                            $170,000

               William J. Heavner                        $75,000

               Harold D. Lee                            $165,000

               Dennis E. Marshall                       $120,000

               Jon N. Crouch                            $100,000

               William F. Barker                        $120,000

Employment and Change of Control Agreements

           On February 29, 2000, Cameron entered into an employment agreement with Duane Kohlstaedt in anticipation of his becoming chief executive officer of Cameron and Cameron Savings. This agreement provides that in the event of a change in control of Cameron, Mr. Kohlstaedt would be entitled to receive a severance payment if he is terminated without cause or there is a material change in his duties, compensation or certain other aspects of his employment arrangement resulting in his resignation. The severance payment under this agreement would be equal to 299% of his average annual compensation during the three years (or shorter period if applicable) next prior to the change in control. To the extent that any such payment would result in a "parachute payment" for purposes of Section 280G of the Internal Revenue Code, the payment would be reduced by the amount necessary to cause it not to be considered a parachute payment. The transactions contemplated by the merger agreement would constitute a change in control of Cameron. Following the consummation of the merger, if Mr. Kohlstaedt becomes entitled to a severance payment under the agreement, the total amount that he could receive under the agreement, prior to any adjustment, would be approximately $199,200, if the merger is consummated in 2000, and approximately $216,508, if the merger is consummated in 2001.

           Cameron has also entered into change in control severance agreements with Ronald W. Hill, Vice President and Treasurer, and Stephen D. Hayward, Vice President. Each of these agreements provides that in the event of a change in control of Cameron, the officer would be entitled to receive a severance payment if he is terminated without cause or there is a material change in his duties, compensation or certain other aspects of his employment arrangement resulting in his resignation. The severance payment under Mr. Hill's agreement would be equal to 200% of his base annual compensation, and the severance payment under Mr. Hayward's agreement would be equal to 100% of his base annual compensation. Following the consummation of the merger, if Mr. Hill or Mr. Hayward becomes entitled to a severance payment under the agreement, the total amount that the officer could receive under the agreement would be approximately $185,155 and $78,399, respectively, if the merger is consummated in 2000, and approximately $197,570 and $84,728, respectively, if the merger is consummated in 2001. In addition, Mr. Hill and Mr. Hayward each would continue to receive life and health insurance benefits comparable to those presently provided to them.

Severance Plan

           At its October 5, 2000 meeting, Cameron's board adopted a change-in-control severance plan. The plan entitles all salaried employees, including officers, to a severance payment if the employee is terminated involuntarily, other than for cause, within six months after a change in control or the employee voluntarily leaves during that period due to certain changes in his or her employment conditions or compensation. The plan is not applicable to salaried employees who are covered by an agreement that explicitly addresses compensation and benefits payable to them upon termination of their employment. The amount of the payment under the plan would be equal to two weeks of base salary plus one week of base salary for every year of service up to ten years and one additional week of base salary for each two years of service above ten years. The transactions contemplated by the merger agreement would constitute a change in control.

Indemnification of Directors and Officers

           Dickinson has agreed to indemnify and hold harmless each director and officer of Cameron for a period of six years from liability and expenses arising out of matters existing or occurring at or prior to the consummation of the merger to the extent allowed under applicable law. This indemnification would extend to liability arising out of the transactions contemplated by the merger agreement.

REGULATORY APPROVALS

           Completion of the merger and the bank merger are subject to prior regulatory approval. The merger of Cameron with Dickinson is subject to the approval of the Board of Governors of the Federal Reserve System under the Bank Holding Company Act. Dickinson filed a request for a waiver of this application requirement on October 20, 2000, and on October 30, 2000 the requested waiver was obtained. The required notification to the Office of Thrift Supervision was filed on October 26, 2000. The bank merger is subject to the prior approval of the Office of the Comptroller of the Currency under the Bank Merger Act. In reviewing applications under the Bank Merger Act, the OCC must consider, among other factors, the financial and managerial resources and future prospects of the existing and resulting institutions, and the convenience and needs of the communities to be served. In addition, the OCC may not approve a transaction if it will result in a monopoly or otherwise be anticompetitive. Bank Midwest, N.
A. filed an application for approval of the bank merger with the OCC on October 26, 2000. The application is now pending and action on that application is expected to be forthcoming at or about the time of the meeting to vote on the merger. We are not aware of any other regulatory approvals that are required for completion of the merger, except as described above. Should any other approvals be required, we presently contemplate that we or Dickinson would seek those approvals. There can be no assurance that approval of the OCC or any other approvals, if required, will be obtained.

           The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the merger from the standpoint of the adequacy of the consideration received by Cameron stockholders in exchange for their shares of Cameron common stock. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the merger.

ACCOUNTING TREATMENT

           Dickinson will account for the merger under the purchase method of accounting. This means that Dickinson and Cameron will be treated as one company as of the date of the merger and Dickinson will record the fair value of Cameron's assets and liabilities on its financial statements. Dickinson will record the excess of its purchase price over the fair value of Cameron's identifiable net assets as goodwill.

                              THE MERGER AGREEMENT

           The following is a brief description of material provisions of the merger agreement. It does not purport to be complete and it is qualified by reference to the merger agreement itself, which is attached as Appendix A and incorporated into this proxy statement by reference. You should refer to the full text of the merger agreement for details about the terms and conditions of the merger.

TERMS OF THE MERGER

           The merger agreement provides for a business combination in which DFC Acquisition Corporation Four, which is a newly formed wholly owned subsidiary of Dickinson, will be merged into Cameron. This transaction will result in Cameron becoming a wholly owned subsidiary of Dickinson.

           The merger agreement further provides that once the merger of DFC Acquisition Corporation Four into Cameron is complete, Cameron Savings will merge into Bank Midwest. An agreement for this merger to occur has been entered into. When it occurs, the assets and liabilities of Cameron Savings will become assets and liabilities of Bank Midwest, and Cameron Savings will cease to exist.

           The merger agreement provides that the officers and directors of DFC Acquisition Corporation Four before it is merged into Cameron are to be the officers and directors of Cameron after the merger. The officers and directors of Bank Midwest immediately prior to the bank merger are to continue as officers and directors of Bank Midwest after the bank merger.

           The merger will result, except as otherwise stated, in each outstanding share, including restricted shares, of Cameron common stock being converted into to the right to receive a cash payment in the amount of $20.75, subject to adjustment under certain limited circumstances described under the caption "What You Will Receive in the Merger" beginning on page 22. Shares of Cameron common stock that are held directly or indirectly by Dickinson and shares held by Cameron as treasury stock will be canceled and retired upon completion of the merger and no payment will be made for them. The shares of common stock that are to be canceled will not include shares held in a fiduciary capacity or in satisfaction of a debt previously contracted. In addition, holders of common stock for which dissenters' appraisal rights have been exercised will be entitled only to the rights granted by Section 262 of the Delaware General Corporation Law.

           Each outstanding and unexercised option for the purchase of common stock under the Stock Option Plan that is outstanding and unexercised and has not expired at the time of the merger, whether or not it is vested, will be converted to a right to receive a cash payment equal to the number of shares of common stock subject to the option multiplied by the difference between $20.75 per share of common stock and the exercise price of the option.

WHEN THE MERGER WILL BE COMPLETED

           The closing of the merger will take place not more than 30 days after the satisfaction or waiver of all of the conditions to the merger contained in the merger agreement, unless Dickinson and Cameron agree to another date. On the date of the closing, a Certificate of merger will be filed with the Delaware Secretary of State. The merger will become effective at the time stated in the Certificate of merger. Immediately after the effective time of the merger of Cameron into Dickinson, Cameron Savings will be merged into Bank Midwest.

           Cameron expects to complete the merger in the fourth quarter of 2000. However, Cameron cannot guarantee when or if the required approvals will be obtained. Furthermore, either party may terminate the merger agreement if, among other reasons, the merger has not been completed on or before April 30, 2001, unless failure to complete the merger by that time is due to the breach of any representation, warranty or covenant by the party seeking to terminate the merger agreement.

CONDITIONS TO THE MERGER

           The obligations of Dickinson and Cameron to complete the merger are conditioned on the following:

           o  approval of the merger agreement by Cameron's stockholders;

           o receipt of all required regulatory approvals, consents and waivers without any materially adverse conditions;

           o no party to the merger being subject to any order, decree, ruling or injunction that prohibits consummating the merger, no governmental entity having instituted any proceeding for the purpose of blocking the merger, and the absence of any statute, rule or regulation that prohibits or restricts completion of the merger; and

           o the other party having performed in all material respects its obligations under the merger agreement, the other party's representations and warranties being true and correct as of the date of the merger agreement and as of the closing date.

           The obligations of Dickinson to complete the merger also are conditioned on Cameron having adjusted stockholders' equity of not less than $39,500,000 and Dickinson having received customary legal opinions from Cameron's counsel in form and substance reasonably acceptable to Dickinson. The obligations of Cameron also are conditioned on Dickinson having sufficient cash to pay the aggregate merger consideration.

           We cannot guarantee whether all of the conditions to the merger will be satisfied or waived by the party permitted to do so. If the merger is not completed on or before April 30, 2001, either party may terminate the merger agreement by a vote of a majority of its board of directors.

CONDUCT OF BUSINESS PENDING THE MERGER

           Dickinson and Cameron have each agreed that, until the completion of the merger, each of them will, and will cause its subsidiaries to, use its commercially reasonable efforts to:

           o conduct its business in the regular, ordinary and usual course consistent with past practice;

           o maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees;

           o take no action which would adversely affect or delay the ability of Dickinson or Cameron to perform their respective covenants and agreements on a timely basis under the merger agreement; and

           o take no action which would adversely affect or delay any party's ability to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated by the merger agreement or which would reasonably be expected to result in those approvals, consents or waivers containing any material condition or restriction.

Further, except as otherwise provided in the merger agreement, until the completion of the merger, Cameron has agreed that, unless permitted to by Dickinson, neither it nor its subsidiaries will:

           o  change its certificate of incorporation or bylaws;

           o issue, deliver or sell any shares of its capital stock, or securities or obligations convertible or exercisable for any shares of its capital stock, other than shares issued upon the exercise of outstanding stock options;

           o issue, grant or sell any option, warrant, call, commitment, stock appreciation right, right to purchase or agreement relating to its authorized or issued capital stock, or change the terms of any of its outstanding stock options or warrants;

           o split, combine, reclassify or adjust any shares of its capital stock or otherwise change its capitalization;

           o make, declare or pay any cash or stock dividends or other distributions on its capital stock, other than normal quarterly cash dividends on its common stock of not more than $0.15 per share and the accelerated payment of the first quarter 2001 dividend from January 2001 to a date that is not earlier than December 15, 2000 so long as Cameron's adjusted stockholders equity remains at least $40,000,000;

           o  redeem, purchase or acquire any shares of its capital stock;

           o sell, transfer, assign, mortgage, encumber or dispose of any of its material assets or cancel, release or assign any indebtedness, other than in the ordinary course of business consistent with past practice;

           o increase the compensation or fringe benefits of any of its employees or directors, other than general increases in compensation for non-executive officer employees in the ordinary course of business consistent with past practice;

           o pay any pension or retirement allowance not required by any existing plan or agreement to any employees or directors;

           o become a party to, amend or commit to fund or otherwise establish any trust or account related to any employee benefit plan with or for the benefit of any employee or director;

           o grant or award any stock options, or make any discretionary contribution to any employee benefit plan;

           o hire any employee with an annual total compensation payment in excess of $35,000 or enter into any employment contract with any employee;

           o change its method of accounting, except as required by changes in generally accepted accounting principles or as contemplated by the merger agreement;

           o settle any claim against it for money damages in excess of $25,000 or agree to material restrictions on its operations;

           o permit any lien, encumbrance or charge of any material effect to attach to any assets of Cameron or Cameron Savings, other than in the ordinary course of business consistent with past practice;

           o acquire or agree to acquire any business or assets of another business that would be material to it, except in satisfaction of debts previously contracted;

           o extend or renew loans, or advance additional sums to a borrower whose loans, in whole or in part, have been classified or listed as special mention by any regulatory authority or included on Cameron Savings' watch list, except as contemplated by the merger agreement;

           o make, renegotiate, renew, increase, extend, modify or purchase any loan, lease, advance, credit enhancement or other extension of credit, or make any such commitment, except in conformance with existing lending practice in amounts not to exceed $150,000 secured or $25,000 unsecured, with respect to any individual borrower or loans as to which Cameron has a binding obligation to make such loans as of the date of the merger agreement;

           o establish or commit to establish any new branch or other office facilities or file any application to relocate or terminate the operations of any banking office;

           o make any investment either by purchase of securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual or entity, other than investments for its portfolio made in accordance with the merger agreement;

           o make any investment in any debt security (including mortgage-backed and mortgage-related securities) except for short- to intermediate-term U.S. government and U.S. government agency securities, or securities of the Federal Home Loan Bank, or materially restructure or change its investment securities portfolio, through purchases, sales or otherwise;

           o enter into, renew, amend or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than $50,000 per year over a term of up to three years;

           o permit Cameron Savings to waive any material right or cancel any material contract, lease, license, obligation or commitment, other than in the ordinary course of business consistent with past practice;

           o incur any additional borrowings other than short-term (six months or less) Federal Home Loan Bank borrowings and reverse repurchase agreements consistent with past practice, or pledge any of its assets to secure any borrowings other than in connection with such borrowings and reverse repurchase agreement or as required pursuant to the terms of borrowings of Cameron or its subsidiaries in effect as of the date of the merger agreement;

           o make any capital expenditures in excess of $10,000 per expenditure or $200,000 in the aggregate, other than pursuant to prior binding commitments and other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes;

           o  elect any new executive officer or director;

           o enter into any agreements or transactions with any officer, director, stockholder or employee of Cameron or its affiliates and subsidiaries in an amount of more than $5,000 individually or $25,000 in the aggregate;

           o  organize,   capitalize,   lend  to  or  otherwise  invest  in  any
              subsidiary;

           o accept any deposits from any person on terms materially more favorable in any respect than those available to the general public in Cameron's market area, unless such deposits are accepted in accordance with existing practice; and

           o agree to take or make any commitment to take any of the actions listed above.

           See Article IV of the merger agreement, which is attached to this proxy statement as Appendix A, for a more complete account of restrictions or the conduct of business of Cameron pending the merger.

COVENANTS OF CAMERON AND DICKINSON IN THE MERGER AGREEMENT

Agreement Not To Solicit Other Offers

       The merger agreement prohibits Cameron and Cameron Savings and their officers, directors, employees, representatives, agents and affiliates from initiating, soliciting, knowingly encouraging or facilitating any acquisition proposal with a third party. An acquisition proposal includes the following:

           o  any merger,  consolidation,  share exchange, business combination,
              recapitalization,   liquidation,   dissolution  or  other  similar
              transaction;

           o any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of Cameron or Cameron Savings, taken as a whole, in a single transaction or series of transactions;

           o any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of Cameron or the filing with the SEC of a registration statement for that purpose; and

           o any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

           Despite the agreement of Cameron not to solicit other acquisition proposals, the board of directors of Cameron generally may furnish information to or enter into discussions or negotiations with anyone who makes an unsolicited, written, bona fide acquisition proposal that is a financially superior proposal to the merger. A proposal of this nature is one about which Cameron's board has concluded, after consulting with its financial advisers and legal counsel, is superior to this merger from a financial point of view. Before Cameron enters into negotiations with a third party regarding a superior proposal, it has to give reasonable notice to Dickinson and must obtain from the third party an executed confidentiality agreement.

Employee Matters

           Each person who is an employee of Cameron or its subsidiaries as of the closing of the merger and whose employment is not specifically terminated at or prior to closing will become an employee of the combined company or its subsidiaries. Each of these continuing employees will be an employee at will.

           All continuing employees who continue as employees of the combined company after the merger will be eligible to participate in Dickinson's benefit plans on the same basis as a new employee of Dickinson. Service with Cameron or its subsidiaries will be treated as service with Dickinson for purposes of satisfying any waiting periods, evidence of insurability requirements or the application of any preexisting condition limitation with respect to any Dickinson welfare benefit plan. Each continuing employee shall receive credit for service with Cameron or its subsidiaries for purposes of any employee benefit plans or computing vacation pay benefits.

           Prior to December 15, 2000, Cameron will make a contribution of $406,340.31 to Cameron's employee stock ownership plan for the fiscal year ended September 30, 2000. In addition, Cameron will make an additional contribution equal to the lesser of 25% of its eligible payroll under the plan or the maximum contribution permitted by Section 415 of the Internal Revenue Code, in each case covering the period from October 1, 2000 to the end of the day immediately preceding the effective time of the merger. The total amount of these contributions to the plan is not permitted to exceed the remaining unpaid loan balance owed by the plan to Cameron. These contributions to the plan only will be used by the plan to pay this loan balance. Any merger consideration received by the plan that remains after this loan is repaid will be allocated to the accounts of the plan participants as investment earnings. The plan then will be terminated and distributions of the benefits under the plan will be made to the participants in accordance with the provisions of the plan.

           At its October 5, 2000 meeting, Cameron's board adopted a change-in-control severance policy. The policy entitles all salaried employees, including officers, to a severance payment if the employee is terminated involuntarily, other than for cause, within six months after a change in control or the employee voluntarily leaves during that period due to certain changes in his or her employment conditions or compensation. The amount of the payment would be equal to two weeks of base salary plus one week of base salary for every year of service up to ten years and one additional week of base salary for each two years of service above ten years. The transactions contemplated by the merger agreement would constitute a change in control.

Indemnification

           Dickinson has agreed to indemnify and hold harmless each director and officer of Cameron against liability and expenses arising out of matters existing or occurring at or before the consummation of the merger to the extent allowed under applicable law.

                     Certain Other Covenants

           The merger agreement also contains other agreements relating to the conduct of the parties before consummation of the merger, including the following:

           o After all required regulatory and stockholder approvals have been received, Cameron will cause Cameron Financial to revise its loan, litigation and real estate valuation policies and practices, and investment and asset/liability management policies and practices to conform to those of Bank Midwest. Cameron must first confirm that it is not aware of any fact that would prevent the completion of the merger.

           o Cameron will give Dickinson reasonable access during normal business hours to its property, books, records and personnel and furnish all information Dickinson may reasonably request. In addition, two representatives of Dickinson will be permitted to observe the board of directors meetings of Cameron and Cameron Savings.

           o Dickinson, with the cooperation of Cameron, will submit all necessary filings and applications with any governmental entity, the approval of which is required to complete the merger and related transactions, and will obtain any approval, consent or waiver of any third party that is required in connection with this transaction.

           o Dickinson and Cameron will use all reasonable efforts to take promptly all actions necessary, proper or advisable to consummate the merger.

           o Dickinson and Cameron will consult with each other regarding any public statements about the merger and any filings with any governmental entity or with any national securities exchange.

           o         Cameron  will  take all  actions  necessary  to  convene  a
                     meeting  of  its   stockholders   to  vote  on  the  merger
                     agreement. The Cameron board will recommend at its stockholder meeting that the stockholders vote to approve the merger and will use its reasonable best efforts to solicit stockholder approval.

           o Dickinson and Cameron each will notify the other of any contract defaults or other events which would reasonably be likely to result in a material adverse effect on it.

REPRESENTATIONS AND WARRANTIES IN THE MERGER AGREEMENT

           Both Dickinson and Cameron have made certain customary representations and warranties to each other relating to their businesses in the merger agreement. For information on these representations and warranties, please refer to Article III of the merger agreement attached as Appendix A. The representations and warranties must be true through the completion of the merger. See "Conditions to the Merger" beginning on page 6.

TERMINATION OF THE MERGER AGREEMENT

           The merger agreement may be terminated at or prior to the completion of the merger, either before or after any requisite stockholder approval by:

           o the mutual consent of Dickinson and Cameron in writing, if a majority of the board of directors of each so determines;

           o  either   party  if  a  majority  of  its  board  of  directors  so
              determines, in the event of a failure of the stockholders of Cameron to approve the merger agreement;

           o either party if a required regulatory approval, consent or waiver is denied or any governmental entity prohibits the merger or the other transactions;

           o Dickinson if a required regulatory approval, consent or waiver is made subject to conditions reasonably unacceptable to it;

           o either party if a majority of its board of directors so determines, in the event the merger is not consummated by April 30, 2001, unless the failure to so consummate by such time is due to a breach caused by the party seeking to terminate;

           o either party if the other party makes a misrepresentation, breaches a warranty or fails to fulfill a covenant that is not cured within a specified time and that would have a material adverse effect on the party seeking to terminate;

           o Cameron if its board of directors determines that it must accept a superior offer from a third party in the exercise of its fiduciary duties;

           o Dickinson, if Cameron's stockholders have exercised dissenters' or appraisal rights with respect to more than 10% of the outstanding shares of Cameron common stock by delivering a written demand for appraisal of their shares to Cameron prior to the meeting; or

           o Dickinson, if there shall have been a material adverse change in the condition of Cameron between the date of Dickinson's initial due diligence and the closing date and Cameron fails to cure such change within a specified time.

EXPENSES AND TERMINATION FEE

           Each party will pay its own costs and expenses incurred in connection with the merger.

           If Cameron terminates the merger agreement in order to accept a superior offer from a third party and within 12 months Cameron or Cameron
Savings enters into an agreement with that party to effect a merger, consolidation, share exchange or similar transaction, then Cameron will pay to Dickinson a termination fee of $500,000.

CHANGING THE TERMS OF THE MERGER AGREEMENT

           Before the completion of the merger, we may agree in writing to amend or modify any provision of the merger agreement and any provision of the merger agreement may be waived by the party benefited by the provision. However, after the vote by the stockholders of Cameron, no amendment or modification may be made that would reduce the amount or change the kind of consideration to be received by Cameron's stockholders under the terms of the merger or contravene any provision of applicable law or the federal banking laws, rules and regulations.

                                  OTHER MATTERS

           The board of directors is not aware of any business to come before the meeting other than those matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that proxies will be voted in accordance with the judgment of the person or persons voting the proxies.

                              STOCKHOLDER PROPOSALS

           Cameron will hold an annual meeting of stockholders in 2001 only if the merger is not approved at the special meeting to which this proxy statement pertains. If an annual meeting is held, any Cameron stockholder who intends to present a proposal at the annual meeting must deliver the proposal to Cameron at 1304 North Walnut Street, Cameron, Missouri 64429, Attention: Corporate Secretary, by the applicable deadline below:

           o If the stockholder proposal is intended for inclusion in Cameron's proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, Cameron must receive the proposal a reasonable period of time before Cameron begins to print and mail its proxy materials. Such proposal must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission.

           o Cameron's bylaws provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder generally must deliver notice of such nominations and/or proposals to the Secretary not less than 90 days prior to the date of the annual meeting, subject to specified exceptions. The notice also must include the information specified in the bylaws.

                       WHERE YOU CAN FIND MORE INFORMATION


           Cameron is subject to the informational requirements of the Securities Exchange Act of 1934 and files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Cameron files at the SEC's public reference room located at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and Suite 1300, 7 World Trade Center, New York, New York 10048. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The public filings of Cameron also are available to the public from commercial document retrieval services and at the internet website maintained by the SEC at "http://www.sec.gov."

           Cameron common stock is traded on the Nasdaq National Market SM under the symbol "CMRN." Documents filed by Cameron can be inspected at the office of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.



--------------------------------------------------------------------------------
           You should rely only on the information contained in this document to vote your shares at the meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated November 27, 2000. You should not assume that the information contained in this document is accurate as of any date other than that date, and neither the mailing of this document to stockholders of Cameron nor the payment of the cash consideration in the merger shall create any implication to the contrary.
--------------------------------------------------------------------------------

                    APPENDIX A--AGREEMENT AND PLAN OF MERGER




                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF OCTOBER 6, 2000

                                  BY AND AMONG

                        DICKINSON FINANCIAL CORPORATION,


                        DFC ACQUISITION CORPORATION FOUR

                                       AND

                          CAMERON FINANCIAL CORPORATION

                          AGREEMENT AND PLAN OF MERGER


Article I.     THE MERGER......................................................................................1

   Section 1.01        Structure of the Merger.................................................................1

   Section 1.02        Status and Conversion of Shares in the Merger...........................................1

   Section 1.03        Exchange Procedures.....................................................................2

   Section 1.04        Stock Options; Restricted Stock.........................................................4

   Section 1.05        Directors and Officers of the Surviving Corporation at Effective Time...................4

   Section 1.06        Certificate of Incorporation and Bylaws of the Surviving Corporation....................4

   Section 1.07        Dissenters' Rights......................................................................4

   Section 1.08        Bank Merger.............................................................................5

Article II.    STOCKHOLDERS' equity at Closing.................................................................5

   Section 2.01        ADJUSTED stockholders' equity...........................................................5

   Section 2.02        VALUATION OF ASSETS.....................................................................5

   Section 2.03        Valuation of Liabilities and special adjustments........................................6

Article III.   Representations and Warranties..................................................................6

   Section 3.01        Disclosure Letters......................................................................6

   Section 3.02        Standards...............................................................................7

   Section 3.03        Representations and Warranties of Seller................................................7

   Section 3.04        Representations and Warranties of Buyer................................................19

Article IV.    Conduct Pending the Merger.....................................................................22

   Section 4.01        Conduct of Seller's Business Prior to the Effective Time...............................22

   Section 4.02        Forbearance by Seller..................................................................23

   Section 4.03        Conduct of Buyer's Business Prior to the Effective Time................................26

Article V.     Covenants......................................................................................26

   Section 5.01        Acquisition Proposals..................................................................26

   Section 5.02        Certain Policies and Actions of Seller.................................................27

   Section 5.03        Access and Information.................................................................27

   Section 5.04        Certain Filings, Consents and Arrangements.............................................28

   Section 5.05        Additional Actions.....................................................................28

   Section 5.06        Publicity..............................................................................29

   Section 5.07        Stockholders Meeting...................................................................29

   Section 5.08        Proxy Statement........................................................................29

   Section 5.09        Notification of Certain Matters........................................................29

                                        i


   Section 5.10        Employees..............................................................................29

   Section 5.11        Indemnification........................................................................31

   Section 5.12        Acquisition Sub........................................................................32

Article VI.    Conditions to Consummation.....................................................................32

   Section 6.01        Conditions to Each Party's Obligations.................................................32

   Section 6.02        Conditions to the Obligations of Buyer.................................................33

   Section 6.03        Conditions to the Obligations of Seller................................................33

Article VII.   Data Processing................................................................................33

   Section 7.01        Sample Data............................................................................33

   Section 7.02        Information for Check Ordering.........................................................33

   Section 7.03        Installation of Data Circuits..........................................................34

Article VIII.  Termination....................................................................................34

   Section 8.01        Termination............................................................................34

   Section 8.02        Termination Fee........................................................................35

   Section 8.03        Effect of Termination..................................................................35

Article IX.    Closing and Effective Time.....................................................................35

   Section 9.01        Effective Time.........................................................................35

   Section 9.02        Deliveries at the Closing..............................................................35

Article X.     Certain Other Matters..........................................................................35

   Section 10.01       Certain Definitions; Interpretation....................................................35

   Section 10.02       Survival...............................................................................36

   Section 10.03       Waiver; Amendment......................................................................36

   Section 10.04       Counterparts...........................................................................36

   Section 10.05       Governing Law..........................................................................36

   Section 10.06       Expenses...............................................................................36

   Section 10.07       Notices................................................................................36

   Section 10.08       Entire Agreement, Etc..................................................................37

   Section 10.09       Specific Performance...................................................................37

   Section 10.10       Successors and Assigns; Assignment.....................................................37

                          AGREEMENT AND PLAN OF MERGER

           This is an Agreement and Plan of Merger, dated as of the 6th day of October, 2000 ("Agreement"), by and among DICKINSON FINANCIAL CORPORATION, a Missouri corporation ("Buyer"), DFC ACQUISITION CORPORATION FOUR, a Delaware corporation ("Acquisition Sub") and CAMERON FINANCIAL CORPORATION, a Delaware corporation ("Seller").

                             Introductory Statement

           The Board of Directors of each of Buyer and Seller (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of Buyer and Seller, respectively, and in the best interests of their respective stockholders and (ii) has approved, at meetings of each of such Boards of Directors, this Agreement.

           Buyer and Seller desire to make certain representations, warranties and agreements in connection with the business combination and related transactions provided for herein and to prescribe various conditions to such transactions.

           Acquisition Sub has been organized as a new wholly-owned subsidiary of Buyer to facilitate the business combination contemplated hereby.

           In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                             Article I. THE MERGER

Section  1.01  Structure  of the Merger.  At the  Effective  Time (as defined in
Section 9.01), Acquisition Sub will merge with and into Seller ("Merger"), with Seller being the surviving corporation of the Merger (the "Surviving Corporation"), pursuant to the provisions of, and with the effect provided in, the Delaware General Corporation Law ("DGCL"). Upon consummation of the Merger, the separate corporate existence of Acquisition Sub shall cease. Seller, as the Surviving Corporation, shall continue to be governed by the laws of the State of Delaware and its separate corporate existence, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger. The name of the Surviving Corporation shall be Cameron Financial Corporation. From and after the Effective Time, the Surviving Corporation shall possess all of the properties and rights and be subject to all of the liabilities and obligations of Acquisition Sub, all as more fully described in the DGCL.

Section 1.02         Status and Conversion of Shares in the Merger.

a) Effect on Shares of Seller Common Stock. By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of common stock, par value $.01 per share, of Seller ("Seller Common Stock") that is issued and outstanding at the Effective Time, other than Excluded Shares (as defined below) and including Seller Restricted Stock held pursuant to the Seller Restricted Stock Plan (as defined in Section 1.04b)), shall be canceled and cease to be outstanding and shall be converted into and become the right to receive a cash payment equal to $20.75; provided, however that such per share amount shall be adjusted as follows, if applicable:

           (i) if the Effective Time shall occur after January 31, 2001 an additional amount equal to the lesser of (A) $.0035 times the number of days which shall have elapsed between January 31, 2001 and the Effective Time and (B) Seller's net income per share (based on

           2,099,179 shares, including shares subject to option) during such period shall be added to such per share amount and

           (ii) if the Adjusted Stockholders' Equity (as defined in Section 2.01 below) of Seller as of the close of business on the last business day next prior to the Effective Time shall be less than $40,000,000, then an amount determined by dividing the amount by which such Adjusted Stockholders' Equity is less than $40,000,000 by 2,099,179 shall be deducted from such per share amount and no interest factor or any additional amount will be due.

(The amount so determined pursuant to this paragraph is referred to hereinafter as the "Merger Consideration".) After the Effective Time, no dividends or other distributions made or payable by Seller shall accrue for the benefit of or be payable with respect to, any Seller Common Stock.

           "Excluded Shares" shall consist of (i) shares of Seller Common Stock as to which the respective holders thereof have properly demanded appraisal rights and have not failed to perfect, have not effectively withdrawn and have not lost their rights to appraisal and payment pursuant to any applicable law providing for dissenters' or appraisal rights (the "Dissenters' Shares"), (ii) shares held directly or indirectly by Buyer (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) and (iii) shares held by Seller as treasury stock. After the Effective Time, no dividends or other distributions made or payable by Seller shall accrue for the benefit of or be payable with respect to, any Dissenters' Shares, and no interest shall accrue with respect to payments due to holders of Dissenters' Shares, unless such accruals are required by the DGCL.

           b) As of the Effective Time, each Excluded Share, other than Dissenters' Shares, shall be canceled and retired and shall cease to exist, and no exchange or payment shall be made with respect thereto. In addition, no Dissenters' Shares shall be converted into the Merger Consideration pursuant to this Section 1.02 but instead shall be treated in accordance with the procedures set forth in Section 1.07 of this Agreement.


           c) At and as of the Effective Time, each share of Acquisition Sub shall be converted into one share of Common Stock , $.01 par value, of the Surviving Corporation.

Section  1.03  Exchange  Procedures.

           a) Appropriate transmittal materials ("Letter of Transmittal") shall be mailed by Buyer or Exchange Agent (as defined in Section 1.03c)) as soon as reasonably practicable after the Effective Time, and in no event later than five
(5) business days thereafter, to each holder of record of Seller Common Stock, other than holders of Excluded Shares, as of the Effective Time. A Letter of Transmittal will be deemed properly completed by holders of Seller Common Stock only if accompanied by certificates representing all shares of Seller Common Stock to be converted thereby, except as provided in Section 1.03h) below.

           b) At and after the Effective Time, each certificate ("Seller Certificate") previously representing shares of Seller Common Stock (except as specifically set forth in Section 1.02) shall represent only the right to receive the Merger Consideration multiplied by the number of shares of Seller Common Stock previously represented by the Seller Certificate.

           c) Prior to the Effective Time, Buyer may select a bank or trust company acceptable to Seller, which shall act as exchange agent ("Exchange Agent") for the benefit of the holders of shares of Seller Common Stock, for exchange in accordance with this Section 1.03. If Buyer elects not to select such a bank or trust company as Exchange Agent, then Buyer shall be deemed to be the Exchange Agent for all purposes under this Agreement. At the Effective Time, Buyer shall transfer to the Exchange Agent, or set aside and hold in trust for the benefit of the stockholders of Seller if Buyer is the Exchange Agent, sufficient funds to pay the Merger Consideration to all stockholders of the Seller.

d) The Letter of Transmittal (which shall be subject to the reasonable approval of Seller and Buyer) shall (i) specify that delivery shall be effected, and risk of loss of the Seller Certificates shall pass, only upon delivery of the Seller Certificates to the Exchange Agent, (ii) specify that the shares of Seller Common Stock have been canceled, that the consideration to be paid for such shares shall be paid only upon delivery and surrender of such Seller Certificates (except as provided in Section 1.03h) below), and that neither dividends nor interest shall accrue on the cash consideration payable after the Effective Time of the Merger, (iii) be in a form and contain any other provisions as Buyer may reasonably determine, and (iv) include instructions for use in effecting the surrender of the Seller Certificates in exchange for the Merger Consideration. Upon the proper surrender of the Seller Certificates to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal, the holder of such Seller Certificates shall be entitled to receive in exchange therefor a check in the amount equal to the cash that such holder has the right to receive pursuant to Section 1.02. As soon as practicable, but no later than 10 business days following receipt of the properly completed letter of Transmittal and any necessary accompanying documentation, the Exchange Agent shall distribute the cash as provided herein. If there is a transfer of ownership of any shares of Seller Common Stock not registered in the transfer records of Seller the Merger Consideration shall be issued to the transferee thereof if the Seller Certificates representing such Seller Common Stock are presented to the Exchange Agent, accompanied by all documents required, in the reasonable judgment of Buyer and the Exchange Agent,
(x) to evidence and effect such transfer and (y) to evidence that any applicable stock transfer taxes have been paid.

           e) From and after the Effective Time there shall be no transfers on the stock transfer records of Seller of any shares of Seller Common Stock. If, after the Effective Time, Seller Certificates are presented to Buyer, they shall be exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this
Section 1.03.

           f) If Buyer is not acting as Exchange Agent, any portion of the aggregate amount of cash to be paid pursuant to Section 1.02 that remains unclaimed by the stockholders of Seller for 12 months after the Effective Time shall be repaid by the Exchange Agent to Buyer upon the written request of Buyer. After such request is made, any stockholders of Seller who have not theretofore complied with this Section 1.03 shall look only to Buyer for the Merger Consideration deliverable in respect of each share of Seller Common Stock such stockholder holds, as determined pursuant to Section 1.02 of this Agreement, without any interest. If outstanding Seller Certificates are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by any abandoned property, escheat or other applicable laws, become the property of Buyer (and, to the extent not in its possession, shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Agreement (or any affiliate thereof) shall be liable to any former holder of Seller Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

           g) Buyer and the Exchange Agent shall be entitled to rely upon Seller's stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Seller Certificate, Buyer and the Exchange Agent shall be entitled (i) to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto, or at Buyer's option, or (ii) to file a suit in interpleader against the competing parties, deposit the Merger Consideration due with respect to the disputed Seller Certificate with a court of competent jurisdiction, and thereafter be discharged from any responsibility to the competing parties.

           h) If any Seller Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Seller Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Seller Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Seller Certificate the Merger Consideration deliverable in respect thereof pursuant to Section 1.02.


Section 1.04 Stock Options;  Restricted  Stock.

           a) At the Effective Time, each option to acquire shares of Seller Common Stock (a "Seller Option"), whether or not then vested, granted pursuant to the Seller's Amended 1995 Stock Option Plan (the "Seller Option Plan") that is then outstanding and unexercised shall be deemed vested and exercisable, whether or not then exercisable, and shall be canceled and terminated and in lieu thereof the holders of such options shall be paid by Seller or Seller S&L in cash (from funds provided by Buyer if necessary) in an amount equal to the product of (i) the number of shares of Seller Common Stock subject to such unexercised option at the Effective Time and (ii) the amount by which the Merger Consideration per share exceeds the exercise price per share of such option net of any cash which must be withheld under federal and state income and employment tax requirements. In the event that the exercise price of a Seller Option is greater than the Merger Consideration, then at the Effective Time such Seller Option shall be canceled without any payment made in exchange therefor. At the Effective Time, the Seller Option Plan shall be deemed terminated.

           b) Inasmuch as at the Effective Time, all shares of restricted Seller Common Stock (the "Seller Restricted Stock"), held under the Seller's Recognition and Retention Plan (the "Seller Restricted Stock Plan") are to be canceled and the Merger Consideration in respect of such shares to be paid to the holders thereof, the Seller Restricted Stock Plan shall be deemed terminated as of the Effective Time.

Section 1.05 Directors and Officers of the Surviving Corporation at Effective Time. At the Effective Time, the directors and officers of the Surviving Corporation shall consist of the directors and officers of Acquisition Sub serving immediately prior to the Effective Time (a list of which is attached hereto as Exhibit A), each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified. Section 1.06 Certificate of Incorporation and Bylaws of the Surviving Corporation. The certificate of incorporation and bylaws of Seller in effect immediately prior to the Effective Time shall be the certificate of incorporation and bylaws of the Surviving Corporation from and after the Effective Time until amended as provided by law.

Section 1.07  Dissenters'  Rights.

           a) Buyer  shall pay for any  Dissenters'  Shares in  accordance  with
Section 262 of the DGCL providing for appraisal rights, and the holders thereof shall not be entitled to receive any Merger Consideration; provided, that if appraisal rights under such law with respect to any Dissenters' Shares shall have been effectively withdrawn or lost, such shares will thereupon cease to be treated as Dissenters' Shares and shall be converted into the right to receive the Merger Consideration pursuant to Section 1.02.

           b) Seller shall (i) give Buyer prompt written notice of the receipt of any notice from a stockholder purporting to exercise any dissenters' rights,
(ii) not settle nor offer to settle any demand for payment without the prior written consent of Buyer and (iii) not waive any failure to comply strictly with any procedural requirements of Section 262 of the DGCL.

Section 1.08 Bank Merger. Immediately following the Effective Time, Buyer anticipates that Buyer will cause Seller S&L (as defined in Section 3.03a) to be merged into Buyer Bank (as defined in Section 3.04a) pursuant to a Bank Merger Agreement substantially in the form attached as Exhibit C with such changes as Buyer may reasonably suggest. Concurrently with or at approximately the same time as Buyer files applications with the regulatory authorities for the necessary approvals for the Merger, Buyer will file applications for the necessary approvals for the Bank Merger so that it may become effective shortly after the Effective Time. Buyer Bank and Seller S&L shall enter into such Merger Agreement and Seller agrees to cooperate with Buyer, and to use its power as the sole stockholder of Seller S&L to cause Seller S&L to cooperate with Buyer in any necessary preparations for the Bank Merger. Seller's and Seller S&L's cooperation shall include but not be limited to board approvals of the Bank Merger and the execution of merger documents; provided, however, that (i) neither Seller nor Seller S&L shall be requested to do any act in violation of any law or fiduciary duty; (ii) such Bank Merger shall not become effective until after the Effective Time, (iii) there shall be no stockholder approval by Seller or Seller S&L of the Bank Merger until after the Effective Time, and (iv) such Bank Merger Agreement will automatically terminate in the event of the termination of this Agreement prior to the Closing.


                  Article II. STOCKHOLDERS' equity at Closing

Section 2.01 ADJUSTED stockholders' equity. Seller agrees that Buyer's obligation to consummate the Merger shall, at Buyer's option, be conditioned upon the Stockholders' Equity of Seller, consolidated with all of its Subsidiaries (as defined in Section 3.03a), at the close of business on the day prior to the Effective Time being not less than $39,500,000 after taking into account the adjustments described below ("Adjusted Stockholders' Equity"). Such Adjusted Stockholders' Equity shall be determined according to generally accepted accounting principles as they are applied to savings and loan associations and savings and loan association holding companies and in a manner consistent with Seller's past practices, with assets and liabilities valued as follows:

Section 2.02 VALUATION OF ASSETS.

           Seller's assets shall be valued in the following manner:

           a) Cash and Due. Cash items, cash equivalent items, federal funds sold, and items in the process of collection shall be valued at their historical book value on Seller's books, including accrued interest not over 90 days past due;

           b) Loans. Loans shall be valued at their historical book values on Seller S&L's books, plus accrued but unpaid interest which is not over 90 days past due, less any dealer reserve, less any unearned discount, and less a loan loss reserve equal to .75% of gross loans outstanding;

           c) Investment Securities. Any investment securities classified by Seller S&L as "Available for Sale" shall be valued at their fair market values, determined by market quotations issued by a reputable source acceptable to both parties no more than 10 days prior to the Effective Time, plus any accrued but unpaid interest not over 90 days past due, and investment securities classified by Seller S&L as "Held to Maturity" shall be valued at their historical book values on Seller S&L's books, plus any accrued but unpaid interest not over 90 days past due;

           d) Fixed Assets. Real and personal property shall be valued at historical book value on Seller S&L's books, net of all depreciation and any specific reserves; and

           e) Other Assets. Other assets shall be valued at their historical book values on Seller S&L's books, less any applicable depreciation as shown on Seller S&L's books, and less any contra asset or liability accounts in the nature of valuation or contingency reserves existing on Seller S&L's books with respect to any such assets.

Section 2.03         Valuation of Liabilities and special adjustments.

           a) Deposit Liabilities. Deposit liabilities shall be valued at their historical book values on Seller S&L's books, plus all accrued but unpaid interest;

           b) Expense Items. All items of expense shall be accrued through the banking business day next preceding the Effective Time, based on the most recently available billing, or based on estimates if no related prior billing is available, and any expense estimates agreed between the parties shall be considered final between the parties, regardless of the amount of the actual billings, except in the event of a breach of a representation or warranty contained herein; and

           c) Other Liabilities. Other liabilities shall be valued at their historical book value on Seller S&L's books, or in the case of contingent or unliquidated liabilities at their reasonably estimated future cost in accordance with GAAP (FASB 5) and consistent with past practices; provided, however, that any contingent or unliquidated liabilities the reporting of which is not required by GAAP and which were disclosed on Seller's Disclosure Letter delivered to Buyer prior to the date hereof shall not be shown as liabilities.

           d) Fees. Any fees due or paid to Seller's or Seller S&L's advisors, agents, attorneys, accountants, brokers or finders (other than the fees owed to William Blair & Company, L.L.C. for investment banking services) regarding this transaction shall be treated as a liability and expense in computing such Stockholders' Equity.

           e) Other Adjustments. Any adjustments to assets or liabilities made pursuant to Section 5.02 shall not be shown and there shall be no accrual for payments to be made pursuant to Section 1.04 hereof or by reason of payments which are to be made pursuant to the change in control provisions of Seller's Director Emeritus Agreements to the extent that such payments exceed the normal accrual for past service.




                  Article III. Representations and Warranties

Section 3.01 Disclosure Letters. Prior to the execution and delivery of this Agreement, Seller and Buyer each shall have delivered to the other a letter (each, its "Disclosure Letter") setting forth, among other things, facts, circumstances and events the disclosure of which is required or appropriate in relation to any or all of their respective representations and warranties (and making specific reference to the section or subsection, as the case may be, of this Agreement to which they relate); provided, that (a) no such fact, circumstance or event is required to be set forth in the Disclosure Letter as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standards established by Section 3.02 except that

Seller's Disclosure Letter shall include any fact, circumstance or event having a negative financial impact of $25,000 or greater regardless of whether or not the standards established by Section 3.02 have been met and (b) the mere inclusion of a fact, circumstance or event in a Disclosure Letter shall not be deemed an admission by a party that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect (as defined in Section 3.02(b)).

Section 3.02 Standards.

           a) No  representation  or  warranty of Seller or Buyer  contained  in
Section 3.03 or Section 3.04, respectively, shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, on account of the existence of any fact, circumstance or event unless, as a direct or indirect consequence of such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Section 3.03 or Section 3.04, as applicable, there is reasonably likely to exist a Material Adverse Effect. Seller's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached as a result of effects arising solely from actions taken pursuant to this Agreement or in compliance with a written request of Buyer.

           b) As used in this Agreement, the term "Material Adverse Effect" means an effect which is material and adverse to the business, financial condition or results of operations of Seller and its Subsidiaries (as defined in Section 3.03a) or Buyer and its Subsidiaries, as the context may dictate, taken as a whole; provided, however, that any such effect resulting from any (i) changes in laws, rules or regulations or GAAP or regulatory accounting requirements or interpretations thereof that apply to either Buyer and its Subsidiaries or Seller and its Subsidiaries, as the case may be, or to similarly situated financial and/or depository institutions or (ii) changes in economic conditions affecting financial institutions generally, including but not limited to, changes in the general level of market interest rates and/or deposit rates, shall not be considered in determining if a Material Adverse Effect has occurred.

           c) For purposes of this Agreement, "knowledge" shall mean, with respect to a party hereto, actual knowledge of any of the members of the Board of Directors of that party, any officer of that party with the title ranking not less than vice president, or any in-house general counsel of such party.


Section 3.03 Representations and Warranties of Seller. Subject to Section 3.01 and Section 3.02, Seller represents and warrants to Buyer that, except as disclosed in Seller's Disclosure Letter:

           a) Organization.

           Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is registered as a savings and loan holding company under the Home Owners' Loan Act, as amended ("HOLA"). The Cameron Savings & Loan Association F.A. ("Seller S&L") is a stock savings association duly organized, validly existing and in good standing under the laws of the United States of America and is a wholly-owned Subsidiary (as defined below) of Seller. Each Subsidiary of Seller, other than Seller S&L, is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of Seller and its Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. As used in this Agreement, unless the context requires otherwise, the term "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes or which is owned or controlled, directly or indirectly, by such party through a sufficient number of shares or other evidence of ownership of such corporation or other organization to have the power to elect a majority of the board of directors or otherwise to control such corporation or other organization.

           Seller and each of its Subsidiaries has the requisite corporate power and authority and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its organization, business or the ownership or leasing of its properties makes such qualification necessary.

           Seller's Disclosure Letter sets forth all of Seller's Subsidiaries and all entities (whether corporations, partnerships or similar organizations), including the corresponding percentage ownership, in which Seller owns, directly or indirectly, 5% or more of the ownership interests as of the date of this Agreement and indicates for each of Seller's Subsidiaries, as of such date, its jurisdiction of organization and the jurisdiction(s) wherein it is qualified to do business. All such Subsidiaries and ownership interests are in compliance with all applicable laws, rules and regulations relating to direct investments in equity ownership interests. Seller owns, either directly or indirectly through Seller S&L, both the legal title to and all beneficial interests in all of the outstanding capital stock of each of its Subsidiaries. No Subsidiary of Seller other than Seller S&L is an "insured depository institution" as defined in the Federal Deposit Insurance Act, as amended ("FDIA"), and the applicable regulations thereunder. All of the shares of capital stock of Seller's
Subsidiaries, including Seller S&L, are fully paid, nonassessable and not subject to any preemptive rights and are owned by Seller or a Subsidiary of Seller free and clear of any claims, liens, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws), except for the shares of Seller S&L pledged as collateral under the loan agreement with Commerce Bank as set forth in Seller's Disclosure Letter, and there are no agreements or understandings with respect to the voting or disposition of any such shares.

           The deposits of Seller S&L are insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") to the extent provided in the FDIA.

           b) Capital Structure.

           The authorized capital stock of Seller consists of 10,000,000 shares of Seller Common Stock, par value $.01 per share, and 2,000,000 shares of preferred stock, par value $.01 per share. As of the date of this Agreement (A) 3,026,928 shares of Seller Common Stock had been issued, of which 1,914,049 were issued and outstanding, (B) no shares of Seller preferred stock were issued and outstanding, (C) no shares of Seller Common Stock were reserved for issuance, except that 185,130 shares of Seller Common Stock were reserved for issuance pursuant to the Seller Option Plan, (D) no shares of Seller preferred stock were reserved for issuance and (E) 1,112,879 shares of Seller Common Stock were held by Seller in its treasury or by its Subsidiaries. The authorized capital stock of Seller S&L consists of 10,000,000 shares of common stock, par value $.01 per share, and 2,000,000 shares of preferred stock. As of the date of this Agreement, 3,026,928 shares of such common stock were outstanding, no shares of such preferred stock were outstanding and all outstanding shares of such common stock were, and as of the Effective Time will be, owned both legally and beneficially by Seller. All outstanding shares of capital stock of Seller are duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights and, with respect to shares of Seller held by Seller in its treasury or by its Subsidiaries and shares of Seller S&L, are free and clear of all liens, claims, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws), and there are no agreements or understandings with respect to the voting or disposition of any such shares. Seller's Disclosure Letter sets forth a complete and accurate list of all outstanding options to purchase Seller Common Stock that have been granted pursuant to the Seller Option Plan, including the names of the optionees, dates of grant, exercise prices, dates of vesting, dates of termination and shares subject to each grant.

           No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders may vote of Seller are issued or outstanding.

           As of the date of this Agreement, except for options granted pursuant to the Seller Option Plan, neither Seller nor any of its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating Seller or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of Seller or any of its Subsidiaries or obligating Seller or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of Seller or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Seller or any of its Subsidiaries.

           c) Authority. Seller has all requisite corporate power and authority to enter into this Agreement, and, subject to approval of this Agreement by the requisite vote of Seller's stockholders and receipt of all required regulatory or governmental approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and, subject to the approval of this Agreement by Seller's stockholders, the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate actions on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.


           d) Stockholder Approval; Fairness Opinion. The affirmative vote of a majority of the outstanding shares of Seller Common Stock entitled to vote on this Agreement is the only vote of the stockholders of Seller required for approval of this Agreement and the consummation of the Merger and the related transactions contemplated hereby. Seller has received the written opinion of William Blair & Company, L.L.C. to the effect that, as of the date hereof, the Merger Consideration to be received by Seller's stockholders (other than Buyer) is fair, from a financial point of view, to such stockholders.

           e) No Violations; Consents. The execution, delivery and performance of this Agreement by Seller does not, and the consummation of the transactions contemplated hereby will not, constitute (i) assuming receipt of all Requisite Regulatory Approvals (as defined in Section 3.04d)) and requisite stockholder approvals, a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license to which Seller or any of its Subsidiaries (or any of their respective properties) is subject, (ii) a breach or violation of, or a default under, the certificate of incorporation or bylaws of Seller or the similar organizational documents of any of its Subsidiaries or (iii) a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Seller or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Seller or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject. The consummation by Seller of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, or instrument, other than (v) the approval of the holders of a majority of the outstanding shares of Seller Common Stock entitled to vote thereon, (x) the approval of Seller as the sole stockholder of Seller S&L, (y) the consent of the Office of Thrift Supervision

("OTS"), and (z) the consent of any regulatory agency having jurisdiction over Buyer. As of the date hereof, the executive officers of Seller know of no reason pertaining to Seller why any of the approvals referred to in this Section 3.03e) should not be obtained without the imposition of any material condition or restriction described in the last sentence of Section 6.01(b).


           f) Reports and Financial Statements.

           Seller and each of its Subsidiaries have each timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file with
(a) the FDIC, (b) the OTS, (c) the National Association of Securities Dealers, Inc. ("NASD"), (d) the Missouri Department of Insurance, and (e) the Securities and Exchange Commission ("SEC") (collectively, "Seller's Reports") and, to Seller's knowledge, have paid all fees and assessments due and payable in connection therewith. As of their respective dates, none of Seller's Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. All of Seller's Reports filed with the SEC complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the SEC promulgated thereunder.

           Each of the financial statements of Seller included in Seller's Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited financial statements, as permitted by the SEC). Each of the consolidated statements of condition contained or incorporated by reference in Seller's Reports (including in each case any related notes and schedules) and each of the consolidated statements of operations, consolidated statements of cash flows and consolidated statements of changes in stockholders' equity, contained or incorporated by reference in Seller's Reports (including in each case any related notes and schedules) fairly presented (a) the financial position of the entity or entities to which it relates as of its date and (b) the results of operations, stockholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end adjustments that are not material in amount or effect).

           g) Absence of Certain Changes or Events. Except as disclosed in Seller's Reports filed on or prior to the date of this Agreement or in Seller's Disclosure Letter, since September 30, 1999 (i) Seller and its Subsidiaries have not incurred any liability, either accrued, alleged, contingent or disputed, except in the ordinary course of their business consistent with past practice and except for the engagement letter agreements with William Blair & Company, L.L.C. set forth in Seller's Disclosure Letter, (ii) Seller and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses consistent with their past practices, and (iii) there has not been any other event, change or occurrence or continuance of any circumstance which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect with respect to Seller and its Subsidiaries. To the knowledge of Seller, there are no impending termination, expiration, or loss of contracts, franchises, licenses, permits or other assets that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Seller.

h) Absence of Claims. No litigation, controversy, claim, action, suit or other legal, administrative or arbitration proceeding before any court, governmental agency or arbitrator is pending against Seller or any of its Subsidiaries and, to the knowledge of Seller, no such litigation, controversy, claim, action, suit or proceeding has been threatened or asserted in either case which is reasonably likely to have a Material Adverse Effect with respect to Seller or its Subsidiaries, or the transactions contemplated by this Agreement, or upon the ability of Seller to perform its obligations under this Agreement.

           i) Absence of Regulatory Actions. Except as set forth in Seller's Disclosure Letter, neither Seller nor any of its Subsidiaries has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by, or has been a recipient of any extraordinary supervisory letter from any federal or state governmental authority charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank and/or savings and loan deposits ("Government Regulators"), or has adopted any board resolutions at the request of any Government Regulator, or has been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

           j) Taxes. All federal, state, local and foreign tax returns required to be filed by or on behalf of Seller or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted and all other taxes required to be paid by Seller or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on Seller's balance sheet (in accordance with GAAP). For purposes of this Section 3.03j), the term "taxes" shall include all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes. As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Seller or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where Seller or any of its Subsidiaries do not file tax returns that Seller or any such Subsidiary is subject to taxation in that jurisdiction. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to Seller or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on Seller's balance sheet (in accordance with GAAP). Seller and each of its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Seller and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and Seller and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements. Adequate provision for any taxes due or to become due for Seller or any of its Subsidiaries for the period or periods reflected on Seller's most recent financial statements has been made and is reflected on such Seller financial statements. Deferred Taxes of Seller and its Subsidiaries have been provided for in accordance with GAAP. To the knowledge of Seller, there is no item of deferred taxable income which will become taxable due to the consummation of the Merger or the Bank Merger that is reasonably likely to have a Material Adverse Effect on Seller or its Subsidiaries, other than as disclosed in Seller's Disclosure Letter.

           k) Agreements.

           Except (w) for arrangements  made in the ordinary course of business,
(x) as set forth in Seller's Disclosure Letter, (y) as disclosed in Seller's Reports filed on or prior to the date of this Agreement, or (z) as contemplated by this Agreement, Seller and its Subsidiaries are not bound by any material contract (as defined in Item 601 (b)(10) of Regulation S-K promulgated by the SEC) to be performed after the date hereof that has not been filed with or incorporated by reference in Seller's Reports. Except (1) as disclosed in Seller's Disclosure Letter, (2) as disclosed in Seller's Reports filed on or prior to the date of this Agreement, or (3) as contemplated by this Agreement, neither Seller nor any of its Subsidiaries is a party to an oral or written or, to Seller's knowledge, an oral (A) consulting agreement (including data processing and software programming contracts) not terminable on 60 days' or less notice, (B) agreement with any present or former director, officer or employee of Seller or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Seller or any of its Subsidiaries of the nature contemplated by this Agreement, (C) agreement with respect to any employee or director of Seller or any of its Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than 60 days, (D) agreement or plan, including any stock option plan, phantom stock or stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or (E) agreement containing covenants that limit the ability of Seller or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, Seller (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency);

           Neither Seller nor any of its Subsidiaries is in default under or is in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject; and,

           Seller and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use without payment all patents, copyrights, trade secrets, trade names, service marks and trademarks used in its businesses, and neither Seller nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. Each of Seller and its Subsidiaries has performed all the obligations required to be performed by it and are not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

           Seller's Disclosure Letter contains a summary description of all leases, commitments, contracts, licenses, maintenance agreements and other agreements of Seller and its Subsidiaries involving a liability or obligation of Seller in excess of $10,000 per annum, and a true and complete list of all letters of credit, guarantees, indemnity agreements and all commitments to loan or discount or issue a letter of credit which would aggregate in excess of $10,000 to any person, firm or corporation.


           l) Labor Matters. Neither Seller nor any of its Subsidiaries is or, to Seller's knowledge, has ever been a party to, or is or, to Seller's knowledge, has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is Seller or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment nor, to Seller's knowledge, has any such proceeding been threatened, nor, to Seller's knowledge, is there any strike, other labor dispute or organizational effort involving Seller or any of its Subsidiaries pending or threatened.

           m) Employee Benefit Plans. Seller's Disclosure Letter contains a complete and accurate list of all written and, to Seller's knowledge, oral pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, funds, contracts, agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of Seller or any of its Subsidiaries, cafeteria or section 125 plans, fringe benefit plans including but not limited to automobiles, sabbaticals, clubs or any item considered a fringe benefit within the meaning of IRC ss. 32 (hereinafter collectively referred to as the "Seller Employee Plans"). All of the Seller Employee Plans comply in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws; with respect to the Seller Employee Plans, to the knowledge of Seller, no event has occurred that would subject Seller or any of its Subsidiaries to a material liability under ERISA, the IRC or any other applicable law; there has occurred no "prohibited transaction" (as defined in
Section 406 of ERISA or Section 4975 of the IRC) which is reasonably likely to result in the imposition of any penalties or taxes under Section 502(i) of ERISA or Section 4975 of the IRC upon Seller or any of its Subsidiaries; and all required contributions to the Seller Employee Plans through the date hereof have been made. Neither Seller nor any of its Subsidiaries has provided, or is required to provide, security to any Seller pension plan or to any single-employer plan of an ERISA Affiliate (as defined under Section 4001(b)(l) of ERISA or Section 414 of the IRC) pursuant to Section 401(a)(29) of the IRC. Neither Seller, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980. Seller does not maintain any plan that is subject to Title IV of ERISA, and has not terminated any such plan within the past five (5) years. Each Seller Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under
Section 401(a) of the IRC (a "Seller Qualified Plan") has received a favorable determination letter from the Internal Revenue Service ("IRS"), and Seller and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to Seller's knowledge, threatened litigation, administrative action or proceeding relating to any Seller Employee Plan. There has been no announcement or commitment by Seller or any of its Subsidiaries to create an additional Seller Employee Plan, or to amend any Seller Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such Seller Employee Plan; and, except as specifically identified in Seller's Disclosure Letter, Seller and its Subsidiaries do not have any obligations for post-retirement or post-employment benefits under any Seller Employee Plan that cannot be amended or terminated upon 60 days' notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the IRC, or similar state laws, the cost of which is borne by the insured individuals. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by Buyer, Seller or any of their Subsidiaries to any person which is an "excess parachute payment" (as defined in Section 280G of the IRC). All payments made by Buyer, Seller or any of their Subsidiaries to any employee under a Seller Employee Plan will be fully tax-deductible as employment compensation to Buyer, Seller, or one of their Subsidiaries. To the best knowledge of Seller, no breach of a fiduciary duty under ERISA ss.404 or ss.405 has occurred and with respect to which any outstanding liability to any participant or any excise tax or liability exists or will exist as of the Effective Time with respect to any of the Seller Employee Plans. Each of the Seller Employee Plans which is a group health plan within the meaning of IRC ss.5000(b)(1) is in compliance with the continuation of health care coverage requirements contained in IRC ss.4980B and ERISA ss.601 et seq. A list of participants or beneficiaries who have elected continuation coverage in accordance with such laws is provided in Seller's Disclosure Letter. With respect to each Seller Employee Plan, Seller has supplied to Buyer a true and correct copy of (A) the annual report on the applicable form of the Form 5500 series filed with the IRS for the three most recent plan years, if required to be filed, (B) such Seller Employee Plan, including amendments thereto, (C) each trust agreement, insurance contract or other funding arrangement relating to such Seller Employee Plan, including amendments thereto, (D) the most recent summary plan description and summary of material modifications thereto for such Seller Employee Plan, if the Seller Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such Seller Employee Plan is a Seller pension plan and any subsequent changes to the actuarial assumptions contained therein, and (F) the most recent determination letter issued by the IRS if such Seller Employee Plan is a Seller Qualified Plan. With respect to Seller's ESOP, Seller also has supplied Buyer a true and correct copy of (A) the latest financial statement of the ESOP including a list of assets, (B) a schedule of stock purchases by the ESOP, including seller, valuation and number of shares, (C) a schedule of stock contributions to the ESOP, (D) a list of the most recent ESOP distributions including participant name and amount, and (E) a schedule of the most recent contribution allocation including participant name, compensation and share of contribution.

           n) Title to Assets. Seller's Disclosure Letter contains a complete and accurate list of all real property owned or leased by Seller or any of its Subsidiaries, including all properties of Seller or any of its Subsidiaries classified as "Real Estate Owned" or words of similar import (the "Real Property") and except as disclosed in Seller's Disclosure Letter, title to all of such real properties is insured for an amount not less than the book value of all such real properties on Seller's or its Subsidiaries' books under an owner's title insurance policy issued by a title insurance company authorized to do business in the state where the property is located. Seller and each of its Subsidiaries have good and marketable title to their respective properties and assets (including any intellectual property asset such as any trademark, service mark, trade name or copyright) and property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer in each case free and clear of any liens, security interests, encumbrances, mortgages, pledges, restrictions, charges or rights or interests of others, except pledges to secure deposits and other liens incurred in the ordinary course of business. Each lease for real or personal property pursuant to which Seller or any of its Subsidiaries is lessee or lessor is valid and in full force and effect and neither Seller nor any of its Subsidiaries, nor any other party to any such lease is in default or in violation of any provisions of any such lease. All material tangible properties of Seller and each of its Subsidiaries are in a good state of maintenance and repair, conform with all applicable ordinances, regulations and zoning laws, are considered by Seller to be adequate for the current business of Seller and its Subsidiaries and improvements on real property owned or leased by Seller are located wholly within the boundaries of the property owned or leased by Seller or its Subsidiaries. There are no unpaid charges, debts, liabilities, claims or obligations arising from the construction, ownership or operation of the banking premises of Seller S&L which would give rise to any mechanics' liens against any such real estate or any part thereof, or for which Seller or Seller S&L would be responsible, except for i) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, but only to the extent the obligation giving rise to the lien is included as a liability on Seller's books and records and ii) such minor encumbrances, if any, as do not materially detract from the value of, or materially interfere with the present use of, such properties, and which minor encumbrances do not render the title to such property unmarketable.

           o) Compliance with Laws. Seller and each of its Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of and has made all filings, applications and registrations with, all federal, state, local and foreign governmental or regulatory bodies (each, a "Governmental Entity") that are required in order to operate its material assets and to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the knowledge of Seller, no suspension or cancellation of any of them is threatened. Since the date of its incorporation, the corporate affairs of Seller have not been conducted in violation in any material respect of any law, ordinance, regulation, order, writ, rule, decree or approval of any Governmental Entity. Neither Seller nor any of its Subsidiaries is in material violation of, is, to the knowledge of Seller, under investigation with respect to any material violation of, or has been given notice or been charged with any material violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity.

           p) Fees. Other than investment banking services performed for Seller by William Blair & Company, L.L.C., neither Seller nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory' fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Seller or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby. Seller has provided Buyer with a true and correct copy of the contract between Seller and William Blair & Company, L.L.C.

           q) Environmental Matters. There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the knowledge of Seller, threatened before any court, governmental agency or board or other forum against Seller or any of its Subsidiaries for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law (as defined below) or relating to the presence of or release into the environment of any Hazardous Material (as defined below), whether or not occurring at or on a site owned, leased or operated by it or any of its Subsidiaries. To Seller's knowledge, the properties currently owned or operated by Seller or any of its Subsidiaries (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Hazardous Material other than as permitted under applicable Environmental Law. Neither Seller nor any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive, request or other communication (written or oral) for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law. To Seller's knowledge, there are no underground storage tanks on, in or under any properties owned or operated by Seller or any of its Subsidiaries and no underground storage tanks have been closed or removed from any properties owned or operated by Seller or any of its Subsidiaries. To Seller's knowledge, during the period of Seller's or any of its Subsidiaries' ownership or operation of any of their respective current properties, there has been no contamination by or release of Hazardous Materials in, on, under or affecting such properties. To Seller's knowledge, prior to the period of Seller's or any of its Subsidiaries' ownership or operation of any of their respective current properties, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

           "Environmental Law" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, directive, executive or administrative order, judgment, decree, injunction, legal requirement or agreement with any Governmental Entity relating to (A) the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to Hazardous Materials, or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect, including, without limitation, (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including, but not limited to, the Hazardous and Solid Waste Amendments thereto and Subtitle I relating to underground storage tanks), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970 as it relates to Hazardous Materials, the Federal Hazardous Substances Transportation Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, the Endangered Species Act, the National Environmental Policy Act, the Rivers and Harbors Appropriation Act or any so-called "Superfund" or "Superlien" law, each as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of the presence of or exposure to any Hazardous Material.

           "Hazardous Material" means any substance (whether solid, liquid or gas) which is or could be detrimental to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

           r) Loan Portfolio; Allowance; Asset Quality.

           With respect to each loan owned by Seller or its Subsidiaries in whole or in part, (A) the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms, without valid set-offs or counterclaims and (B) the note and the related security documents, copies of which are included in the loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable loan file. To the knowledge of Seller (x) all notes, evidences of indebtedness and agreements for the payment of money and all related documents, instruments, papers and other security agreements of Seller S&L applicable thereto, are bona fide, are genuine as to signatures of all makers, endorsers and guarantors, and were given for valid consideration; (y) all collateral securing such indebtedness existed at the disbursement of the funds which created the indebtedness; and (z) except as may be disclosed in the books and records of Seller S&L relating to its loans, Seller S&L has made no affirmative or negative oral or written commitments which would materially impair the enforcement of any of Seller S&L's loans.

           The allowance for loan losses reflected in Seller's statement of financial condition at September 30, 1999, was, and the allowance for loan losses shown on the balance sheets in Seller's Reports for periods ending after September 30, 1999, was or will be, in the opinion of Seller's management, adequate to provide for losses inherent in Seller's loan portfolio.

           s)  Deposits.   None  of  the  deposits  of  Seller  or  any  of  its
Subsidiaries is a "brokered" deposit.

           t) Anti-takeover Provisions Inapplicable. Seller and its Subsidiaries have taken all actions required to exempt Seller, Buyer, Acquisition Sub, the Agreement and the Merger from Section 203 of the DGCL.

           u) Charter Provisions. Seller and its Subsidiaries have taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement (including the Bank Merger) do not and will not result in the grant of any rights to any person under the Certificate of Incorporation, bylaws, or other governing instruments of Seller or any of its Subsidiaries or restrict or impair the ability of Buyer or any of its Subsidiaries or Affiliates to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of Seller or any of its Subsidiaries that may be directly or indirectly acquired or controlled by it.

           v) Material Interests of Certain Persons; Transactions with Insiders. No officer or director or 5% stockholder of Seller, or any "associate" (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) of any such officer or director or stockholder, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Seller or any of its Subsidiaries. Seller's
Disclosure Letter describes all transactions in which any current officer or director, or any Affiliate or Subsidiary thereof, directly or indirectly, has borrowed from, loaned to, supplied or provided goods or services to, purchased assets from, sold assets to, or done business in any manner with Seller or Seller S&L or is a party to any agreement with Seller or Seller S&L, and all transactions known to management in which any current 5% stockholder or employee of Seller or Seller S&L, or any Affiliate or Subsidiary thereof, directly or indirectly, has borrowed from, loaned to, supplied or provided goods or services to, purchased assets from, sold assets to, or done business in any manner with Seller or Seller S&L or is a party to any agreement with Seller or Seller S&L.

           w) Insurance. Seller's Disclosure Letter contains a complete list of all insurance policies of Seller and its Subsidiaries presently in effect. In the opinion of Seller's management, Seller and its Subsidiaries are presently insured for amounts deemed reasonable by management against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by Seller and its Subsidiaries are in full force and effect, Seller and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion. Seller and its Subsidiaries have received no notice from any insurance carrier that (i) any insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to any policies of insurance will be substantially increased.

           x) Investment Securities; Derivatives.

           Except for investments in Federal Home Loan Bank ("FHLB") Stock, pledges to secure FHLB borrowings, pledges to secure deposits and reverse repurchase agreements entered into in arms-length transactions pursuant to normal commercial terms and conditions and entered into in the ordinary course of business and restrictions that exist for securities to be classified as "held to maturity," none of the investment securities held by Seller or any of its Subsidiaries as of the date of this Agreement is, or will be at Closing, subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

           Except (x) as set forth in Seller's Disclosure Letter, (y) as disclosed in Seller's Reports filed on or prior to the date of this Agreement, or (z) for adjustable-rate mortgage loans and adjustable-rate advances, neither Seller nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivative contract (including various combinations thereof) or owns securities that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

           y) Credit Card Issuing Agreement. Neither Seller nor Seller S&L has any credit card agreement which would prevent Buyer from soliciting Seller S&L's customers to accept a credit card issued by or on behalf of Buyer or an Affiliate of Buyer.

           z) Indemnification. Except (i) as provided in the certificate of incorporation or bylaws of Seller and the similar governing documents of its Subsidiaries, or (ii) as set forth in Seller's Disclosure Letter, neither Seller nor any Subsidiary is a party to any indemnification agreement with any of its present or former directors, officers, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of Seller and, to the knowledge of Seller, there are no claims for which any such person would be entitled to indemnification under the organization certificate of incorporation or bylaws of Seller or the similar governing documents of any of its Subsidiaries, under any applicable law or regulation or under any indemnification agreement.

           aa) Books and Records. The books and records of Seller and its Subsidiaries on a consolidated basis have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

           bb) Corporate Documents. Complete and correct copies of the certificate of incorporation, bylaws and similar governing documents of Seller and each of Seller's Subsidiaries, as in effect as of the date of this Agreement, have previously been delivered to Buyer. The minute books of Seller and each of Seller's Subsidiaries constitute a complete and correct record of all actions taken by their respective boards of directors (and each committee thereof) and their stockholders.

           cc) Community Reinvestment Act Compliance. Seller S&L is in material compliance with the applicable provisions of the Community Reinvestment Act, as amended (the "CRA"), and the regulations promulgated thereunder, and, as of its most recent CRA examination, Seller S&L has a CRA rating of satisfactory or better. To Seller's knowledge, there is no fact or circumstance or set of facts or circumstances that would cause Seller S&L to fail to comply with such provisions or cause the CRA rating of Seller S&L to fall below satisfactory.

           dd) Conduct of Business Since Due Diligence. Since the date of information provided to Buyer during Buyer's due diligence:

           Ordinary Course. The business and affairs of Seller and Seller S&L have been conducted and carried on only in the ordinary and regular course consistent with its past practices.

           Articles and Bylaws. There has been no change, amendment or other modification made in the Articles of Incorporation or Bylaws of Seller or Seller S&L.

           Employment Benefits. There has been no increase or other change made in the rate or nature of compensation, including wages, salaries, bonuses and benefits under Seller's employee plans, which has been paid, or will be paid or payable by Seller or Seller S&L to any officer, employee, stockholder or director of Seller S&L, other than customary year-end increases and bonuses consistent with Seller or Seller S&L's past practices. No additional stock options or rights to receive any stock have been granted or allocated to any employees.

           Casualty Loss. Seller S&L has not sustained or incurred any loss or damage, whether or not insured against, on account of fire, flood, accident or other calamity which has materially interfered with or affected, or may materially interfere with or affect, the operation of its properties, assets or liabilities of Seller S&L.

           Accounting Methods. There has been no material change in any method of accounting or accounting practice of Seller or Seller S&L.

           Waiver of Rights. Seller S&L has not waived any rights, the result of which, individually or in the aggregate, would have a Material Adverse Effect on its financial condition. Section 3.04 Representations and Warranties of Buyer. Subject to Section 3.01 and Section 3.02, Buyer represents and warrants to Seller that:

           a) Organization.

           Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and is registered as a bank holding company under the Bank Holding Company Act, as amended ("BHCA"). Bank Midwest, N.A. ("Buyer Bank") is a bank duly organized, validly existing and in good standing under the laws of the United States of America and is a Subsidiary of Buyer. Each Subsidiary of Buyer other than Buyer Bank is a national bank or corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of Buyer and its Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

           Acquisition Sub will be a corporation, duly organized, validly existing and in good standing under the laws of Delaware, all of the outstanding capital stock of which will be prior to the Effective Time, owned directly or indirectly by Buyer free and clear of any lien, charge or other encumbrance.
From and after its incorporation, Acquisition Sub will not engage in any activities other than in connection with or as contemplated by this Agreement. Acquisition Sub will have prior to the Effective Time, all corporate power and authority to consummate the transactions contemplated hereunder and carry out all of its obligations with respect to such transactions. The consummation of the transactions contemplated hereby will have been prior to the Closing, duly and validly authorized by all necessary corporate action in respect thereof on the part of Acquisition Sub.

           Buyer and each of its Subsidiaries has the requisite corporate power and authority and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.


           b) Authority. Buyer has all requisite corporate power and authority to enter into this Agreement and, subject to receipt of all Requisite Regulatory Approvals (as defined in Section 3.04d) below), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

           c) Corporate Action. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Buyer, including shareholder approval, if applicable.

           d) No Violations; Consents. The execution, delivery and performance of this Agreement by Buyer does not, and the consummation of the transactions contemplated hereby will not, constitute (i) assuming receipt of all Requisite Regulatory Approvals, a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license to which Buyer or any of its Subsidiaries (or any of their respective properties) is subject, (ii) a breach or violation of, or a default under, the certificate of incorporation or bylaws of Buyer or the similar organizational documents of any of its Subsidiaries or (iii) a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Buyer or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Buyer or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject. The consummation by Buyer of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, or instrument, other than (x) the approval of Buyer as the sole shareholder of Acquisition Sub and (y) the approval of the Board of Governors of the Federal Reserve System ("FRB') under the BHCA and (z) approval of the Office of the Comptroller of the Currency ("OCC") of the Related Mergers (collectively, the "Requisite Regulatory Approvals"). As of the date hereof, the executive officers of Buyer know of no reason pertaining to Buyer why any of the approvals referred to in this Section 3.04d) should not be obtained without undue delay or the imposition of any material condition or restriction described in the last sentence of Section 6.01d).

           e) Reports and Financial Statements.

           Buyer and each of its Subsidiaries have each timely filed all material reports and financial statements, together with any amendments required to be made with respect thereto, that they were required to file with (a) the FDIC, (b) the FRB, and (c) the Comptroller of the Currency, (collectively, "Buyer's Reports") and, to Buyer's knowledge, have paid all taxes and assessments due and payable in connection therewith. As of their respective dates, none of Buyer's Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

           Each of the financial statements of Buyer included in Buyer's Reports has been prepared in all material respects in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited financial statements, as permitted by appropriate regulatory authorities). Each of the consolidated statements of condition contained or incorporated by reference in Buyer's Reports (including in each case any related notes and schedules) and each of the consolidated statements of operations, contained or incorporated by reference in Buyer's Reports (including in each case any related notes and schedules) fairly presented (A) the financial position of the entity or entities to which it relates as of its date and (B) the results of operations, stockholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject in the case of unaudited interim statements, to normal year-end adjustments that are not material in amount or effect), in each case in accordance with GAAP, except as may be noted therein.

           f) Absence of Certain Changes or Events. Except as disclosed in Buyer's Reports filed on or prior to the date of this Agreement, no event has occurred or circumstances arisen which has had or might reasonably be expected to have a Material Adverse Effect with respect to Buyer and its Subsidiaries.

           g) Absence of Claims. No litigation, proceeding, controversy, claim, action or suit or other legal administrative or arbitration proceeding before any court, governmental agency or arbitrator is pending or has been threatened against Buyer or any of its Subsidiaries that would reasonably be expected to prevent or adversely affect or which seeks to prohibit the consummation of the transactions contemplated by this Agreement or which would have a Material Adverse Effect with respect to Buyer and its Subsidiaries taken as a whole.

           h) Absence of Regulatory Actions. Neither Buyer nor any of its Subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar written undertaking to, or is subject to any action, proceeding, order or directive by, or is a recipient of any extraordinary supervisory letter from any Government Regulator, or has adopted any board resolutions at the request of any Government Regulator, nor has it been advised by any Governmental Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar written undertaking.

           i) Compliance with Laws. Buyer and each of its Subsidiaries have all permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with, all Governmental Entities that are required in order to permit them to carry on their business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and to the best knowledge of Buyer no suspension or cancellation of any of them is threatened. Since the date of its incorporation, the corporate affairs of Buyer have not been conducted in violation in any material respect of any law, ordinance, regulation, order, writ, rule, decree or approval of any Governmental Entity. Neither Buyer nor any of its Subsidiaries is in material violation of, is, to the knowledge of Buyer, under investigation with respect to any material violation of, or has been given notice or been charged with any material violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity.

           j) Fees. Neither Buyer nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Buyer or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

           k) Availability of Funds. Buyer will have sufficient funds available to carry out its obligations under this Agreement.

                     Article IV. Conduct Pending the Merger

Section 4.01 Conduct of Seller's Business Prior to the Effective Time. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, Seller shall, and shall cause its Subsidiaries to, use its commercially reasonable efforts to (i) conduct its business in the regular, ordinary and usual course consistent with past practice and in accordance with sound banking practices, (ii) maintain and preserve intact its business organization, properties, leases, employees, goodwill of its customers, and advantageous business relationships and retain the services of its officers and key employees, (iii) take no action which would adversely affect or delay the ability of Seller or Buyer to perform their respective covenants and agreements on a timely basis under this Agreement, (iv) take no action which would adversely affect or delay the ability of Seller or Buyer to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby (including the Bank Merger) or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction, and (v) take no action that results in or is reasonably likely to have a Material Adverse Effect on Seller. Without limiting the foregoing covenants, unless the prior written consent of Buyer shall have been obtained, and except as otherwise expressly contemplated in this Agreement, Seller shall, and shall cause each of its Subsidiaries to:

           a) Board Observers. Permit, at any time after the execution of this Agreement, two representatives of Buyer to attend Seller's and Seller S&L's board of directors' meetings and all Board committee meetings as observers only and shall give Buyer notice of all such meetings concurrently with the giving of notice to other directors and committee members; provided, however, that such observers will not be entitled to attend the portions of any meetings that relate to any deliberation of the transactions contemplated by this Agreement or meetings with attorneys on other matters who recommend that such observers not be present in order to preserve the attorney-client privilege.


           b) Loan Policies. Reserve against, place on non-accrual, and charge off loans and other assets as losses are recognized or future losses become apparent, in accordance with Seller S&L's past practices, which Seller warrants and represents are in compliance in all material respects with all applicable laws and regulations and have not been criticized in any past examinations or audits, while maintaining a loan loss reserve of at least .75% of total loans outstanding;

           c) Tax Returns. Prepare, execute and file, on or before the due date thereof if prior to the Effective Time, all federal, state and local tax returns required of Seller or Seller S&L with respect to its operations for any period ending before the Effective Time and will pay the appropriate tax.


           d) Customer Notice. Assist Buyer in drafting and preparing for mailing a notice, the form and content of which shall be established by mutual agreement of Buyer and Seller, to all Seller S&L's deposit and loan customers, notifying them of the sale of Seller S&L to Buyer. The notice shall be mailed by Buyer after all Requisite Regulatory Approvals and Stockholders Approvals have been obtained but no later than thirtieth day prior to the date agreed upon by Buyer and Seller pursuant to Section 7.01 for the data processing conversion.

           e) Copies of Reports. Furnish to Buyer, until the Effective Time, true and complete copies of the following information within five days after preparation or receipt:

           Monthly financial statements prepared with respect to Seller and Seller S&L;

           Daily statements of Seller S&L beginning on the date of the final regulatory approval of the transactions contemplated by this Agreement and continuing through the Effective Time;

           Seller  S&L's   Reports  of  Condition   and  Income  to   regulatory
authorities at the close of business of each calendar quarter;

           Seller S&L's internal watch and problem loan reports;

           Any and all board reports prepared for the use of Seller S&L's board of directors or any board committee (other than those portions of any report which pertain to this Agreement or is privileged information);

           Any reports submitted to Seller S&L by independent certified public accountants in connection with an examination of Seller S&L's financial statements;

           Notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality affecting Seller or Seller S&L which, if determined adversely, could have a Material Adverse Effect on the financial condition, properties, or operations of Seller or Seller S & L;

           Any notices or communications received from any savings and loan regulatory body with respect to the affairs or operations of Seller or Seller S & L; and

           Any  additional   information   reasonably  requested  by  Buyer  for
completion of any applications for regulatory approval of the transactions contemplated by this Agreement.

           f) Liquidation Account. Cause Seller S&L to establish and maintain on its books a true and complete record of those deposit accounts, including names of depositors, which would have liquidation rights by reason of the conversion of Seller S&L from mutual to stock form of organization.

Section 4.02 Forbearance by Seller.  Without limiting the covenants set forth in
Section 4.01 hereof, except as otherwise provided in this Agreement and except to the extent required by law or regulation or any Governmental Entity, during the period from the date of this Agreement to the Effective Time, Seller shall not, and shall not permit any of its Subsidiaries to, without the prior consent of Buyer, which consent shall not be unreasonably withheld:

           a) unless required by applicable law or regulation or regulatory directive, change any provisions of the certificate of incorporation or bylaws of Seller or the similar governing documents of its Subsidiaries;

           b) authorize, issue, deliver or sell any shares of its capital stock or any securities or obligations convertible or exercisable for any shares of its capital stock or change the terms of any of its outstanding stock options or warrants or issue, grant or sell any option, warrant, call, commitment, stock appreciation right, right to purchase or agreement of any character relating to the authorized or issued capital stock of Seller except pursuant to the exercise of stock options or warrants outstanding as of the date of this Agreement, or split, combine, reclassify or adjust any shares of its capital stock or otherwise change its capitalization;

           c) make, declare or pay any cash or stock dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, provided, however, that Seller may pay normal quarterly cash dividends of not more than $
 .15 per share of Seller Common Stock and, in the case of Seller's 1st Quarter dividend, payable in January, 2001, Seller may accelerate payment to a date not earlier than December 15, 2000, provided that after giving effect thereto the Adjusted Stockholders' Equity of Seller will not be less than $40,000,000. Subject to applicable regulatory restrictions, if any, Seller S&L may pay a cash dividend that is, in the aggregate, sufficient to fund any dividend by Seller permitted hereunder;

           d) other than for fair value in the ordinary course of business consistent with past practice, (i) acquire or sell, transfer, assign, mortgage, encumber or otherwise dispose of any material properties, leases, assets or other rights or agreements to any individual, corporation or other entity other than a direct or indirect wholly owned Subsidiary of Seller or (ii) cancel, release or assign any indebtedness of any such individual, corporation or other entity or (iii) permit Seller S&L to waive any material right or cancel any material contract, lease, license, obligation or commitment, or permit any lien, encumbrance or charge of any material effect to attach to any of Seller's or Seller S&L's assets;

           e) except to the extent required by law or as specifically provided for elsewhere herein increase in any manner the compensation or fringe benefits of any of its employees or directors, other than general increases in compensation for non-executive officer employees in the ordinary course of business consistent with past practice; pay any pension or retirement allowance not required by any existing plan or agreement to any employees or directors, or become a party to, amend or commit itself to fund or otherwise establish any trust or account related to any Seller Employee Plan (as defined in Section 3.03m)) with or for the benefit of any employee or director; grant or award any stock options; make any discretionary contribution to any Seller Employee Plan; hire any employee with an annual total compensation payment in excess of $35,000; or enter into or amend any employment contract with any employee;

           f) except as contemplated by Section 5.02, change its methods of accounting, tax or systems of internal accounting controls, as in effect at September 30, 1999, except as required by changes in GAAP with the concurrence of Seller's independent auditors;

           g) commence any litigation other than in the ordinary course of business, settle any claim, action or proceeding involving any liability of Seller or any of its Subsidiaries for money damages in excess of $25,000 or impose material restrictions upon the operations of Seller or any of its Subsidiaries;

           h) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, in each case which are material, individually or in the aggregate, to Seller, except in satisfaction of debts previously contracted;

           i) establish or commit to the establishment of any new branch or other office facilities or file any application to relocate or terminate the operation of any banking office;

           j) other than investments for Seller's portfolio made in accordance with Section 4.02k), make any investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity;

           k) make any investment in any debt security, including mortgage-backed and mortgage-related securities, or materially restructure or change its investment securities portfolio, through purchases, sales or otherwise; provided, however, that Seller shall be permitted to invest in the following securities with final maturities not greater than six months: U.S. government and U.S. government agency securities, or securities of the FHLB;

           l) enter into, renew, amend or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $50,000 per annum over a term not exceeding three years and other than contracts or agreements covered by Section 4.02o);

           m) make, renegotiate, renew, increase, extend, modify or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except (i) in conformity with existing safe and sound lending and pricing practices; (ii) loans or advances as to which Seller has a binding obligation to make such loan or advances as of the date hereof; and (iii) with respect to any loan or additional advance resulting in an aggregate indebtedness to any individual borrower of $150,000 or more secured or $25,000 or more unsecured, unless such loan has been approved in a loan committee or Board meeting of which an authorized representative of Buyer was given at least 24 hours written notice or oral notification and at which such representative did not object, provided, however, that renewals (or extensions) of loans of no more than six months, or one year in the case of construction loans that have been outstanding one year or less, may be made at the time such loans are due for renewal, if consistent with past practices, notwithstanding such objection if the Board of Directors or Loan and Discount Committee determines after taking into account such objection that such renewal is necessary to protect Seller S&L's interest and such loan is current, is not a classified asset and is not on Seller S&L's watch list;

           n) except as provided in subparagraph 4.02m, extend or renew loans, or advance additional sums to a borrower whose loans, in whole or in part, have been classified or listed as special mention by any regulatory authority or included on Seller S&L's watch list unless such extension, renewal or advance shall have been approved in advance by the Board of Directors of Seller S&L or Seller S&L's Loan and Discount Committee, and only if such extension, renewal or advance was found by such Board or Committee to be necessary in order to protect Seller S&L's interests and in accordance with sound banking practices at a loan committee or Board meeting of which Buyer was given at least 24 hours written notice or oral notification and at which such representative did not object;

           o) incur any additional borrowings other than purchases of Federal Funds or short-term (six months or less) FHLB borrowings and reverse repurchase agreements at reasonable market interest rates consistent with past practice, or pledge any of its assets to secure any borrowings other than as required pursuant to the terms of borrowings of Seller or any Subsidiary in effect at the date hereof or in connection with borrowings or reverse repurchase agreements permitted hereunder;

           p) accept any deposits from any person on terms materially more favorable in any respect than those available to the general public in Seller's market area, unless such deposits are accepted in accordance with a safe and sound program or practice in existence at Seller S&L prior to the date of this Agreement;

           q) establish or impose a schedule of service charges or fees which applies charges either substantially more or substantially less than similar service charges and fees charged by other banks in Seller's market areas;

           r) make any capital expenditures in excess of $10,000 per expenditure, or $200,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof disclosed in the Seller Disclosure Schedule and other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes;

           s)  organize,   capitalize,  lend  to  or  otherwise  invest  in  any
Subsidiary;

           t) elect to any senior executive office any person who is not a member of the senior executive officer team of Seller as of the date of this Agreement or elect to the Board of Directors of Seller any person who is not a member of the Board of Directors of Seller as of the date of this Agreement;

           u) enter into any agreements or transactions after the date of this Agreement with any officer, director, stockholder or employee of Seller or Seller S&L, or any Affiliate or Subsidiary thereof, directly or indirectly, in an amount of $5,000 or more in each case or $25,000 in the aggregate; or

           v) agree or make any commitment to take any action that is prohibited by this Section 4.02.

           In the event that Buyer does not respond in writing to Seller within three (3) business days of receipt by Buyer of a written request for Seller to engage in any of the actions for which Buyer's prior written consent is required pursuant to this Section 4.02., Buyer shall be deemed to have denied such action. Any request by Seller or response thereto by Buyer shall be made in accordance with the notice provisions of Section 11, and shall note that it is a request pursuant to this Section 4 and shall state that a failure to respond within three (3) business days shall constitute denial of the request.

Section 4.03 Conduct of Buyer's Business Prior to the Effective Time. Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, Buyer shall, and shall cause its Subsidiaries to, use its commercially reasonable efforts to (i) conduct its business in the regular, ordinary and usual course consistent with past practice; (ii) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships; (iii) take no action which would materially adversely affect or delay the ability of Seller or Buyer to perform their respective covenants and agreements on a timely basis under this Agreement and
(iv) take no action which would adversely affect or delay the ability of Seller or Buyer to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction.

                              Article V. Covenants

Section 5.01 Acquisition Proposals. From and after the date hereof until the termination of this Agreement, neither Seller nor Seller S&L, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by Seller or any of its Subsidiaries), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors or employees or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its Subsidiaries to take any such action; provided, however, that nothing contained in this Section 5.01 shall prohibit the Board of Directors of Seller from (i) furnishing information to, or entering into discussions or negotiations with any, person or entity that makes an unsolicited written, bona fide proposal to acquire Seller pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that the Board of Directors of Seller concludes in good faith, after consultation with its financial advisors and legal counsel and taking into account, among other things, all legal, financial, regulatory and other aspects of such Acquisition Proposal, and the nature of the person making the Acquisition Proposal, that such proposal, would, if consummated, result in a transaction that is more favorable to its stockholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement and is reasonably capable of being completed (a "Superior Proposal") and prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Seller (x) provides reasonable notice to Buyer to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and (y) receives from such person or entity an executed confidentiality agreement in reasonably customary form; (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer; or (iii) failing to make or withdrawing or modifying its recommendation, or (iv) entering into an agreement with respect to a Superior Proposal. For purposes of this Agreement, "Acquisition Proposal" shall mean any of the following (other than the transactions contemplated hereunder) involving Seller or any of its Subsidiaries: (i) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of Seller or Seller S&L, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of Seller or the filing of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

Section 5.02  Certain Policies and Actions of Seller.

           a) At the request of Buyer, Seller shall use reasonable efforts to cause Seller S&L to modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and investment and asset/liability management policies and practices after the date on which all Requisite Regulatory Approvals and stockholder approvals are received, and after receipt of written confirmation from Buyer that it is not aware of any fact or circumstance that would prevent completion of the Merger, and prior to the Effective Time so as to be consistent on a mutually satisfactory basis with those of Buyer Bank; provided, however, that Seller shall not be required to take such action more than 30 days prior to the Effective Time; and provided, further, that such policies and procedures are not prohibited by GAAP or any applicable laws and regulations or, in the view of the Board of Directors of Seller S&L not in the best interests of Seller S&L.

           b) Seller's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 5.02. Buyer agrees to hold harmless, indemnify and defend Seller and its Subsidiaries, and their respective directors, officers and employees, for any loss, claim, liability or other damage caused by or resulting from compliance with this Section 5.02.

Section 5.03 Access and Information. Upon reasonable notice, Seller shall (and shall cause its Subsidiaries to) afford to Buyer and its representatives (including, without limitation, directors, officers and employees of Buyer and its affiliates and counsel, accountants and other professionals retained by Buyer) such reasonable access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), contracts, properties, personnel, advisors and to such other information relating to Seller and its Subsidiaries as Buyer may reasonably request and shall permit Buyer and its authorized representatives to make such copies thereof as they may reasonably request; provided, however, that no investigation pursuant to this Section 5.03 shall affect or be deemed to modify any representation or warranty made herein. In furtherance, and not in limitation of the foregoing, Seller shall make available to Buyer all information necessary or appropriate for the preparation and filing of all real property and real estate transfer tax returns and reports required by reason of the Merger. Upon reasonable notice, Buyer shall (and shall cause its Subsidiaries to) provide to Seller and its representatives (including, without limitation, directors, officers and employees of Seller and its affiliates and counsel, accountants and other professionals retained by Seller) such books, records and such other information relating to Buyer and its Subsidiaries as Seller may reasonably request, but only to the extent such access and information is reasonably required for the preparation of Seller's Fairness Opinion, for Seller to determine Buyer's ability to perform its obligations under this Agreement or for inclusion in the Proxy Statement to be mailed to Seller's stockholders. Buyer and Seller will not, and will cause their respective representatives not to, use any information obtained pursuant to this
Section 5.03 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of applicable law, Buyer and Seller will keep confidential, and will cause their respective representatives to keep confidential, all information and documents obtained pursuant to this Section 5.03 unless such information (i) was already known to such party or an affiliate of such party, other than pursuant to a confidentiality agreement or other confidential relationship, (ii) becomes available to such party or an affiliate of such party from other sources not known by such party to be bound by a confidentiality agreement or other obligation of secrecy, (iii) is disclosed with the prior written approval of the other party or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto (or an affiliate of any party hereto) to be returned to the party that furnished the same.

Section 5.04 Certain Filings, Consents and Arrangements. Except as otherwise specifically designated to Seller by this Section, Buyer shall as soon as practicable and in cooperation with Seller (and in any event within 30 days after the date hereof) make, or cause to be made, any filings and applications and provide any notices required to be filed or provided in order to obtain all approvals, consents and waivers of Governmental Entities and third parties necessary or appropriate for the consummation of the transactions contemplated hereby. Buyer shall provide Seller and its counsel with copies of the public portion of all filings, applications and notices submitted to any Governmental Entity at the time of filing, provided, however, that Buyer shall provide Seller and its counsel with a reasonable opportunity to review any such filings requiring the signature of Seller or Seller S&L in advance of filing. Seller shall as soon as practicable and in cooperation with Buyer (and in any event within 15 days after Buyer's filings with Government Entities) make, or cause to be made, any filings and applications and provide any notices required to be filed or provided in order to obtain all approvals, consents and waivers of the Office of Thrift Supervision which are required to effect the transactions contemplated by this Agreement, such applications to be filed at Seller's expense. Seller shall provide Buyer with copies of any such filings, applications and notices filed with the Office of Thrift Supervision at the time of filing. Buyer and Seller agree that time is of the essence in pursuing the Requisite Regulatory Approvals. Section 5.05 Additional Actions. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all commercially reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including the Merger, as expeditiously as possible, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

Section 5.06 Publicity. Seller and Buyer shall consult with each other in issuing any press releases or otherwise making public statements with respect to the Merger and any other transaction contemplated hereby and in making any filings with any Governmental Entity or with any national securities exchange or the NASD with respect thereto. Section 5.07 Stockholders Meeting. Seller shall take all action necessary, in accordance with applicable law and its Certificate of Incorporation and Bylaws, to convene a meeting of its stockholders ("Stockholder Meeting") as promptly as practicable for the purpose of considering and voting on approval and adoption of this Agreement, the Merger and the other transactions provided for in this Agreement. Except as otherwise provided in Section 5.01, the Board of Directors of Seller shall (a) recommend at its Stockholder Meeting that the stockholders vote in favor of and approve the transactions provided for in this Agreement and (b) use its commercially reasonable efforts to solicit such approvals. Seller may employ professional proxy solicitors to assist in contacting stockholders in connection with soliciting favorable votes on the Merger.

Section 5.08 Proxy Statement. For the purposes of holding the Seller Stockholders Meeting, Seller shall prepare a proxy statement satisfying in all material respects all applicable requirements of the Exchange Act, and the rules and regulations thereunder. Buyer agrees to provide for inclusion in such proxy statement all information reasonably necessary to satisfy the requirements of the Exchange Act and the rules and regulations thereunder and such information shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated in such proxy statement with respect to Buyer or its Subsidiaries or to make the statements therein with respect to Buyer or its Subsidiaries not misleading.

Section 5.09 Notification of Certain Matters. Each party shall give prompt notice to the other of: (a) any event or notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of each party and its Subsidiaries taken as a whole to which each party or any Subsidiary is a party or is subject; and (b) any event, condition, change or occurrence which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Effect with respect to such party and its Subsidiaries taken as a whole, each of Seller and Buyer shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by this Agreement.

Section 5.10 Employees.

           a) All persons who are employees of Seller or any of its Subsidiaries immediately prior to the Effective Time and whose employment is not specifically terminated at or prior to the Effective Time (a "Continuing Employee") shall, at the Effective Time, remain employees of the Surviving Corporation or any of its Subsidiaries. All of the Continuing Employees shall be employed at the will of Buyer and no contractual right to employment shall inure to such employees because of this Agreement. At any time after the receipt of the Requisite Regulatory Approvals and Stockholder approval for the transactions contemplated by this Agreement, or by mutual consent prior thereto, Seller shall (i) allow Buyer to conduct interviews with the existing employees of Seller and Seller S&L and to communicate with the employees regarding the terms of their employment which will be in effect on or after the Effective Time and (ii) allow Buyer to conduct training sessions for employees of Seller and its Subsidiaries at Buyer's or Seller S&L's facilities. All such training sessions shall be scheduled so as to have minimal impact upon the employees' performance of their normal daily duties.

           b) Immediately following the Effective Time, each Continuing Employee shall be eligible to participate in Buyer's benefit plans on the same basis as a new employee of Buyer (it being understood that inclusion of Continuing Employees in Buyer's benefit plans may occur at different times with respect to different plans). Service with Seller or its Subsidiaries shall be treated as service with Buyer for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitation with respect to any Buyer "welfare benefit plan", as defined in
Section 3(1) of ERISA. Each Continuing Employee shall receive credit for service with Seller or its Subsidiaries for purposes of any employee benefit plans or computing vacation pay benefits.

           c) At or immediately prior to the Effective Time, Seller shall cash out or sell for the amount of the cash surrender value of existing life insurance policies owned by Seller, other than any policies Buyer shall request Seller to retain.

           d) Seller shall not encourage the further exercise of any Seller Options and shall advise optionees as to the payments to which they will be entitled hereunder.

           e) Prior to December 15, 2000, Seller shall make to the Seller Employee Stock ownership Plan ("ESOP") a contribution of $406,340.31, which shall be allocated for the plan year for the fiscal year ended September 30, 2000. Seller shall also be permitted to make a contribution equal to the lesser of 25% of eligible payroll as determined pursuant to such plan or the maximum contribution permitted by Section 415 of the Internal Revenue Code ("IRC") in each case covering the period from October 1, 2000 to the close of business on the day prior to the Effective time. Seller represents and warrants that no contributions made pursuant to this paragraph will exceed the limitations of
Section 415 of the IRC. However, (i) the amount of the contributions made pursuant to the preceding two sentences shall be used by the ESOP only to make payments on the then remaining unpaid loan balance owed by the ESOP only to Seller, and (ii) the amount of the foregoing contributions shall in no event exceed the then remaining unpaid loan balance.

f) Prior to the Effective Time, the Seller ESOP shall be amended to state that any Merger Consideration remaining after repayment of the loan between Seller and the ESOP shall be allocated as investment earnings of the ESOP to the ESOP accounts of employees of Seller or any of its Subsidiaries who are ESOP participants and beneficiaries (the "ESOP Participants") in accordance with the terms of the ESOP as amended with respect to such termination and as in effect on the Effective Time. All ESOP Participants shall fully vest and have a nonforfeitable interest in their accounts under the ESOP determined as of the Effective Time. As soon as practicable after the Effective Time, any loan between Seller and the ESOP shall be repaid in full from the Merger Consideration received by the ESOP for unallocated shares of Seller Common Stock held by the ESOP upon the conversion of such shares into cash pursuant to this Agreement. As soon as reasonably practicable after the ESOP loan has been repaid, Buyer shall terminate the ESOP and shall file an application for determination with the Internal Revenue Service ("IRS") as to the tax qualified status of the ESOP upon its termination under Section 401(a) and 4975(e)(7) of the IRC (the "Determination Letter"). As soon as reasonably practicable after the receipt of a favorable Determination Letter from the IRS, Buyer shall instruct the ESOP Trustee to make distributions of the benefits under the ESOP to the ESOP Participants in accordance with the provisions of the ESOP.

           g) Buyer agrees to honor the Cameron Financial Corporation Severance Plan, a copy of which is attached to Seller's Disclosure Letter.

Section 5.11 Indemnification. Unless prohibited by law or regulation in effect at the time a Claim (as defined below) is pending and except as provided in
Section 5.11a) below, from the Effective Time through six (6) years after the Effective Time, Buyer (and any successor) agrees to indemnify each director, officer and employee of Seller and Seller S&L serving in such capacities as of the date of this Agreement (each, an "Indemnified Party"), from and against Indemnified Payments and Indemnified Expenses (as both terms are defined below) incurred in connection with Claims brought against any Indemnified Party, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, provided that in the case of any Claims asserted prior to the Effective Time Buyer has been notified of such Claims prior to Closing. Buyer further agrees, subject to applicable regulatory restrictions, to advance any reasonable Indemnified Expenses to such Indemnified Party as they are from time to time incurred provided that the Indemnified Party to whom expenses are being advanced provides a written undertaking to repay such expenses if it is ultimately determined that such person is not entitled to Indemnification.

           As used herein, the foregoing terms have the following meanings:

           A "Claim" is any threatened, pending or completed action, suit, investigation or proceeding (whether civil, criminal, administrative or investigative) which relates to services rendered prior to the Effective Time by an Indemnified Party on behalf of Seller or its Subsidiaries.

           "Indemnified payments" shall mean judgments, fines and amounts paid in settlement of Claims.

           "Indemnified expenses" shall mean all costs and expenses (including but not limited to attorneys' fees) actually and reasonably incurred by an Indemnified Party in connection with defending against such Claims.

           a) Buyer shall not be required to indemnify any Indemnified Party from and against Indemnified expenses and/or Indemnified payments if i) a final non-appealable order is entered by a court or administrative tribunal having jurisdiction pursuant to a Claim brought by a person other than the Office of Thrift Supervision ("OTS") that such Indemnified Party's conduct was knowingly fraudulent, deliberately dishonest, or willful misconduct and the Claim giving rise to the entry of such order was brought by a third party; or ii) a final non-appealable order is issued by an administrative tribunal or court having jurisdiction pursuant to a Claim brought by the OTS or a settlement agreement is entered into between the Indemnified Party and the OTS: x) imposing a civil money penalty against the Indemnified Party; y) removing the Indemnified Party from office or prohibiting such person from participating in the conduct of Buyer; or z) directing the Indemnified Party to cease and desist taking any of the actions set forth in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C. ss. 1818(b)).


           b) Any  Indemnified  Party  wishing  to claim  indemnification  under
Section 5.11, must (i) upon learning of any such Claim, promptly notify Buyer thereof and provide to Buyer copies of all written materials related to the Claim and any other information related to such Claim; (ii) consent to the defense of any such Claim by competent counsel chosen by Buyer; and (iii) cooperate in the defense of any such matter by offering testimony and by complying with all reasonable requests made by Buyer or by counsel hired by Buyer. Buyer shall not be liable for any settlement effected by an Indemnified Party without its prior written consent, which consent may not be withheld unless such settlement is unreasonable in light of such Claims against, or defenses available to, such Indemnified Party. If Buyer assumes the defense of any such Claim pursuant to this Section 5.11b), Buyer shall not be liable to such Indemnified Party for any legal expenses of additional counsel subsequently incurred by such Indemnified Party in connection with the defense thereof. If Buyer does not elect to assume such defense within thirty days from the date Buyer receives notice of the Claim, the Indemnified Party may retain counsel satisfactory to such Indemnified Party, and Buyer shall remain responsible for the reasonable fees and expenses of such counsel as set forth above.

           c) Buyer shall pay all reasonable Costs, including attorneys' fees and expenses, that may be incurred by any Indemnified Party in successfully enforcing the indemnity and other obligations provided for in this Section 5.11 to the fullest extent permitted by law. The rights of each Indemnified Party under this paragraph (c) shall be in addition to any other right of indemnification under this Section 5.11.

           d) If Buyer or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Buyer assume the obligations set forth in this Section 5.11.

           e) The provisions of this Section 5.11 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and the heirs, executors, and administrators of such Indemnified Party. Section 5.12
Acquisition Sub. Prior to the Effective Time, Buyer will take any and all necessary action to cause (i) Acquisition Sub to become a direct wholly-owned subsidiary of Buyer and (ii) the directors and the stockholder of Acquisition Sub to approve the transactions contemplated by this Agreement.

                     Article VI. Conditions to Consummation

Section 6.01 Conditions to Each Party's Obligations. The respective obligations of each party to effect the Merger and any other transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions:

           a) This Agreement shall have been approved by the requisite vote of Seller's stockholders in accordance with applicable laws and regulations.

           b) The Requisite Regulatory Approvals, the consent of the OTS and any other required waivers with respect to this Agreement and the transactions contemplated hereby shall have been obtained and shall remain in full force and effect, and all statutory waiting periods shall have expired; and all other consents, waivers and approvals of any third parties which are necessary to permit the consummation of the Merger and the other transactions contemplated hereby shall have been obtained or made except for those the failure to obtain would not have a Material Adverse Effect (i) on Seller and its Subsidiaries taken as a whole or (ii) on Buyer and its Subsidiaries taken as a whole. No such approval or consent shall have imposed any condition or requirement that would so materially and adversely impact the economic or business benefits to Buyer or Seller of the transactions contemplated hereby that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

           c) No party hereto shall be subject to any order, decree, ruling or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement and no Governmental Entity shall have instituted any proceeding for the purpose of enjoining or prohibiting the consummation of the Merger or any transactions contemplated by this Agreement.

           d) No statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger or any other transactions contemplated by this Agreement.

Section 6.02 Conditions to the Obligations of Buyer. The obligations of Buyer to effect the Merger and any other transactions contemplated by this Agreement shall be further subject to the satisfaction of the following additional conditions:

           a) The obligations of Seller required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of Seller contained in this Agreement shall be true and correct, subject to Section 3.01 and Section 3.02, as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date), and Buyer shall have received a certificate to the foregoing effect signed by the president and the chief financial officer of Seller.

           b) Buyer shall have received the opinion of counsel of Seller with respect to those matters set forth on Exhibit B hereto in form and substance reasonably satisfactory to Buyer.

           c) Seller's Adjusted Stockholders' Equity shall be not less than $39,500,000.


Section 6.03 Conditions to the Obligations of Seller. The obligations of Seller to effect the Merger, and any other transactions contemplated by this Agreement shall be further subject to the satisfaction of the following additional conditions:

           a) The obligations of Buyer required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of Buyer contained in this Agreement shall be true and correct, subject to Section 3.01 and Section 3.02, as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date), and Seller shall have received a certificate to the foregoing effect signed by the president and the chief financial officer of Buyer.

           b) Buyer shall have demonstrated to the satisfaction of the Seller that Buyer has set aside sufficient cash to pay the aggregate Merger Consideration and the amounts payable to holders of stock options and unvested restricted shares.


                          Article VII. Data Processing

Section 7.01 Sample Data. Seller shall provide to Buyer, a machine-readable data tape of all of Seller S&L's loan and deposit accounts, together with a written description of the file, record, and field data types and formats, to allow Buyer to prepare for a data processing conversion, at a date prior to Closing agreed upon between Buyer and Seller. The data tape shall include summary interest accrual and payment information for the current year to date, except that the name and address information may, at Seller's option, be encoded in such a way that the actual identities of Seller S&L's customers cannot be determined.


Section 7.02 Information for Check Ordering. After receipt of the Requisite Regulatory Approvals of the transactions contemplated by this Agreement, Seller shall provide to Buyer a machine-readable data tape of all of Seller S&L's deposits, including all customer name and address information, to enable Buyer to begin ordering checks, deposit slips, and other transaction items for use by its customers.


Section 7.03 Installation of Data Circuits. After the effective date of this Agreement, Seller shall cause Seller S&L to give Buyer reasonable access to Seller S&L's locations during normal business hours for the purposes of installing and testing data circuits and data processing equipment, provided that the location, installation, and testing of said circuits and equipment shall not be permitted to disrupt Seller S&L's normal daily functions and operation. In the event that this Agreement is terminated without consummation of the planned transactions, Buyer shall remove its data processing equipment and circuits within 30 days after the termination and shall repair promptly any damage done to Seller S&L's property during the installation or removal, all at Buyer's sole expense.

                           Article VIII. Termination

Section 8.01 Termination. This Agreement may be terminated, and the Merger abandoned, at or prior to the Effective Time, either before or after any requisite stockholder approval:

           a) by the mutual consent of Buyer and Seller in a written instrument, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board; or

           b) by Buyer or Seller, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of the failure of the stockholders of Seller to approve the Agreement at the Stockholder Meeting; or

           c) by Buyer or Seller, by written notice to the other party, if either (i) any approval, consent or waiver of a governmental agency required to permit consummation of the transactions contemplated hereby shall have been unappealably denied or (ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement; or

           d) by Buyer or Seller, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by April 30, 2001, unless the failure to so consummate by such time is due to the material breach of any representation, warranty or covenant contained in this Agreement by the party seeking to terminate; or

           e) by Buyer or Seller (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of (i) a failure to perform or comply by the other party with any covenant or agreement of such other party contained in this Agreement, which failure or non-compliance is material in the context of the transactions contemplated by this Agreement, or (ii) subject to Section
3.02a), any inaccuracies, omissions or breach in the representations, warranties, covenants or agreements of the other party contained in this Agreement the circumstances as to which either individually or in the aggregate have, or reasonably could be expected to have, a Material Adverse Effect on such other party; in either case which has not been or cannot be cured within 30 calendar days after written notice thereof is given by the party seeking to terminate to such other party; or

           f) by Seller, if the Board of Directors of Seller reasonably determines by vote of a majority of the members of its entire Board that an Acquisition Proposal is a Superior Proposal.

           g) by Buyer, if more than 10% of Seller's stockholders exercise dissenters' or appraisal rights under applicable law by delivering a written demand for appraisal of their shares to Seller prior to the stockholders vote on the Merger.

           h) by Buyer, if there shall have been a change in the condition of Seller between the date of Buyer's initial due diligence and the closing date which constitutes a Material Adverse Effect and Buyer shall have given written notice thereof to the Seller and within 30 days thereafter Seller shall have failed to cure such change. Buyer shall be entitled to a final due diligence review, on site, at Seller S&L's locations, during the last five days prior to the Effective Time, solely for the purpose of confirming that there have been no changes since the date of Buyer's initial due diligence having a Material Adverse Effect in the condition of Seller.

           i) by Buyer, if the Requisite Regulatory Approvals are subject to conditions reasonably unacceptable to Buyer.

Section 8.02 Termination Fee. In the event that Seller terminates this Agreement pursuant to Section 8.01f) and, within 12 months after the termination of this Agreement, Seller or Seller S&L enters into a definitive agreement with the person that made the Superior Proposal then Seller shall, within 10 business days following written demand by Buyer, pay to Buyer $500,000.

Section 8.03 Effect of Termination. In the event of termination of this Agreement by either Buyer or Seller prior to the consummation of the Merger as provided in Section 8.01, this Agreement shall forthwith become void and have no effect except (i) the obligations of the parties under Section 5.03 (with respect to confidentiality and the return of information), Section 8.02 and
Section 10.06 shall survive any termination of this Agreement and (ii) that notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

                     Article IX. Closing and Effective Time

Section 9.01 Effective Time. The closing of the transactions contemplated hereby ("Closing") shall take place at the offices of Buyer, unless another place is agreed to by Buyer and Seller, on a date agreed to by Buyer and Seller ("Closing Date") that is no later than 30 days following the date on which the expiration of the last applicable waiting period in connection with notices to and approvals of governmental authorities shall occur and all conditions to the consummation of this Agreement are satisfied or waived, or on such other date as may be agreed to by the parties. Prior to the Closing Date, Acquisition Sub and Seller shall execute a Certificate of Merger in accordance with all appropriate legal requirements, which shall be filed as required by law on the Closing Date, and the Merger provided for therein shall become effective on the date and at the time the Certificate of Merger reflecting the Merger shall become effective with the Secretary of the State of Delaware (the "Effective Time").

Section 9.02 Deliveries at the Closing. Subject to the provisions of Article VI and Article VIII, on the Closing Date there shall be delivered to Buyer and Seller the documents and instruments required to be delivered under Article VI.

Article X. Certain Other Matters

Section 10.01 Certain Definitions; Interpretation. As used in this Agreement, the following terms shall have the meanings indicated:

           "Affiliate" means any person (a) which directly or indirectly controls, or is controlled by, or is under common control with any other person or any Subsidiary of that other person; (b) which directly or beneficially owns or controls 5% or more of any class of voting stock of another person or any

Subsidiary of that other person; or (c) of which 5% or more of any class of voting stock is owned directly or beneficially by any other person or any Subsidiary of that other person.

           "Person" includes an individual, corporation, limited liability company, partnership, association, trust or unincorporated organization.

           When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, Exhibit or Schedule to, this Agreement unless otherwise indicated the table of contents and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to gender in this Agreement shall be deemed to include any other gender.

Section 10.02 Survival. Only those agreements and covenants of the parties that are by their terms applicable in whole or in part after the Effective Time, including Section 5.03, Section 5.10 and Section 5.11 of this Agreement, shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Agreement and shall not survive the Effective Time.

Section 10.03 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (i) waived in writing by the party benefited by the provision or (ii) amended or modified at any time by an agreement in writing between the parties hereto except that, after the vote by the stockholders of Seller, no amendment or modification may be made that would reduce the amount or alter or change the kind of consideration to be received by holders of Seller Common Stock or contravene any provision of the DGCL or the federal banking laws, rules and regulations.

Section 10.04 Counterparts. This Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

Section 10.05 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles.

Section 10.06 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.


Section 10.07 Notices. All notices, requests, acknowledgments and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, overnight courier or facsimile transmission (confirmed in writing) to such party at its address or facsimile number set forth below or such other address or facsimile transmission as such party may specify by notice (in accordance with this provision) to the other party hereto.

           If to Seller, to:

           Cameron Financial Corporation
           1304 North Walnut, P.O. Box 555
           Cameron, Missouri 64429
           Fax (816) 632-2157

           With copies to:
           Stinson, Mag & Fizzell, P.C.
           1201 Walnut St., Suite 2800
           Kansas City, Missouri 64106
           Attn:  John Granda, Esq.
           Fax (816) 691-3495

           If to Buyer, to:

           Rick L. Smalley, Co-CEO and President
           Dickinson Financial Corporation
           1100 Main Street, Suite 350
           Kansas City, Missouri 64105
           Fax (816) 472-5211

           and

           David M. Seymour, Co-CEO
           Dickinson Financial Corporation
           1100 Main Street, Suite 350
           Kansas City, Missouri 64105
           Fax (816) 472-5211

           With copies to:

           Amy Dickinson Holewinski, Esq.
           Dickinson Financial Corporation
           1100 Main Street, Suite 350
           Kansas City, Missouri 64105
           Fax (816) 472-5211

Section 10.08 Entire Agreement, Etc. This Agreement, together with the Disclosure Letters, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except for Sections
5.10 and 5.11 which confer rights on the parties described therein, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 10.09 Specific Performance. Buyer and Seller agree that the franchise value of Seller S&L represents a unique asset and that the failure of either party to perform the terms of this Agreement would cause irreparable harm for which monetary damages would be totally inadequate. Therefore, either party shall be entitled to specific performance of the terms of this Agreement. Nothing contained in this Agreement, however, shall be deemed as granting to Buyer control over Seller or Seller S&L prior to the Effective Time. Until the Requisite Regulatory Approvals and Seller's Stockholders Approvals have been received, a breach of this Agreement by either party may be remedied only by an action for money damages.

Section 10.10 Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party hereto without the written consent of the other party.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                            DICKINSON FINANCIAL CORPORATION



                            By:  /s/ Rick L. Smalley
                                                    ----------------------------
                            Name: Rick L. Smalley
                                                 -------------------------------
                            Title:  President
                                             -----------------------------------



                            CAMERON FINANCIAL CORPORATION



                            By: /s/ Jon N. Crouch
                                                 -------------------------------
                            Name: Jon. N. Crouch
                                                --------------------------------
                                      Chairman of the Board







                            DFC ACQUISITION CORPORATION FOUR





                            By: /s/ Amy Dickinson Holewinski
                                                            --------------------
                            Name: Amy Dickinson Holewinski
                                                          ----------------------
                                      President


                                    EXHIBIT A

                 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION

      Name                                                      Position
Ann K. Dickinson                                             Chairman and Director
Paul H. Shepherd                                             Vice Chairman, General Counsel & Director
Rick L. Smalley                                              President, Co-CEO, COO & Director
David M. Seymour                                             Executive Vice President, Co-CEO & Director
Amy Dickinson Holewinski                                     Vice President and Director
Daniel L. Dickinson                                          Vice President and Director
Robinette R. Spooner                                         Secretary
Dennis P. Ambroske                                           Treasurer


                                    EXHIBIT B

LEGAL OPINION OF COUNSEL TO SELLER*

1. Seller is a corporation validly existing and in good standing under the laws of the State of Delaware and is registered as a savings and loan holding company under the Home Owners' Loan Act, as amended.

2. Seller S&L is a stock savings association validly existing and in good standing under the laws of the United States of America.

3. (i) The authorized capital stock of Seller consists of 10,000,000 shares of Seller Common Stock, par value $.01 per share, and 2,000,000 shares of preferred stock, par value $.01 per share. As of the date of this Agreement (A) 3,026,928 shares of Seller Common Stock had been issued, of which 1,914,049 shares issued and outstanding, (B) no shares of Seller preferred stock were issued and outstanding, (C) no shares of Seller Common Stock were reserved for issuance, except that 185,130 shares of Seller Common Stock were reserved for issuance pursuant to the Seller Option Plan, (D) no shares of Seller preferred stock were reserved for issuance and (E) 1,113,279 shares of Seller Common Stock were held by Seller in its treasury or by its Subsidiaries. The authorized capital stock of Seller S&L consists of 10,000,000 shares of common stock, par value $.01 per share, and 2,000,000 shares of preferred stock. As of the date of this Agreement, 3,026,928 shares of such common stock were outstanding, no shares of such preferred stock were outstanding and all outstanding shares of such common stock were, and as of the Effective Time will be, owned of record and, both legally and beneficially by Seller. All outstanding shares of capital stock of Seller are duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights and, with respect to shares of Seller held by Seller in its treasury or by its Subsidiaries and shares of Seller S&L, are free and clear of all liens, claims, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws), and there are no agreements or understandings with respect to the voting or disposition of any such shares. Seller's Disclosure Letter sets forth a complete and accurate list of all outstanding options to purchase Seller Common Stock that have been granted pursuant to the Seller Option Plan, including the names of the optionees, dates of grant, exercise prices, dates of vesting, dates of termination and shares subject to each grant.

           (ii) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders may vote of Seller are issued or outstanding.

           (iii) As of the date of this Agreement, except for options granted pursuant to the Seller Option Plan, neither Seller nor any of its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating Seller or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of Seller or any of its Subsidiaries or obligating Seller or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. To counsel's knowledge, as of the date hereof, there are no outstanding contractual obligations of Seller or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Seller or any of its Subsidiaries.

4. The execution, delivery and performance by Seller of the Merger Agreement is within Seller's corporate power and authority and have been duly authorized by all necessary actions in the part of Seller, Seller's shareholders, and the Office of Thrift Supervision.

--------------------

* Opinion to be subject to customary extensions, conditions and limitations as reasonably agreed upon by Buyer's and Seller's respective attorneys.

5. The Merger Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms (subject to customary qualifications).

6. The execution, delivery and performance of the Merger Agreement by Seller will not constitute (i) a violation of applicable provisions of statutory law or regulation or any judgment, decree or order disclosed in Seller's Disclosure Letter to which Seller or any of its Subsidiaries is subject or (ii) a violation of the certificate of incorporation or bylaws of Seller or the similar organizational documents of any of its Subsidiaries or (iii) to counsel's knowledge, a breach or violation of, or default under (or an event which, with due notice or lapse of time or both, would constitute a default under) under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Seller or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject.

                                                                       Exhibit C
                                                                       ---------



                               AGREEMENT TO MERGE



                                     Between



                       BANK MIDWEST, NATIONAL ASSOCIATION



                                       And



                 THE CAMERON SAVINGS AND LOAN ASSOCIATION, F.A.



                              Under the charter of



                 BANK MIDWEST, NATIONAL ASSOCIATION (No. 22015)



                               under the title of



                       BANK MIDWEST, NATIONAL ASSOCIATION





                     DATED AS OF: _______________ ___, 2000

                     THIS AGREEMENT TO MERGE (this "Agreement") is entered into by the following associations:



           Bank Midwest, National Association ("Buyer Bank"), a banking association organized under the laws of the United States of America, located at 1100 Main Street, Kansas City, Jackson County, Missouri 64105, with a capital of $30 million, divided into 300,000 shares of common stock, each of $100 par value, surplus of $________ million, undivided profits and capital reserves of $_______ million, as of ____________, 2000;



           The Cameron Savings and Loan Association, F.A. ("Seller S&L"), a savings association organized under the laws of the United States of America, located at 1304 North Walnut Street, Cameron, DeKalb County, Missouri 64429, with a capital of $30,269.28, divided into 3,026,928 shares of common stock, each of $.01 par value, surplus of $__________, undivided profits and capital reserves of $_________, as of _____________, 2000;


Each of the constituent associations is acting pursuant to a resolution of its board of directors, adopted by the vote of a majority of its directors, pursuant to the authority given by and in accordance with the provisions of the Act of November 7, 1918, as amended (12 USC ss. 215c).



           IN CONSIDERATION of the recitals above, of the mutual covenants and agreements set forth below, and of other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each party, the parties agree as follows, intending to be legally bound:



           1. NATURE OF TRANSACTION. Subject to all the terms and conditions of this Agreement, Seller S&L will be merged into Buyer Bank under the charter of the Buyer Bank (the "Bank Merger") at the Bank Merger Effective Date (as defined in Section 10 hereof).



           2. NAME OF RESULTING ASSOCIATION.  The name of the resulting national
banking  association  (the  "Association")  shall  be  Bank  Midwest,   National
Association.



           3. BUSINESS OF ASSOCIATION. The business of the Association shall be that of a national banking association. This business shall be conducted by the Association at its main office, which shall be located at 1100 Main Street, Kansas City, Missouri 64105, and at its legally established branches.



           4. CAPITAL STOCK. The amount of the capital stock of the Association after consummation of the Bank Merger shall be $____ million, divided into 300,000 shares of common stock, each of $100 par value, and on the Bank Merger Effective Date, the Association shall have surplus of not less than $___ million, and undivided profits, including capital reserves, which when combined with the capital and surplus will be equal to the combined capital structures of Buyer Bank and Seller S&L as stated in the preamble of this Agreement, adjusted however, for normal earnings and expenses (and if applicable, any purchase accounting adjustments) between ________, 2000 and the Bank Merger Effective Date.



           5. VESTING OF ASSETS AND LIABILITIES. Upon the Bank Merger Effective Date, and subject to all the terms and conditions of this Agreement, all assets of Seller S&L as they exist on the Bank Merger Effective Date shall pass to and vest in Buyer Bank without any conveyance or other transfer, and Buyer Bank shall be responsible thereafter for all of the liabilities of Seller S&L of every kind and description, as they exist on the Bank Merger Effective Date.



           6. LIQUIDATION ACCOUNT. For purposes of granting a limited priority claim to the assets of the Association in the unlikely event (and only upon such event) of a complete liquidation of the Association to persons who continue to maintain savings accounts with the Association after the Bank Merger, and who, immediately prior to the Bank Merger had a subaccount balance (as described in 12 C.F.R. ss. 563b.3(f)(4)) with respect to any liquidation account of Seller S&L, the Association shall, at the time of the Bank Merger, establish a liquidation account(s) in an amount equal to the liquidation account(s) of Seller S&L immediately prior to the Bank Merger Effective Date, which liquidation account(s) shall participate pari passu with any other liquidation accounts of the Association. If the balance in any savings account to which a subaccount balance relates at the close of business on the last day of any fiscal year of the Association after the Bank Merger Effective Date is less than the balance in such savings account at the Bank Merger Effective Date or at the close of business on the last day of any other fiscal year of the Association after the Bank Merger Effective Date, such subaccount balance shall be reduced in an amount proportionate to the reduction in such savings account balance. No subaccount balance shall be increased, notwithstanding any increase in the balance of the related savings account. If such related savings account is closed, such subaccount shall be reduced to zero upon such closing. In the event of a complete liquidation of the Association, and only in such event, the amount distributable to each account holder will be determined in accordance with the rules and regulations of the Office of Thrift Supervision pertaining to conversions by savings associations from mutual to stock form of organization, on the basis of such account holder's subaccount balance with the Association at the time of its liquidation. No merger, consolidation, purchase of bulk assets with assumption of savings accounts and other liabilities, or similar transaction, whether or not the Association is the surviving institution, will be deemed to be a complete liquidation for this purpose, and, in any such transaction, the liquidation account shall be assumed by the surviving institution.



           7. CONVERSION OF SHARES--BANK MERGER. Upon the Bank Merger Effective Date, subject to all the terms and conditions of this Agreement, the existing common stock of Buyer Bank and Seller S&L shall be converted into new stock of Buyer Bank on a book value to book value basis, adjusted to result in 300,000 shares of the Association outstanding, as follows:


                     7.1 SELLER S&L SHARES. Each outstanding share of Seller S&L shall be converted into _________ new shares of the Association, rounded to the nearest whole share without payment for any fractional shares upon consummation of the Bank Merger.

                     7.2 BUYER BANK SHARES. Each share of Buyer Bank shall be converted into ____________ new shares of the Association, rounded to the nearest whole share without payment for any fractional shares upon consummation of the Bank Merger.



           8. BOARD OF DIRECTORS. The present board of directors of Buyer Bank (named on Exhibit A) shall serve as the board of directors of the Association until the next annual meeting or until such time as their successors have been elected and have qualified.



           9. ARTICLES OF ASSOCIATION. The Articles of Association attached as Exhibit B shall be the Articles of Association of the Association.



           10. EFFECTIVE DATE OF MERGER. The Bank Merger shall become effective on the date specified by the Office of the Comptroller of the Currency in its official certification of the Bank Merger (the "Bank Merger Effective Date").



           11. CONDITIONS PRECEDENT. The respective obligations of each party to effect the Bank Merger shall be subject to the satisfaction of the following conditions:
                     (a) Consummation of The Merger. A merger between Cameron Financial Corporation, a Delaware corporation ("Seller") and DFC Acquisition Corporation Four, a Delaware corporation ("Acquisition Sub"), shall have been consummated in accordance with the terms and conditions of the Agreement and Plan of Merger, dated as of October 6, 2000 (the "Holding Company Merger Agreement"), by and between Seller, Acquisition Sub and Dickinson Financial Corporation, a Missouri corporation .


                     (b) Stockholder Approvals. This Agreement and the transactions contemplated hereby shall have been duly approved, ratified and confirmed by the unanimous written consent of the stockholders of Buyer Bank and Seller S&L. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental entity which prohibits, restricts or makes illegal the consummation of the Bank Merger.

                     (c) Other Approvals and Notifications. The enforceability of all aspects of this Agreement are - subject to the express condition precedent that the required approvals and clearances of all state and federal regulatory agencies must be received regarding all transactions contemplated by or associated with this Agreement, or any other applicable federal or state regulators, and all applicable waiting periods must have expired.

                     (d) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Bank Merger shall be in effect.

           12. TERMINATION OF AGREEMENT. This Agreement may be terminated as follows:

                     12.1 Termination of Holding Company Merger Agreement. This Agreement shall be terminated immediately and without any further action on the part of Seller S&L or Buyer Bank upon any termination of the Holding Company Merger Agreement.

                     12.2 Mutual Agreement. The parties to this Agreement may terminate this Agreement by mutual agreement of Seller S&L and Buyer Bank at any time.


                     12.3 Regulatory Disapproval. Either party may terminate this Agreement by written notice to the other party if any regulatory agency whose approval is required disapproves this transaction, unless an appropriate appeal or challenge to the disapproval is initiated within 30 days after the disapproval and pursued diligently, to a conclusion.


                     12.4 Lapse of Time. Either party may terminate this Agreement by written notice to the other party if the transactions contemplated herein have not been approved on or before April 30, 2001.


                     12.5 Effect of Termination. In the event of termination of this Agreement as provided herein, this Agreement shall forthwith become void and there shall be no liability or obligation under this Agreement on the part of Seller S&L, Buyer Bank or their respective officers, directors or affiliates, except that no party shall be relieved or released from any damages or liabilities arising out of any willful breach of this Agreement.


           13. AMENDMENT. This Agreement may be amended by the parties hereto in writing signed on behalf of each of the parties hereto.


           14. MISCELLANEOUS. a) Neither this Agreement or any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party. b) This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same instrument. c) Headings are inserted into this Agreement for convenience only and shall not be considered in construing any provision. d) This Agreement has been negotiated and executed in, and shall be performed in, the State of Missouri and shall be governed by its internal laws, except to the extent that federal law controls. e) Except as provided herein, each party shall pay its own professional expenses for any advisers required for the execution of this Agreement. f) Any notice required by this Agreement shall have been properly given if, and shall be effective when, personally delivered, sent by certified mail (return receipt requested) or nationally-known private overnight carrier, or transmitted by facsimile (with confirmation), postage or transmission costs pre-paid, to the address of the party to receive the notice as given at the beginning of this Agreement. g) This Agreement constitutes the entire agreement of the parties and supercedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. h) Time shall be of the essence in the performance of this Agreement, but no delay in enforcing any right or remedy under this Agreement shall be construed to be a waiver of that or any other right or remedy. i) The provisions of this Agreement are separable. The invalidity or illegality of any provision shall not be a bar to the enforcement of any other provision. j) In the event of any litigation regarding the negotiation, execution, terms or performance of this Agreement, the prevailing party shall be entitled to receive its costs, expenses and reasonable attorneys' fees. k) All exhibits and attachments to this Agreement are incorporated into this Agreement by reference as if fully set forth herein. l) This Agreement may be adopted, certified and executed in separate counterparts, each of which shall be considered one and the same agreement and shall become effective when all counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.



           IN WITNESS WHEREOF, Buyer Bank and Seller S&L have caused this Agreement to Merge to be executed by their duly authorized officers as of the ____ day of ________, 2000.



                               BANK MIDWEST, NATIONAL ASSOCIATION





                               By:__________________________________

                                  David M. Seymour, President





           Attest:


           -------------------------

           [NAME], Secretary









                               THE CAMERON SAVINGS AND LOAN ASSOCIATION, F.A.





                               By:__________________________________

                                   Duane E. Kohlstaedt,  President







           Attest:


           ---------------------
          H. Dean Lee, Secretary

           STATE OF ________________)

                                    )ss:

           COUNTY OF _______________)



           On this ______ day of ________, 2000, before me, a notary public for this state and county, personally came Duane Kohlstaedt, as President, and
H. Dean Lee as Secretary, of Bank Midwest, National Association, and each in his/her capacity acknowledged this instrument to be the act and deed of the association.



           WITNESS my official seal and signature this day and year aforesaid.



                                             -------------------------------

           (Seal of Notary)                  Notary Public, ___________ County

                                             My commission expires ___________

           STATE OF ________________)

                                    )ss:

           COUNTY OF _______________)



           On this ______ day of ________, 2000, before me, a notary public for this state and county, personally came Duane Kohlstaedt, as President, and
H. Dean Lee as Secretary, of The Cameron Savings and Loan Association, F.A., and each in his/her capacity acknowledged this instrument to be the act and deed of the association.



       WITNESS my official seal and signature this day and year aforesaid.



                                              ----------------------------------

           (Seal of Notary)                   Notary Public, ___________ County

                                              My commission expires ____________

             APPENDIX B--OPINION OF WILLIAM BLAIR & COMPANY, L.L.C.


                                 October 6, 2000


Board of Directors
Cameron Financial Corporation
1304 North Walnut
Cameron, MO  64429

Members of the Board:

           You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock (other than Dickinson Financial Corporation) (collectively the "Stockholders") of Cameron Financial Corporation ( "Cameron") of the $20.75 per share in cash, subject to the adjustments set forth in the Agreement (defined hereafter), (the "Merger Consideration") proposed to be paid to the Stockholders pursuant to the Agreement and Plan of Merger dated as of October 6, 2000 (the "Agreement") by and among Dickinson Financial Corporation ("DFC"), DFC Acquisition Corporation Four ("Merger Sub") and Cameron. Pursuant to the terms of and subject to the conditions set forth in the Agreement, Cameron will be merged into Merger Sub (the "Merger") and each share of common stock of Cameron, $0.01 par value per share, will be converted into the right to receive the Merger Consideration upon consummation of the Merger.

           We   are   familiar   with   Cameron,    having   provided    certain
investment-banking services to Cameron from time to time, including our Review of Financial and Strategic Alternatives dated May 25, 2000.

           In connection with our review of the proposed Merger and the preparation of our opinion herein, we have examined: (a) the Agreement; (b) certain of Cameron's publicly available financial information as well as certain of Cameron's internal management reports; (c) Cameron's management-prepared financial forecasts for fiscal years 2000 and 2001 (the "Forecasts"); (d) recent and historical market prices and trading activity in Cameron common stock; (e) recent market and financial information of certain other publicly traded companies Blair deemed relevant; (f) information regarding publicly available financial terms of certain other merger-and-acquisition transactions Blair deemed relevant; and (g) certain other publicly available information on each of Cameron and DFC. We have also held discussions with members of the senior management of Cameron to discuss the foregoing, have considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and investment-banking procedures and considerations as we have deemed relevant. In connection with our engagement, we were requested to approach, and held discussions with, third parties to solicit indications of interest in a possible acquisition of Cameron.

           In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with us for purposes of this opinion including without limitation the Forecasts provided by senior management. We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of Cameron or DFC. We have assumed that all of the financial data, including the Forecasts, provided by Cameron and examined by us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Cameron. In that regard, we have assumed, with your consent, that (i) the Forecasts will be achieved in the amounts and at the times contemplated thereby and (ii) all material assets and liabilities (contingent or otherwise) of Cameron are as set forth in Cameron's financial statements or other information made available to us. We express no opinion with respect to the Forecasts or the estimates and judgments on which they are based. Our opinion herein is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We have relied as to all legal matters on advice of counsel to Cameron, and have assumed that the Merger will be consummated on the terms described in the Agreement, without any waiver of any material terms or conditions by Cameron.

           William Blair & Company, L.L.C. has been engaged in the investment-banking business since 1935. We continually undertake the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. In the ordinary course of our business, we may from time to time trade the securities of Cameron for our own account and for the accounts of customers, and accordingly may at any time hold a long or short position in such securities. We have acted as the investment banker to Cameron in connection with the Merger and will receive a fee from Cameron for our services, a significant portion of which is contingent upon consummation of the Merger. In addition, Cameron has agreed to indemnify us against certain liabilities arising out of our engagement.

           Our investment-banking services and our opinion were provided for the use and benefit of Cameron's Board of Directors in connection with its consideration of the transaction contemplated by the Agreement. Our opinion is limited to the fairness, from a financial point of view, to the stockholders of Cameron of the Merger Consideration in connection with the Merger, and we do not address the merits of the underlying decision by Cameron to engage in the Merger and this opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the proposed Merger. It is understood that this letter may not be disclosed or otherwise referred to without prior written consent, except that the opinion may be included in its entirety in a proxy statement mailed to the Stockholders by Cameron with respect to the Merger.

           Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the Stockholders other than DFC.



                                            Very truly yours,





                                            /s/ William Blair & Company, L.L.C.
                                            -----------------------------------
                                            WILLIAM BLAIR & COMPANY, L.L.C.

        APPENDIX C-- SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW


           TEXT OF SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

           262 APPRAISAL RIGHTS. - (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

           (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

           (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(I) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

           (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

           (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

           (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

           (d)       Appraisal rights shall be perfected as follows:

           (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

           (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (I) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

           (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

           (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

           (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

           (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

           (i) The Court  shall  direct  the  payment  of the fair  value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

           (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

           (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

           (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                      PROXY

                          CAMERON FINANCIAL CORPORATION
                         SPECIAL MEETING OF STOCKHOLDERS

                                December 21, 2000


The undersigned hereby appoints Dennis Marshall and Duane Kohlstaedt with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of Cameron Financial Corporation which the undersigned is entitled to vote at a special meeting of stockholders, to be held in the Community Room of the offices of The Cameron Savings & Loan Association, F.A. located at 1304 North Walnut Street, Cameron, Missouri, on December 21, 2000, commencing at 9:00 a.m., local time, and at any and all adjournments thereof, as follows:




1.         To approve the  adoption of the  Agreement  and Plan of Merger  dated
           October  6,  2000  between  Dickinson  Financial   Corporation,   DFC
           Acquisition Corporation Four and Cameron Financial Corporation.

                  FOR                AGAINST                 ABSTAIN
                 [   ]               [    ]                   [   ]

2. In their discretion, upon such other matters as may properly come before the meeting, including a proposal to adjourn or postpone the meeting for the purpose of soliciting additional proxies in favor of Proposal 1.

                  FOR                AGAINST                 ABSTAIN
                 [   ]               [    ]                   [   ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.


THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. THIS PROXY CARD WILL ALSO BE USED TO PROVIDE VOTING INSTRUCTIONS TO THE TRUSTEE FOR ANY SHARES OF COMMON STOCK OF CAMERON FINANCIAL CORPORATION ALLOCATED TO PARTICIPANTS UNDER THE CAMERON SAVINGS & LOAN ASSOCIATION EMPLOYEE STOCK OWNERSHIP PLAN. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the meeting or at any adjournment thereof and after notification to the Secretary of Cameron Financial Corporation at the meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from Cameron Financial Corporation prior to the execution of this proxy of notice of the meeting, and proxy statement dated November 27, 2000.


Dated: ______________, 2000


-----------------------------
SIGNATURE(S) OF STOCKHOLDER(S)

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.



PLEASE  COMPLETE,  DATE,  SIGN AND MAIL  THIS  PROXY  PROMPTLY  IN THE  ENCLOSED
                           POSTAGE-PREPAID ENVELOPE.